================================================================================





                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                                       and

                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 30, 2001

                                 $518,914,226.13

                       Mortgage Pass-Through Certificates
                                 Series 2001-24





================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions..................................................
Section 1.02     Acts of Holders..............................................
Section 1.03     Effect of Headings and Table of Contents.....................
Section 1.04     Benefits of Agreement........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans.................................
Section 2.02     Acceptance by Trustee........................................
Section 2.03     Representations and Warranties of the Master Servicer and
                  the Seller..................................................
Section 2.04     Execution and Delivery of Certificates.......................
Section 2.05     Designation of Certificates; Designation of Startup Day
                  and Latest Possible Maturity Date...........................
Section 2.06     Optional Substitution of Mortgage Loans......................


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01     Certificate Account..........................................
Section 3.02     Permitted Withdrawals from the Certificate Account...........
Section 3.03     Advances by Master Servicer and Trustee......................
Section 3.04     Trustee to Cooperate;
                  Release of Owner Mortgage Loan Files........................
Section 3.05     Reports to the Trustee; Annual Compliance Statements.........
Section 3.06     Title, Management and Disposition of Any REO Mortgage
                  Loan........................................................
Section 3.07     Amendments to Servicing Agreements,
                  Modification of Standard Provisions.........................
Section 3.08     Oversight of Servicing.......................................
Section 3.09     Termination and Substitution of Servicing Agreements.........
Section 3.10     Application of Net Liquidation Proceeds......................
Section 3.11     Act Reports..................................................


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01     Distributions................................................
Section 4.02     Allocation of Realized Losses................................
Section 4.03     Paying Agent.................................................
Section 4.04     Statements to Certificateholders;
                  Reports to the Trustee and the Seller.......................
Section 4.05     Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06     Calculation of Amounts; Binding Effect of Interpretations
                  and Actions of Master Servicer..............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01     The Certificates.............................................
Section 5.02     Registration of Certificates.................................
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04     Persons Deemed Owners........................................
Section 5.05     Access to List of Certificateholders' Names and Addresses....
Section 5.06     Maintenance of Office or Agency..............................
Section 5.07     Definitive Certificates......................................
Section 5.08     Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01     Liability of the Seller and the Master Servicer..............
Section 6.02     Merger or Consolidation of the Seller or the Master
                  Servicer....................................................
Section 6.03     Limitation on Liability of the Seller, the Master
                  Servicer and Others.........................................
Section 6.04     Resignation of the Master Servicer...........................
Section 6.05     Compensation to the Master Servicer..........................
Section 6.06     Assignment or Delegation of Duties by Master Servicer........
Section 6.07     Indemnification of Trustee and Seller by Master Servicer.....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01     Events of Default............................................
Section 7.02     Other Remedies of Trustee....................................
Section 7.03     Directions by Certificateholders and
                  Duties of Trustee During Event of Default...................
Section 7.04     Action upon Certain Failures of the
                  Master Servicer and upon Event of Default...................
Section 7.05     Trustee to Act; Appointment of Successor.....................
Section 7.06     Notification to Certificateholders...........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee............................................
Section 8.02     Certain Matters Affecting the Trustee........................
Section 8.03     Trustee Not Required to Make Investigation...................
Section 8.04     Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.05     Trustee May Own Certificates.................................
Section 8.06     The Master Servicer to Pay Fees and Expenses.................
Section 8.07     Eligibility Requirements.....................................
Section 8.08     Resignation and Removal......................................
Section 8.09     Successor....................................................
Section 8.10     Merger or Consolidation......................................
Section 8.11     Authenticating Agent.........................................
Section 8.12     Separate Trustees and Co-Trustees............................
Section 8.13     Appointment of Custodians....................................
Section 8.14     Tax Matters; Compliance with REMIC Provisions................
Section 8.15     Monthly Advances.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans.................
Section 9.02     Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01    Amendment....................................................
Section 10.02    Recordation of Agreement.....................................
Section 10.03    Limitation on Rights of Certificateholders...................
Section 10.04    Governing Law; Jurisdiction..................................
Section 10.05    Notices......................................................
Section 10.06    Severability of Provisions...................................
Section 10.07    Special Notices to Rating Agencies...........................
Section 10.08    Covenant of Seller...........................................
Section 10.09    Recharacterization...........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Class A Fixed Pass-Through Rate..............................
Section 11.02    Cut-Off Date.................................................
Section 11.03    Cut-Off Date Aggregate Principal Balance.....................
Section 11.04    Original Class A Percentage..................................
Section 11.05    Original Principal Balances of the Classes of Class A
                  Certificates................................................
Section 11.05(a) Original Class A-3 Notional Amount...........................
Section 11.05(b) Original Class A-5 Notional Amount...........................
Section 11.05(c) Original Class A-9D Notional Amount..........................
Section 11.05(d) Original Class A-9E Notional Amount..........................
Section 11.05(e) Original Class A-9F Notional Amount..........................
Section 11.05(f) Original Class A-9G Notional Amount..........................
Section 11.06    Original Class A Non-PO Principal Balance....................
Section 11.07    Original Subordinated Percentage.............................
Section 11.08    Original Class B Principal Balance...........................
Section 11.09    Original Principal Balances of the Classes of Class B
                  Certificates................................................
Section 11.10    Original Class B-1 Fractional Interest.......................
Section 11.11    Original Class B-2 Fractional Interest.......................
Section 11.12    Original Class B-3 Fractional Interest.......................
Section 11.13    Original Class B-4 Fractional Interest.......................
Section 11.14    Original Class B-5 Fractional Interest.......................
Section 11.15    Original Class B-1 Percentage................................
Section 11.16    Original Class B-2 Percentage................................
Section 11.17    Original Class B-3 Percentage................................
Section 11.18    Original Class B-4 Percentage................................
Section 11.19    Original Class B-5 Percentage................................
Section 11.20    Original Class B-6 Percentage................................
Section 11.21    Closing Date.................................................
Section 11.22    Right to Purchase............................................
Section 11.23    Wire Transfer Eligibility....................................
Section 11.24    Single Certificate...........................................
Section 11.25    Servicing Fee Rate...........................................
Section 11.26    Master Servicing Fee Rate....................................

                                    EXHIBITS
                                    --------
EXHIBIT A-1             -     Form of Face of Class A-1 Certificate
EXHIBIT A-2             -     Form of Face of Class A-2 Certificate
EXHIBIT A-3             -     Form of Face of Class A-3 Certificate
EXHIBIT A-4             -     Form of Face of Class A-4 Certificate
EXHIBIT A-5             -     Form of Face of Class A-5 Certificate
EXHIBIT A-6             -     Form of Face of Class A-6 Certificate
EXHIBIT A-7             -     Form of Face of Class A-7 Certificate
EXHIBIT A-8             -     Form of Face of Class A-8 Certificate
EXHIBIT A-9             -     Form of Face of Class A-9 Certificate
EXHIBIT A-10            -     Form of Face of Class A-10 Certificate
EXHIBIT A-11            -     Form of Face of Class A-11 Certificate
EXHIBIT A-12            -     Form of Face of Class A-12 Certificate
EXHIBIT A-13            -     Form of Face of Class A-13 Certificate
EXHIBIT A-14            -     Form of Face of Class A-14 Certificate
EXHIBIT A-15            -     Form of Face of Class A-15 Certificate
EXHIBIT A-16            -     Form of Face of Class A-16 Certificate
EXHIBIT A-17            -     Form of Face of Class A-17 Certificate
EXHIBIT A-R             -     Form of Face of Class A-R Certificate
EXHIBIT A-LR            -     Form of Face of Class A-LR Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2001-24 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Type 1 Mortgage Loans
EXHIBIT F-2             -     Schedule of Type 2 Mortgage Loans
EXHIBIT F-3             -     Schedule of Other Servicer Mortgage Loans
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and
                              for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                              Certificates)
EXHIBIT K               -     [Reserved]
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of October 30, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.

                        W I T N E S S E T H  T H A T:
                        - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01      DEFINITIONS.
                              -----------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accrual Certificates: The Class A-10 Certificates.

            Accrual Component: The Class A-9B Component.

            Accrual Distribution Amount: As to any Distribution Date prior to the Subordination Depletion Date and the Accrual Certificates and Accrual Component, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Subordination Depletion Date for such Class or Component, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-9 Certificates) and all the Components.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Aggregate Group I Schedule I Reduction Amount: As defined in Section 4.01(b).

            Aggregate Group I Schedule II Reduction Amount: As defined in
Section 4.01(b).

            Aggregate Group I Schedule III Reduction Amount: As defined in
Section 4.01(b).

            Aggregate Group II Schedule Reduction Amount: As defined in Section 4.01(b).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-3, Class A-5, Class A-9 and Class A-10 Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Class A-3 and Class A-5 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-9 Certificates, the sum of (a) with respect to the Class A-9A Component, the amount distributable to the Class A-9 Certificates with respect to the Class A-9A Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) with respect to the Class A-9B Component, (i) as to any Distribution Date prior to the Subordination Depletion Date, the amount distributable to the Class A-9 Certificates with respect to the Class A-9B Component pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the Subordination Depletion Date, the amount distributable to the Class A-9 Certificates with respect to the Class A-9B Component pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i), (c) with respect to the Class A-9C PO Component, the amount distributable to the to the Class A-9 Certificates with respect to the Class A-9C PO Component pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date and (d) with respect to the Class A-9D, Class A-9E, Class A-9F and Class A-9G Components, the amount distributable to the Class A-9 Certificates with respect to the Class A-9D, Class A-9E, Class A-9F and Class A-9G Components pursuant to Paragraphs first and second of
Section 4.01(a)(i). As to the Class A-10 Certificates, (a) as to any Distribution Date prior to the Subordination Depletion Date, the amount distributable to the Class A-10 Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Subordination Depletion Date, the amount distributable to the Class A-10 Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i).

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of the Accrual Certificates and Class A-9 Certificates with respect to their Accrual Component prior to the Subordination Depletion Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and Class A-9 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-9 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-9 Certificates.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-9 Certificates) and the Class A-9A Component; (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates, and (iii) with respect to the Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-9 Certificates) or Component (other than the Class A-9C PO Component) then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of the Accrual Certificates or Accrual Component, the Original Principal Balance of such Class or Component if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-9C PO Component.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-3, Class A-5, Class A-10, Class A-11, Class A-16, Class A-17, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 5.000% per annum. As to the Class A-2 Certificates, 5.300% per annum. As to the Class A-4 Certificates, 6.000% per annum. As to the Class A-6 Certificates, 5.750% per annum. As to the Class A-7 Certificates, 6.200% per annum. As to the Class A-8 Certificates, 6.250% per annum. As to the Class A-12 Certificates, 6.150% per annum. As to the Class A-13 Certificates, 5.350% per annum. As to the Class A-14 Certificates, 7.500% per annum. As to the Class A-15 Certificates, 6.700% per annum. The Class A-9 Certificates consist of seven Components and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2006, 100%. As to any Distribution Date subsequent to October 2006 to and including the Distribution Date in October 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2007 to and including the Distribution Date in October 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2008 to and including the Distribution Date in October 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2009 to and including the Distribution Date in October 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2006 and October 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2007 and October 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2008 and October 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2009 and October 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after November 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-R Certificate and Class A-LR Certificate and the Class A-9A Component, Class A-9B Component and Class A-9C PO Component.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 Certificates) and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates or Accrual Component prior to the Subordination Depletion Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-3 Notional Amount: As to any Distribution Date, an amount equal to the sum of (i) 24.8888888889% of the Principal Balance of the Class A-1 Certificates and (ii) 20.6222222222% of the Principal Balance of the Class A-2 Certificates.

            Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-5 Notional Amount: As to any Distribution Date, an amount equal to 5.7777777778% of the Principal Balance of the Class A-4 Certificates.

            Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-9 Component: Any of the Class A-9A Component, Class A-9B Component, Class A-9C PO Component, Class A-9D Component, Class A-9E Component, Class A-9F Component or Class A-9G Component.

            Class A-9B Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-9B Component would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-9D Notional Amount: As to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is 6.750% less the weighted average of the Pass-Through Rates of the Scheduled Group I and the denominator of which is 6.750% and (ii) the sum of the aggregate Principal Balance of the Scheduled Group I.

            Class A-9E Notional Amount: As to any Distribution Date, an amount equal to 8.8888888889% of the Principal Balance of the Class A-12 Certificates.

            Class A-9F Notional Amount: As to any Distribution Date, an amount equal to the sum of 5.3333333333% of the Principal Balance of the Class A-4 Certificates.

            Class A-9G Notional Amount: As to any Distribution Date, an amount equal to the sum of (i) 1.0370370370% of the Principal Balance of the Class A-1 Certificates and (ii) 0.8592592593% of the Principal Balance of the Class A-2 Certificates.

            Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-11 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-11 Certificates with respect to such Determination Date prior to any reduction for the Class A-11 Loss Allocation Amount and (b) the Class A-14 Loss Amount.

            Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-14 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-14 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-15 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-15 Loss Amount: With respect to any Determination Date after the Subordination Depletion Date, the amount, if any, by which the Principal Balance of the Class A-15 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-16 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-16 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-16 Certificates with respect to such Determination Date prior to any reduction for the Class A-16 Loss Allocation Amount and (b) the Class A-9B Loss Amount.

            Class A-17 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-17 Loss Allocation Amount: With respect to any Determination Date after the Subordination Depletion Date the lesser of (a) the Principal Balance of the Class A-17 Certificates with respect to such Determination Date prior to any reduction for the Class A-17 Loss Allocation Amount and (b) the Class A-15 Loss Amount.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L1A Interest Fraction: A fraction the numerator of which is equal to 24.8888888889% of the Principal Balance of the Class A-1 Certificates and the denominator is equal to the Class A-3 Notional Amount.

            Class A-L1B Interest Fraction: A fraction the numerator of which is equal to 1.0370370370% of the Principal Balance of the Class A-1 Certificates and the denominator is equal to the Class A-9G Notional Amount.

            Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L2A Interest Fraction: A fraction the numerator of which is equal to 20.6222222222% of the Principal Balance of the Class A-2 Certificates and the denominator is equal to the Class A-3 Notional Amount.

            Class A-L2B Interest Fraction: A fraction the numerator of which is equal to 0.8592592593% of the Principal Balance of the Class A-2 Certificates and the denominator is equal to the Class A-9G Notional Amount.

            Class A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L8 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L8 Interest Fraction: A fraction the numerator of which is equal to 7.4074074074% of the Principal Balance of the Class A-8 Certificates and the denominator is equal to the Class A-9D Notional Amount.

            Class A-L9A Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L9B Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L9C PO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L10 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L12 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L13 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L13 Interest Fraction: A fraction the numerator of which is equal to 15.9272110417% of the Class A-L13 Principal Balance and the denominator is equal to the Class A-9D Notional Amount.

            Class A-L13 Portion: With respect to the Class A-6, Class A-7 and Class A-15 Certificates and any Distribution Date, a fraction (expressed as a percentage), the numerator of which is the Principal Balance of the Class A-13 Certificates as of such Distribution Date and the denominator of which is the sum of the Principal Balances of the Class A-13 and Class A-14 Certificates. Initially, the Class A-L13 Portion is 67.7679290894%.

            Class A-L13 Principal Balance: With respect to any Distribution Date, the sum of (i) the Principal Balance of the Class A-13 Certificates and
(ii) the Class A-L13 Portion of the aggregate of the Principal Balances of the Class A-6, Class A-7 and Class A-15 Certificates.

            Class A-L14 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L14 Interest Fraction: A fraction the numerator of which is equal to 2.2116842728% of the Class A-L14 Principal Balance and the denominator is equal to the Class A-9D Notional Amount.

            Class A-L14 Portion: With respect to the Class A-6, Class A-7 and Class A-15 Certificates and any Distribution Date, a fraction (expressed as a percentage), the numerator of which is the Principal Balance of the Class A-14 Certificates as of such Distribution Date and the denominator of which is the sum of the Principal Balances of the Class A-13 and Class A-14 Certificates. Initially, the Class A-L14 Portion is 32.2320709106%.

            Class A-L14 Principal Balance: With respect to any Distribution Date, the sum of (i) the Principal Balance of the Class A-14 Certificates and
(ii) the Class A-L14 Portion of the aggregate of the Principal Balances of the Class A-6, Class A-7 and Class A-15 Certificates.

            Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Component: Any Class A-9 Component.

            Component Rate: With respect to any Component (other than the Class A-9C PO Component), 6.750% per annum. The Class A-9C PO Component is not entitled to interest and has no Component Rate.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes,
      Interest                        Component or Components
      -------------------------       ----------------------------------------

      Class A-L1 Interest             Class A-1 Certificates

      Class A-L2 Interest             Class A-2 Certificates

      Class A-L4 Interest             Class A-4 Certificates and Class A-5
                                      Certificates Class A-9F Component

      Class A-L8 Interest             Class A-8 Certificates

      Class A-L9A Interest            Class A-9A Component

      Class A-L9B Interest            Class A-9B Component

      Class A-L9C PO Interest         Class A-9C PO Component

      Class A-L10 Interest            Class A-10 Certificates, Class A-11
                                      Certificates, Class A-16 Certificates and
                                      Class A-17 Certificates

      Class A-L12 Interest            Class A-12 Certificates and Class A-9E
                                      Component

      Class A-L13 Interest            The sum of the Principal Balance of the
                                      Class A-13 Certificates and 67.7679290894% of the aggregate of the Principal Balances of the Class A-6, Class A-7 and Class A-15
                                      Certificates.

      Class A-L14 Interest            The sum of the Principal Balance of the
                                      Class A-14 Certificates and 32.2320709106% of the aggregate of the Principal Balances of the Class A-6, Class A-7 and Class A-15
                                      Certificates.

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-3 and Class A-5 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-3 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-3 Notional Amount. As to the Class A-5 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-5 Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by Fitch or Moody's.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is November 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,378,284.52 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class or, in the case of the Class A-3 and Class A-5 Certificates, the Class A-3 Notional Amount and Class A-5 Notional Amount, respectively, as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of
(a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-9 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-9A Component, the Class A-9B Component, the Class A-9D Component, the Class A-9E Component, the Class A-9F Component and the Class A-9G Component. The Class A-9C PO Component has no Interest Accrual Amount.

            As to any Distribution Date and any Component, (i) the product of
(a) 1/12th of the Component Rate for such Component and (b) the Principal Balance of such Component or, in the case of the Class A-9D Component, the Class A-9E Component, the Class A-9F Component and Class A-9G Component, the Class A-9D Notional Amount, the Class A-9E Notional Amount, the Class A-9F Notional Amount and the Class A-9G Notional Amount, respectively, as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Component of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e).

            As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of October 30, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

           (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer or the Trustee determination, an Officer's Certificate of the Master Servicer or delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of (i) the Original Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-R and Class A-LR Certificates as set forth in Section 11.05 and (ii), the Original Principal Balances of the Class A-9A and Class A-9B Components as set forth in Section 11.05.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A-3 Notional Amount: The Original Class A-3 Notional Amount as set forth in Section 11.05.

            Original Class A-5 Notional Amount: The Original Class A-5 Notional Amount as set forth in Section 11.05.

            Original Class A-9D Notional Amount: The Original Class A-9D Notional Amount as set forth in Section 11.05.

            Original Class A-9E Notional Amount: The Original Class A-9E Notional Amount as set forth in Section 11.05.

            Original Class A-9F Notional Amount: The Original Class A-9F Notional Amount as set forth in Section 11.05.

            Original Class A-9G Notional Amount: The Original Class A-9G Notional Amount as set forth in Section 11.05.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-9A Component, the Class A-9B Component and the Class A-9C PO Component as set forth in Section 11.05; Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class A-1, Class A-2, Class A-4 and Class A-12 Certificates.

            PAC Component: The Class A-9A Component.

            PAC Group: The Class A-1, Class A-2, Class A-4 and Class A-12 Certificates and the Class A-9A Component.

            PAC Principal Amount: As defined in Section 4.01(b).

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-9 Certificates with respect to the Class A-9C PO Component on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-9 Certificates with respect to the Class A-9C PO Component on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Subordination Depletion Date, the PO Deferred Amount will be zero. No interest will accrue on any PO Deferred Amount.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

(II) the Class PO Recovery for such Distribution Date.

            PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the PO Deferred Amount for such Distribution Date (calculated without regard to the PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02,
      2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits;

            (k) Month End Interest; and

            (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-3, Class A-5 and Class A-9 Certificates) and the Class A-9A Component and the Class A-9B Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-9 Certificates) and the Class A-9A Component and the Class A-9B Component, the Original Principal Balance of such Class or Component (increased in the case of the Accrual Certificates or Accrual Component by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause
(A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-9 Certificates) and the Class A-9A Component and the Class A-9B Component will also be reduced (if clause (i) is greater than clause
(ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-14 and Class A-15 Certificates and the Class A-9B Component will be decreased by the Class A-11 Loss Allocation Amount, Class A-17 Loss Allocation Amount and Class A-16 Loss Allocation Amount, respectively. After the Subordination Depletion Date, the Principal Balances for the Class A-11, Class A-17 and Class A-16 Certificates will additionally be reduced by the Class A-11 Loss Allocation Amount, Class A-17 Loss Allocation Amount and Class A-16 Loss Allocation Amount, respectively. In addition, any increase allocated to the Class A-14 and Class A-15 Certificates and the Class A-9B Component pursuant to the third sentence above will instead increase the Principal Balances of the Class A-11, Class A-17 and Class A-16 Certificates, respectively.

            As of any Determination Date, the Principal Balance of the Class A-9 Certificates will equal the sum of the Principal Balances of the Class A-9A Component, the Class A-9B Component and the Class A-9C PO Component.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-9C PO Component, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-9C PO Component on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-9C PO Component pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of the Accrual Certificates or Accrual Component) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated October 24, 2001 as supplemented by the prospectus supplement dated October 26, 2001 and the supplement dated October 29, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are Fitch and (other than for the Class A-R and Class A-LR Certificates) Moody's. The Rating Agency for the Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reduction Amount: As defined in Section 4.01(b).

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Certificates: The Class A-6, Class A-7, Class A-8, Class A-13, Class A-14 and Class A-15 Certificates.

            Scheduled Component: The Class A-9B Component.

            Scheduled Group I: The Class A-6, Class A-7, Class A-8, Class A-13, Class A-14 and Class A-15 Certificates.

            Scheduled Group II: The Class A-6, Class A-7, Class A-13, Class A-14 and Class A-15 Certificates.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Schedule I Reduction Amount: As defined in Section 4.01(b).

            Schedule II Reduction Amount: As defined in Section 4.01(b).

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, HomeSide Lending, Inc., Countrywide Home Loans, Inc., HSBC Mortgage Corporation (USA), Colonial Savings, F.A., Hibernia National Bank, National City Mortgage Co. and First Horizon Home Loan Corporation as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,189,142.26 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L4 Interest, the Class A-L8 Interest, the Class A-L9A Interest, the Class A-L9B Interest, the Class A-L9C PO Interest, the Class A-L10 Interest, the Class A-L12 Interest, the Class A-L13 Interest, the Class A-L14 Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-3 and Class A-5 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance; provided that, if the Principal Balance of the Class A-9 Certificates has been reduced to zero and any of the Class A-9D Notional Amount, Class A-9E Notional Amount, Class A-9F Notional Amount or Class A-9G Notional Amount is greater than zero, the Class A-9 Certificates together with the Class A-3 and Class A-5 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02      ACTS OF HOLDERS.
                              ---------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03      EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                              ----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04      BENEFITS OF AGREEMENT.
                              ---------------------

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01      CONVEYANCE OF MORTGAGE LOANS.
                              ----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02      ACCEPTANCE BY TRUSTEE.
                              ---------------------

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.
                              --------------------------------------------

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04      EXECUTION AND DELIVERY OF CERTIFICATES.
                              --------------------------------------

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.
                              ---------------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L4 Interest, Class A-L8 Interest, Class A-L9A Interest, Class A-L9B Interest, Class A-L9C PO Interest, Class A-L10 Interest, Class A-L12 Interest, Class A-L13 Interest, Class A-L14 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is November 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06      OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                              ---------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01      CERTIFICATE ACCOUNT.
                              -------------------

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02      PERMITTED WITHDRAWALS FROM THE CERTIFICATE
                              ACCOUNT.
                              ------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

               (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

               (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03      ADVANCES BY MASTER SERVICER AND TRUSTEE.
                              ---------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04      TRUSTEE TO COOPERATE;
                              RELEASE OF OWNER MORTGAGE LOAN FILES.
                              ------------------------------------

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05      REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                              STATEMENTS.
                              -----------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.
                              --------------------------------------------

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07      AMENDMENTS TO SERVICING AGREEMENTS,
                              MODIFICATION OF STANDARD PROVISIONS.
                              -----------------------------------

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08      OVERSIGHT OF SERVICING.
                              ----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09      TERMINATION AND SUBSTITUTION OF SERVICING
                              AGREEMENTS.
                              -----------------------------------------

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10      APPLICATION OF NET LIQUIDATION PROCEEDS.
                              ---------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11      ACT REPORTS.
                              -----------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01      DISTRIBUTIONS.
                              -------------

            (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Subordination Depletion Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Subordination Depletion Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates and Components, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-9 Certificates with respect to the Class A-9C PO Component) and the Class A-9C PO Component, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-9 Certificates with respect to the Class A-9C PO Component), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-9C PO Component in an amount up to the PO Optimal Principal Amount;

            fourth, to the Class A-9C PO Component in an amount up to the PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-9, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-9 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or
(ii) the Class A-9D Notional Amount, Class A-9E Notional Amount, Class A-9F Notional Amount and Class A-9G Notional Amount have been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-3, Class A-5 and Class A-9 Certificates) and Components (other than the Class A-9C PO Component) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1 Interest, Class A-L2 Interest, Class A-L8 Interest, Class A-L13 Interest and Class A-L14 Interest) shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. Reductions in principal balance of the Class A-L13 Interest and Class A-L14 Interest with respect to the Class A-6, A-7 and Class A-15 Certificates shall be made by allocating such distributions using the Class A-L13 Portion and Class A-L14 Portion (such that the ratio between the Class A-L13 Interest and Class A-L14 Interest shall at all times equal the ratio between the Class A-13 and Class A-14 Certificates). On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a the Accrual Certificates or the Accrual Component, added to their Principal Balance) thereon. On each Distribution Date, the Class A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-1 Certificates, (ii) the product of the Class A-L1A Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-3 Certificates and (iii) the product of the Class A-L1B Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-9G Component. On each Distribution Date, the Class A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-2 Certificates, (ii) the product of the Class A-L2A Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-3 Certificates and (iii) the product of the Class A-L2B Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-9G Component. On each Distribution Date, the Class A-L8 Interest shall receive a distribution in respect of interest in an amount equal to the sum of
(i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-8 Certificates and (ii) the product of the Class A-L8 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-9D Component. On each Distribution Date, the Class A-L13 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-13 Certificates, (ii) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class LA-13 Portion of the Class A-6, Class A-7 and Class A-15 Certificates and
(iii) the product of the Class A-L13 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-9D Component. On each Distribution Date, the Class A-L14 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-14 Certificates, (ii) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class LA-14 Portion of the Class A-6, Class A-7 and Class A-15 Certificates and (iii) the product of the Class A-L14 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class A-9D Component. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L4 Interest, Class A-L8 Interest, Class A-L9A Interest, Class A-L9B Interest, Class A-L10 Interest, Class A-L12 Interest, Class A-L13 Interest, Class A-L14 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.750% per annum. The Class A-L9C PO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-3 and Class A-5 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-9 Certificates with respect to the Class A-9C PO Component) as follows:

      (I) the Class A Non-PO Principal Distribution Amount (other than the Accrual Distribution Amounts) sequentially as follows:

            first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata;

            second, 0.35572% of the remaining Class A Non-PO Principal Distribution Amount (other than the Accrual Distribution Amounts), concurrently, to the Class A-11, Class A-16 and Class A-17 Certificates, pro rata; and

            third, sequentially, to the Class A-1, Class A-2, Class A-4 and Class A-12 Certificates and the Class A-9A Component up to the PAC Principal Amount for such Distribution Date; and

      (II) the remaining Class A Non-PO Principal Distribution Amount sequentially as follows:

            first, $1,000 concurrently as follows:

                  (i) 80.0000000000%, concurrently, as follows:

                        (A) 43.0603747398% to the Class A-6 Certificates;

                        (B) 6.9396252602% to the Class A-7 Certificates;

                        (C) 6.9396252602% to the Class A-15 Certificates; and

                        (D) 43.0603747398%, sequentially, to the Class A-13 and Class A-14 Certificates; and

                  (ii) 20.0000000000% to the Class A-8 Certificates;

            second, to the Scheduled Group I up to their Aggregate Group I
      Schedule I Reduction Amount in accordance with the Scheduled Principal Distribution Rules;

            third, to the Class A-9B Component up to its Schedule I Reduction Amount for such Distribution Date;

            fourth, to the Class A-10 Certificates;

            fifth, to the Scheduled Group I up to their Aggregate Group I
      Schedule III Reduction Amount in accordance with the Scheduled Principal Distribution Rules;

            sixth, to the Class A-9B Component up to its Schedule II Reduction Amount;

            seventh, to the Scheduled Group I in accordance with the Scheduled Principal Distribution Rules;

            eighth, to the Class A-9B Component; and

            ninth, sequentially, to the Class A-1, Class A-2, Class A-4 and Class A-12 Certificates and the Class A-9A Component.

            As used above, amounts distributable in accordance with the "Scheduled Principal Distribution Rules" will be allocated sequentially as follows:

            first, to the Scheduled Group I up to their Aggregate Group I
      Schedule II Reduction Amount concurrently as follows:

                  (i)  80.0000000000%, concurrently, as follows:

                        (I) 43.0603747398% to the Class A-6 Certificates;

                        (II) 6.9396252602% to the Class A-7 Certificates;

                        (III) 6.9396252602% to the Class A-15 Certificates;
                  and

                        (IV) 43.0603747398%, sequentially, to the Class A-13
                  and Class A-14 Certificates; and

                  (ii) 20.0000000000% to the Class A-8 Certificates;

            second, to the Class A-8 Certificates up to their Reduction Amount for such Distribution Date;

            third, to the Scheduled Group II up to their Aggregate Group II Schedule Reduction Amount for such Distribution Date concurrently as follows:

                  (i) 43.0603747398% to the Class A-6 Certificates;

                  (ii) 6.9396252602% to the Class A-7 Certificates;

                  (iii) 6.9396252602% to the Class A-15 Certificates; and

                  (iv) 43.0603747398%, sequentially, to the Class A-13 and
            Class A-14 Certificates; and

            fourth, to the Class A-8 Certificates; and

            fifth, to the Scheduled Group II concurrently as follows:

                  (i) 43.0603747398% to the Class A-6 Certificates;

                  (ii) 6.9396252602% to the Class A-7 Certificates;

                  (iii) 6.9396252602% to the Class A-15 Certificates; and

            (iv) 43.0603747398%, sequentially, to the Class A-13 and Class A-14 Certificates.

            As used above, the "PAC Principal Amount" for any Distribution Date and any Class of PAC Certificates or the PAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

            As used above, the "Aggregate Group I Schedule I Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Scheduled Group I to the percentage of the sum of the initial Principal Balances of the Scheduled Group I shown in the related table with respect to such Distribution Date.

            As used above, the "Aggregate Group I Schedule II Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Scheduled Group I to the percentage of the sum of the initial Principal Balances of the Scheduled Group I shown in the related table with respect to such Distribution Date.

            As used above, the "Aggregate Group I Schedule III Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Scheduled Group I to the percentage of the sum of the initial Principal Balances of the Scheduled Group I shown in the related table with respect to such Distribution Date.

            As used above, the "Aggregate Group II Schedule Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Scheduled Group II to the percentage of the sum of the initial Principal Balances of Scheduled Group II shown in the related table with respect to such Distribution Date.

            As used above, the "Reduction Amount" for any Distribution Date and for the Class A-8 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of the initial Principal Balance of such Class shown in the related table with respect to such Distribution Date.

            As used above, the "Schedule I Reduction Amount" for any Distribution Date and for the Class A-9B Component means the amount, if any, that would reduce the Principal Balance of such Component to the percentage of its initial Principal Balance shown in the related table with respect to such Distribution Date.

            As used above, the "Schedule II Reduction Amount" for any Distribution Date and for the Class A-9B Component means the amount, if any, that would reduce the Principal Balance of such Component to the percentage of its initial Principal Balance shown in the related table with respect to such Distribution Date.

            The following tables set forth for each Distribution Date the planned Principal Balance for the PAC Group and the scheduled Principal Balances for the Scheduled Group I, the Scheduled Group II, the Class A-8 Certificates and the Scheduled Component, expressed as a percentage of the initial aggregate Principal Balance or initial Principal Balance of such Group, Class or Component.

                           PLANNED PRINCIPAL BALANCES
            AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                                    PAC GROUP

                     PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                      AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
Up to and including                      April 2006........     51.40101343%    December 2009.....     12.93463854%
September 2002.....     100.00000000%    May 2006..........     50.27022270     January 2010......     12.50725774
October 2002.......      99.28052899     June 2006.........     49.14515425     February 2010.....     12.09352448
November 2002......      98.52296076     July 2006.........     48.02577903     March 2010........     11.69301125
December 2002......      97.72768450     August 2006.......     46.91206818     April 2010........     11.30530373
January 2003.......      96.89504395     September 2006....     45.80399298     May 2010..........     10.93000041
February 2003......      96.02551903     October 2006......     44.70152485     June 2010.........     10.56671215
March 2003.........      95.11954853     November 2006.....     43.61614379     July 2010.........     10.21506186
April 2003.........      94.17750888     December 2006.....     42.53626770     August 2010.......      9.87468411
May 2003...........      93.19986850     January 2007......     41.46186830     September 2010....      9.54522474
June 2003..........      92.18713103     February 2007.....     40.39291744     October 2010......      9.22634058
July 2003..........      91.14004256     March 2007........     39.32938714     November 2010.....      8.93706305
August 2003........      90.05924258     April 2007........     38.27124955     December 2010.....      8.65662008
September 2003.....      88.94520769     May 2007..........     37.21847699     January 2011......      8.38474447
October 2003.......      87.79840925     June 2007.........     36.17104187     February 2011.....      8.12117704
November 2003......      86.61939098     July 2007.........     35.12891680     March 2011........      7.86566639
December 2003......      85.40904884     August 2007.......     34.09207451     April 2011........      7.61796866
January 2004.......      84.16831625     September 2007....     33.06048786     May 2011..........      7.37784734
February 2004......      82.90118266     October 2007......     32.03412986     June 2011.........      7.14507301
March 2004.........      81.61863863     November 2007.....     31.01668317     July 2011.........      6.91942315
April 2004.........      80.33489506     December 2007.....     30.00438850     August 2011.......      6.70068194
May 2004...........      79.05765135     January 2008......     28.99721927     September 2011....      6.48864002
June 2004..........      77.78687440     February 2008.....     27.99514905     October 2011......      6.28309436
July 2004..........      76.52253126     March 2008........     27.02490486     November 2011.....      6.08384800
August 2004........      75.26458920     April 2008........     26.08551399     December 2011.....      5.89070993
September 2004.....      74.01301561     May 2008..........     25.17603097     January 2012......      5.70349488
October 2004.......      72.76777808     June 2008.........     24.29553882     February 2012.....      5.52202316
November 2004......      71.52884437     July 2008.........     23.44314817     March 2012........      5.34612048
December 2004......      70.29618240     August 2008.......     22.61799646     April 2012........      5.17561779
January 2005.......      69.06976026     September 2008....     21.81924710     May 2012..........      5.01035115
February 2005......      67.84954620     October 2008......     21.04608875     June 2012.........      4.85016154
March 2005.........      66.63550866     November 2008.....     20.33079434     July 2012.........      4.69489475
April 2005.........      65.42761621     December 2008.....     19.63847918     August 2012.......      4.54440117
May 2005...........      64.22583762     January 2009......     18.96842797     September 2012....      4.39853576
June 2005..........      63.03014180     February 2009.....     18.31994724     October 2012......      4.25715780
July 2005..........      61.84049783     March 2009........     17.69236467     November 2012.....      4.12013084
August 2005........      60.65687496     April 2009........     17.08502849     December 2012.....      3.98732254
September 2005.....      59.47924258     May 2009..........     16.49730685     January 2013......      3.85860453
October 2005.......      58.30757028     June 2009.........     15.92858719     February 2013.....      3.73385235
November 2005......      57.14182776     July 2009.........     15.37827569     March 2013........      3.61294525
December 2005......      55.98198491     August 2009.......     14.84579672     April 2013........      3.49576616
January 2006.......      54.82801177     September 2009....     14.33059223     May 2013..........      3.38220153
February 2006......      53.67987855     October 2009......     13.83212128     June 2013.........      3.27214123
March 2006.........      52.53755560     November 2009.....     13.37610800     July 2013.........      3.16547846

                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                             PAC GROUP (Continued)

                     PERCENTAGE OF                          PERCENTAGE OF                          PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                      AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------  -----------------
August 2013.......       3.06210966%     June 2016               0.93941536%    March 2019              0.23274403%
September 2013....       2.96193437      July 2016               0.90524403     April 2019              0.22095320
October 2013......       2.86485518      August 2016             0.87214612     May 2019                0.20954098
November 2013.....       2.77077764      September 2016          0.84008849     June 2019               0.19849551
December 2013.....       2.67961013      October 2015            0.80903902     July 2019               0.18780529
January 2014......       2.59126380      November 2016           0.77896657     August 2019             0.17745918
February 2014.....       2.50565250      December 2016           0.74984094     September 2019          0.16744636
March 2014........       2.42269269      January 2017            0.72163286     October 2019            0.15775638
April 2014........       2.34230333      February 2017           0.69431394     November 2019           0.14837908
May 2014..........       2.26440585      March 2017              0.66785668     December 2019           0.13930463
June 2014.........       2.18892408      April 2017              0.64223440     January 2020            0.13052351
July 2014.........       2.11578411      May 2017                0.61742124     February 2020           0.12202648
August 2014.......       2.04491431      June 2017               0.59339213     March 2020              0.11380459
September 2014....       1.97624518      July 2017               0.57012277     April 2020              0.10584917
October 2014......       1.90970936      August 2017             0.54758961     May 2020                0.09815181
November 2014.....       1.84524152      September 2017          0.52576980     June 2020               0.09070437
December 2014.....       1.78277830      October 2017            0.50464120     July 2020               0.08349896
January 2015......       1.72225826      November 2017           0.48418235     August 2020             0.07652794
February 2015.....       1.66362185      December 2017           0.46437244     September 2020          0.06978388
March 2015........       1.60681129      January 2018            0.44519132     October 2020            0.06325962
April 2015........       1.55177057      February 2018           0.42661941     November 2020           0.05694820
May 2015..........       1.49844540      March 2018              0.40863778     December 2020           0.05084287
June 2015.........       1.44678310      April 2018              0.39122806     January 2021            0.04493709
July 2015.........       1.39673261      May 2018                0.37437244     February 2021           0.03922455
August 2015.......       1.34824441      June 2018               0.35805365     March 2021              0.03369911
September 2015....       1.30127051      July 2018               0.34225496     April 2021              0.02835483
October 2015......       1.25576434      August 2018             0.32696017     May 2021                0.02318594
November 2015.....       1.21168078      September 2018          0.31215354     June 2021               0.01818688
December 2015.....       1.16897606      October 2018            0.29781984     July 2021               0.01335224
January 2016......       1.12760774      November 2018           0.28394431     August 2021             0.00867677
February 2016.....       1.08753470      December 2018           0.27051262     September 2021          0.00415894
March 2016........       1.04871703      January 2019            0.25751091     October 2021
April 2016........       1.01111605      February 2019           0.24492573       and thereafter        0.00000000
May 2016..........       0.97469429

                          SCHEDULED PRINCIPAL BALANCES
              AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                          AGGREGATE GROUP I SCHEDULE I

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                       AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....      99.21821522%     September 2003         64.88638093%    July 2005              23.62484087%
December 2001.....      98.31159267      October 2003           62.90032573     August 2005            22.11433304
January 2002......      97.28040631      November 2003          60.87480883     September 2005         20.63462819
February 2002.....      96.12505078      December 2003          58.81348674     October 2005           19.18515141
March 2002........      94.84609336      January 2004           56.72009628     November 2005          17.76533663
April 2002........      93.44427429      February 2004          54.60408419     December 2005          16.37462647
May 2002..........      91.92050659      March 2004             52.48770586     January 2006           15.01247210
June 2002.........      90.27595493      April 2004             50.39840522     February 2006          13.67833312
July 2002.........      88.51187264      May 2004               48.35042502     March 2006             12.37167740
August 2002.......      86.62968307      June 2004              46.34302895     April 2006             11.09198104
September 2002....      84.63097782      July 2004              44.37549199     May 2006                9.83872810
October 2002......      83.32877845      August 2004            42.44710025     June 2006               8.61141061
November 2002.....      81.95701325      September 2004         40.55715080     July 2006               7.40952838
December 2002.....      80.51757629      October 2004           38.70495149     August 2006             6.23258889
January 2003......      79.01235905      November 2004          36.88982080     September 2006          5.08010719
February 2003.....      77.44361308      December 2004          35.11108765     October 2006            3.95160576
March 2003........      75.81358633      January 2005           33.36809129     November 2006           2.87127001
April 2003........      74.12448480      February 2005          31.66018107     December 2006           1.81377385
May 2003..........      72.37877521      March 2005             29.98671636     January 2007            0.77866215
June 2003.........      70.57906417      April 2005             28.34706636     February 2007
July 2003.........      68.72848813      May 2005               26.74060994       and thereafter        0.00000000
August 2003.......      66.83002235      June 2005              25.16673551

                          SCHEDULED PRINCIPAL BALANCES
              AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                          AGGREGATE GROUP I SCHEDULE II

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                       AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....      99.21821522%     January 2006           57.66967011%    March 2010             31.56634600%
December 2001.....      98.31159267      February 2006          57.24232923     April 2010             30.70688535
January 2002......      97.28040631      March 2006             56.81817660     May 2010               29.83889129
February 2002.....      96.12505078      April 2006             56.39715529     June 2010              28.96273670
March 2002........      94.84609336      May 2006               55.97920872     July 2010              28.07878125
April 2002........      93.44427429      June 2006              55.56428070     August 2010            27.18737181
May 2002..........      91.92050659      July 2006              55.15231545     September 2010         26.28884284
June 2002.........      90.27595493      August 2006            54.74325753     October 2010           25.38351682
July 2002.........      88.51187264      September 2006         54.33705190     November 2010          24.45947935
August 2002.......      86.62968307      October 2006           53.93364388     December 2010          23.53031899
September 2002....      84.63097782      November 2006          53.53861149     January 2011           22.59627514
October 2002......      83.32877845      December 2006          53.14623377     February 2011          21.65757850
November 2002.....      82.00424320      January 2007           52.75645716     March 2011             20.71445125
December 2002.....      80.73597969      February 2007          52.36922844     April 2011             19.76710741
January 2003......      79.52348403      March 2007             51.98449475     May 2011               18.81575301
February 2003.....      78.36609956      April 2007             51.60220357     June 2011              17.86058637
March 2003........      77.26321678      May 2007               51.22230273     July 2011              16.90179834
April 2003........      76.21429722      June 2007              50.84474039     August 2011            15.93957251
May 2003..........      75.21869949      July 2007              50.46946507     September 2011         14.97408546
June 2003.........      74.27574320      August 2007            50.09642562     October 2011           14.00550694
July 2003.........      73.38447538      September 2007         49.72557120     November 2011          13.03400011
August 2003.......      72.54406395      October 2007           49.35685130     December 2011          12.05972173
September 2003....      71.75386124      November 2007          48.99198313     January 2012           11.08282234
October 2003......      71.01322624      December 2007          48.62912917     February 2012          10.10344650
November 2003.....      70.32143708      January 2008           48.26823998     March 2012              9.12173292
December 2003.....      69.67737537      February 2008          47.90926647     April 2012              8.13781467
January 2004......      69.07988127      March 2008             47.52199319     May 2012                7.15181935
February 2004.....      68.52434965      April 2008             47.10743896     June 2012               6.16386926
March 2004........      67.99828178      May 2008               46.66659232     July 2012               5.17408154
April 2004........      67.48554840      June 2008              46.20041014     August 2012             4.18256839
May 2004..........      66.97736321      July 2008              45.70981862     September 2012          3.18943713
June 2004.........      66.47365965      August 2008            45.19571418     October 2012            2.19479044
July 2004.........      65.97437164      September 2008         44.65896435     November 2012           1.19872646
August 2004.......      65.47943353      October 2008           44.10040867     December 2012           0.20133893
September 2004....      64.98878022      November 2008          43.49488032     January 2013
October 2004......      64.50234701      December 2008          42.87022606       and thereafter        0.00000000
November 2004.....      64.02006971      January 2009           42.22717894
December 2004.....      63.54188456      February 2009          41.56644784
January 2005......      63.06772829      March 2009             40.88871815
February 2005.....      62.59753805      April 2009             40.19465253
March 2005........      62.13125144      May 2009               39.48489159
April 2005........      61.66880651      June 2009              38.76005457
May 2005..........      61.21014177      July 2009              38.02073999
June 2005.........      60.75519612      August 2009            37.26752628
July 2005.........      60.30390891      September 2009         36.50097239
August 2005.......      59.85621995      October 2009           35.72161839
September 2005....      59.41206941      November 2009          34.91091061
October 2005......      58.97139792      December 2009          34.08959163
November 2005.....      58.53414651      January 2010           33.25810698
December 2005.....      58.10025663      February 2010          32.41688673

                          SCHEDULED PRINCIPAL BALANCES
              AS PERCENTAGES OF AGGREGATE INITIAL PRINCIPAL BALANCE

                         AGGREGATE GROUP I SCHEDULE III

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     AGGREGATE INITIAL                      AGGREGATE INITIAL                       AGGREGATE INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....      99.21821522%     January 2003           79.01235905%    March 2004             31.04491654%
December 2001.....      98.31159267      February 2003          76.44271300     April 2004             27.45429322
January 2002......      97.28040631      March 2003             73.39928314     May 2004               23.99186996
February 2002.....      96.12505078      April 2003             70.24912159     June 2004              20.65383572
March 2002........      94.84609336      May 2003               66.99984562     July 2004              17.43648679
April 2002........      93.44427429      June 2003              63.65944169     August 2004            14.33622370
May 2002..........      91.92050659      July 2003              60.23706804     September 2004         11.34954840
June 2002.........      90.27595493      August 2003            56.74155247     October 2004            8.47306136
July 2002.........      88.51187264      September 2003         53.18118871     November 2004           5.70345883
August 2002.......      86.62968307      October 2003           49.56439209     December 2004           3.03753016
September 2002....      84.63097782      November 2003          45.89998092     January 2005            0.47215524
October 2002......      83.32877845      December 2003          42.19821562     February 2005
November 2002.....      81.95701325      January 2004           38.46943778        and thereafter       0.00000000


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                           AGGREGATE GROUP II SCHEDULE

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     INITIAL                                INITIAL                                 INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....      99.15756044%     August 2002            30.78619396%    May 2003                9.83731852%
December 2001.....      90.79545519      September 2002         26.13915445     June 2003               8.04359690
January 2002......      78.84959946      October 2002           22.01174972     July 2003               5.86390023
February 2002.....      67.36602786      November 2002          18.45627025     August 2003             3.94209855
March 2002........      58.38471080      December 2002          15.44410437     September 2003          2.25431611
April 2002........      52.24229557      January 2003           12.94648227     October 2003            0.77701969
May 2002..........      46.42398514      February 2003          11.32133642     November 2003
June 2002.........      40.91679144      March 2003             10.58296071        and thereafter       0.00000000
July 2002.........      35.70820828      April 2003             10.09604942


                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-8 CERTIFICATES

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     INITIAL                                INITIAL                                 INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....      99.39302230%     June 2002              48.74247874%    January 2003           29.57987236%
December 2001.....      98.68912054      July 2002              36.84851936     February 2003          24.57418430
January 2002......      97.88850746      August 2002            32.79408828     March 2003             16.71790962
February 2002.....      96.99148942      September 2002         29.58147236     April 2003              9.17053632
March 2002........      90.07450154      October 2002           29.58107236     May 2003                1.92798010
April 2002........      76.12453862      November 2002          29.58067236     June 2003
May 2002..........      62.34798388      December 2002          29.58027236        and thereafter       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                         CLASS A-9B COMPONENT SCHEDULE I

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     INITIAL                                INITIAL                                 INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....     100.56250000%     October 2005          130.89737859%    September 2009         84.64163239%
December 2001.....     101.12816405      November 2005         131.63367635     October 2009           82.65207292
January 2002......     101.69700998      December 2005         132.37411577     November 2009          80.62494341
February 2002.....     102.26905567      January 2006          133.11872018     December 2009          78.59706889
March 2002........     102.84431910      February 2006         133.86751298     January 2010           76.56921941
April 2002........     103.42281840      March 2006            134.62051774     February 2010          74.54212825
May 2002..........     104.00457175      April 2006            135.37775816     March 2010             72.51649322
June 2002.........     104.58959747      May 2006              136.13925804     April 2010             70.49297785
July 2002.........     105.17791396      June 2006             136.90504136     May 2010               68.47221274
August 2002.......     105.76953971      July 2006             137.67513223     June 2010              66.45479668
September 2002....     106.36449338      August 2006           138.44955484     July 2010              64.44129779
October 2002......     106.96279365      September 2006        139.22833359     August 2010            62.43225463
November 2002.....     107.56445938      October 2006          140.01149296     September 2010         60.42817736
December 2002.....     108.16950946      November 2006         140.79905761     October 2010           58.42954862
January 2003......     108.77796295      December 2006         141.59105231     November 2010          56.41883131
February 2003.....     109.38983899      January 2007          142.38750199     December 2010          54.41674777
March 2003........     110.00515683      February 2007         142.45896008     January 2011           52.42357859
April 2003........     110.62393583      March 2007            140.17969663     February 2011          50.43958591
May 2003..........     111.24619548      April 2007            137.97047391     March 2011             48.46501426
June 2003.........     111.87195532      May 2007              135.82998646     April 2011             46.50009103
July 2003.........     112.50123508      June 2007             133.75694947     May 2011               44.54502721
August 2003.......     113.13405452      July 2007             131.75009833     June 2011              42.60001811
September 2003....     113.77043357      August 2007           129.80818837     July 2011              40.66524375
October 2003......     114.41039228      September 2007        127.92999455     August 2011            38.74086963
November 2003.....     115.05395072      October 2007          126.11431114     September 2011         36.82704724
December 2003.....     115.70112920      November 2007         124.38336389     October 2011           34.92391460
January 2004......     116.35194804      December 2007         122.71217796     November 2011          33.03159675
February 2004.....     117.00642776      January 2008          121.09960747     December 2011          31.15020633
March 2004........     117.66458891      February 2008         119.54452468     January 2012           29.27984402
April 2004........     118.32645223      March 2008            117.95198420     February 2012          27.42059909
May 2004..........     118.99203853      April 2008            116.32421369     March 2012             25.57254973
June 2004.........     119.66136873      May 2008              114.66336303     April 2012             23.73576362
July 2004.........     120.33446394      June 2008             112.97149979     May 2012               21.91029837
August 2004.......     121.01134529      July 2008             111.25061188     June 2012              20.09620178
September 2004....     121.69203412      August 2008           109.50261019     July 2012              18.29351240
October 2004......     122.37655181      September 2008        107.72933125     August 2012            16.50225990
November 2004.....     123.06491990      October 2008          105.93253952     September 2012         14.72246534
December 2004.....     123.75716008      November 2008         104.06466891     October 2012           12.95414159
January 2005......     124.45329410      December 2008         102.17914715     November 2012          11.19729377
February 2005.....     125.15334389      January 2009          100.27746362     December 2012           9.45191944
March 2005........     125.85733144      February 2009          98.36104655     January 2013            7.71800904
April 2005........     126.56527894      March 2009             96.43126498     February 2013           5.99554607
May 2005..........     127.27720864      April 2009             94.48943088     March 2013              4.28450761
June 2005.........     127.99314293      May 2009               92.53680103     April 2013              2.58486438
July 2005.........     128.71310436      June 2009              90.57457891     May 2013                0.89658114
August 2005.......     129.43711558      July 2009              88.60391655     June 2013
September 2005....     130.16519934      August 2009            86.62591628        and thereafter       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                 AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                        CLASS A-9B COMPONENT SCHEDULE II

                     PERCENTAGE OF                          PERCENTAGE OF                           PERCENTAGE OF
                     INITIAL                                INITIAL                                 INITIAL
 DISTRIBUTION DATE   PRINCIPAL BALANCE   DISTRIBUTION DATE  PRINCIPAL BALANCE   DISTRIBUTION DATE   PRINCIPAL BALANCE
 -----------------   -----------------   -----------------  -----------------   -----------------   -----------------
November 2001.....     100.56250000%     August 2002            97.14874361%    May 2003               32.97219011%
December 2001.....     101.12816405      September 2002         89.81614160     June 2003              27.37304058
January 2002......     101.69700998      October 2002           81.97546439     July 2003              21.77549242
February 2002.....     102.26905566      November 2002          73.66340460     August 2003            16.21612058
March 2002........     102.84431910      December 2002          64.91904934     September 2003         10.72992167
April 2002........     103.42281840      January 2003           55.78292524     October 2003            5.35177986
May 2002..........     104.00457175      February 2003          49.41360135     November 2003           0.11689000
June 2002.........     104.58959747      March 2003             44.02703370     December 2003
July 2002.........     103.94167652      April 2003             38.53521710        and thereafter       0.00000000

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-9 Certificates with respect to the Class A-9C PO Component) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in
Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance or notional amount of any Class of Class A Certificates (other than the Class A-9, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or, in the case of the Class A-9 Certificates, upon the later of (a) the Principal Balance of such Class being reduced to zero or
(b) the Class A-9D Notional Amount, Class A-9E Notional Amount, Class A-9F Notional Amount and the Class A-9G Notional Amount each being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02      ALLOCATION OF REALIZED LOSSES.
                              -----------------------------

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-9 Certificates with respect to the Class A-9C PO Component) and Class A-9C PO Component, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-9C PO Component will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-9C PO Component in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-9 Certificates) and the Class A-9A Component and the Class A-9B Component and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-9 Certificates) and the Class A-9A Component and Class A-9B Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-9 Certificates) and the Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03      PAYING AGENT.
                              ------------

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i)hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04      STATEMENTS TO CERTIFICATEHOLDERS;
                              REPORTS TO THE TRUSTEE AND THE SELLER.
                              -------------------------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

               (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

               (x) the Class A Percentage for such Distribution Date;

               (xi) the Class A Prepayment Percentage for such Distribution
      Date;

               (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

               (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

               (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) in the case of the Class A-3 Certificates, the Class A-3 Notional Amount, if any;

               (xxiv) in the case of the Class A-5 Certificates, the Class A-5 Notional Amount, if any;

               (xxv) in the case of the Class A-9 Certificates, the Class A-9D Notional Amount, the Class A-9E Notional Amount, the Class A-9F Notional Amount and the Class A-9G Notional Amount if any;

               (xxvi) the PO Deferred Amount if any;

               (xxvii) the amount of PMI Advances made by a Servicer, if any;
      and

               (xxviii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05      REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                              SERVICE.
                              ----------------------------------------------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                              ----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01      THE CERTIFICATES.
                              ----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-3, Class A-5, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-3, Class A-5, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-R,
A-LR, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02      REGISTRATION OF CERTIFICATES.
                              ----------------------------

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03      MUTILATED, DESTROYED, LOST OR STOLEN
                              CERTIFICATES.
                              ------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04      PERSONS DEEMED OWNERS.
                              ---------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
                              -----------------------------------------------

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06      MAINTENANCE OF OFFICE OR AGENCY.
                              -------------------------------

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07      DEFINITIVE CERTIFICATES.
                              -----------------------

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08      NOTICES TO CLEARING AGENCY.
                              --------------------------

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01      LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                              -----------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.
                              --------------------------------------------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.
                              ------------------------------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee in its capacity as trustee hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04      RESIGNATION OF THE MASTER SERVICER.
                              ----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05      COMPENSATION TO THE MASTER SERVICER.
                              -----------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06      ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                              SERVICER.
                              --------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07      INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                              SERVICER.
                              -----------------------------------------------

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01      EVENTS OF DEFAULT.
                              -----------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02      OTHER REMEDIES OF TRUSTEE.
                              -------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.
                              -----------------------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04      ACTION UPON CERTAIN FAILURES OF THE
                              MASTER SERVICER AND UPON EVENT OF DEFAULT.
                              -----------------------------------------

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
                              ----------------------------------------

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06      NOTIFICATION TO CERTIFICATEHOLDERS.
                              ----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01      DUTIES OF TRUSTEE.
                              -----------------

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02      CERTAIN MATTERS AFFECTING THE TRUSTEE.
                              -------------------------------------

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

               (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03      TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.
                              ------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04      TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                              LOANS.
                              -----------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05      TRUSTEE MAY OWN CERTIFICATES.
                              ----------------------------

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06      THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                              --------------------------------------------

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07      ELIGIBILITY REQUIREMENTS.
                              ------------------------

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08      RESIGNATION AND REMOVAL.
                              -----------------------

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09      SUCCESSOR.
                              ---------

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10      MERGER OR CONSOLIDATION.
                              -----------------------

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and
(ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11      AUTHENTICATING AGENT.
                              --------------------

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12      SEPARATE TRUSTEES AND CO-TRUSTEES.
                              ---------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13      APPOINTMENT OF CUSTODIANS.
                              -------------------------

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14      TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                              ---------------------------------------------

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L4, Class A-L9A, Class A-L9B, Class A-L9C PO, Class A-L10, Class A-L12, Class A-L13, Class A-L14, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs;
(ix) exercise reasonable care not to allow the either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be the tax matters persons for the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of either REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15      MONTHLY ADVANCES.
                              ----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01      TERMINATION UPON PURCHASE BY THE
                              SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.
                              -------------------------------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and
(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02      ADDITIONAL TERMINATION REQUIREMENTS.
                              -----------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01     AMENDMENT.
                              ---------

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 2 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02     RECORDATION OF AGREEMENT.
                              ------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                              ------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04     GOVERNING LAW; JURISDICTION.
                              ---------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05     NOTICES.
                              -------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06     SEVERABILITY OF PROVISIONS.
                              --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07     SPECIAL NOTICES TO RATING AGENCIES.
                              ----------------------------------

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the occurrence of any of the Events of Default described in
      Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee pursuant to
      Section 8.08;

               (iii) the appointment of a successor trustee pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08     COVENANT OF SELLER.
                              ------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09     RECHARACTERIZATION.
                              ------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01      CLASS A FIXED PASS-THROUGH RATE.
                               -------------------------------

            The Class A Fixed Pass-Through Rate is 6.750% per annum.

            SECTION 11.02      CUT-OFF DATE.
                               ------------

            The Cut-Off Date for the Certificates is October 1, 2001.

            SECTION 11.03      CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                               ----------------------------------------

            The Cut-Off Date Aggregate Principal Balance is $518,914,226.13.

            SECTION 11.04      ORIGINAL CLASS A PERCENTAGE.
                               ---------------------------

            The Original Class A Percentage is 96.64250490%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES AND COMPONENTS.
                               ---------------------------------------------

            As to the following Classes of Class A Certificates and Components, the Principal Balance of such Class and Component as of the Cut-Off Date, as follows:
                                        Original
         Class                     Principal Balance
         -----                     -----------------
       Class A-1                    $60,000,000.00
       Class A-2                    $72,000,000.00
       Class A-4                    $41,414,000.00
       Class A-6                    $62,050,000.00
       Class A-7                    $10,000,000.00
       Class A-8                    $50,000,000.00
       Class A-10                   $23,256,000.00
       Class A-11                   $   670,000.00
       Class A-12                   $39,000,000.00
       Class A-13                   $42,050,000.00
       Class A-14                   $20,000,000.00
       Class A-15                   $10,000,000.00
       Class A-16                   $   775,000.00
       Class A-17                   $   335,000.00
       Class A-R                            $50.00
       Class A-LR                           $50.00

                                        Original
         Component                 Principal Balance
         ---------                 -----------------
       Class A-9A Component         $ 6,450,000.00
       Class A-9B Component         $62,400,000.00
       Class A-9C PO Component      $ 1,129,530.36

            SECTION 11.05(A)  ORIGINAL CLASS A-3 NOTIONAL AMOUNT
                              ----------------------------------

            The Original Class A-3 Notional Amount is $29,781,333.33.

            SECTION 11.05(B)  ORIGINAL CLASS A-5 NOTIONAL AMOUNT
                              ----------------------------------

            The Original Class A-5 Notional Amount is $2,392,808.89.

            SECTION 11.05(C)  ORIGINAL CLASS A-9D NOTIONAL AMOUNT
                              -----------------------------------

            The Original Class A-9D Notional Amount is $20,284,444.44.

            SECTION 11.05(D)  ORIGINAL CLASS A-9E NOTIONAL AMOUNT
                              -----------------------------------

            The Original Class A-9E Notional Amount is $3,466,666.67.

            SECTION 11.05(E)  ORIGINAL CLASS A-9F NOTIONAL AMOUNT
                              -----------------------------------

            The Original Class A-9F Notional Amount is $2,208,746.67.

            SECTION 11.05(F)  ORIGINAL CLASS A-9G NOTIONAL AMOUNT
                              -----------------------------------

            The Original Class A-9F Notional Amount is $1,240,888.89.

            SECTION 11.06     ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.
                              -----------------------------------------

            The Original Class A Non-PO Principal Balance is $500,400,100.00.

            SECTION 11.07     ORIGINAL SUBORDINATED PERCENTAGE.
                              --------------------------------

            The Original Subordinated Percentage is 3.35749510%.

            SECTION 11.08     ORIGINAL CLASS B PRINCIPAL BALANCE.
                              ----------------------------------

            The Original Class B Principal Balance is $17,384,595.77

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.
                              ---------------------------------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                    Principal Balance
                -----                    -----------------
              Class B-1                    $9,341,000.00
              Class B-2                    $2,854,000.00
              Class B-3                    $2,076,000.00
              Class B-4                    $1,297,000.00
              Class B-5                    $  778,000.00
              Class B-6                    $1,038,595.77

            SECTION 11.10      ORIGINAL CLASS B-1 FRACTIONAL INTEREST.
                               --------------------------------------

            The Original Class B-1 Fractional Interest is 1.55346340%.
                               --------------------------------------

            SECTION 11.11      ORIGINAL CLASS B-2 FRACTIONAL INTEREST.
                               --------------------------------------

            The Original Class B-2 Fractional Interest is 1.00226905%.

            SECTION 11.12      ORIGINAL CLASS B-3 FRACTIONAL INTEREST.
                               --------------------------------------

            The Original Class B-3 Fractional Interest is 0.60133020%.

            SECTION 11.13      ORIGINAL CLASS B-4 FRACTIONAL INTEREST.
                               --------------------------------------

            The Original Class B-4 Fractional Interest 0.35083998%.

            SECTION 11.14      ORIGINAL CLASS B-5 FRACTIONAL INTEREST.
                               --------------------------------------

            The Original Class B-5 Fractional Interest is 0.20058448%.

            SECTION 11.15      ORIGINAL CLASS B-1 PERCENTAGE.
                               -----------------------------

            The Original Class B-1 Percentage is 1.80403169%.

            SECTION 11.16      ORIGINAL CLASS B-2 PERCENTAGE.
                               -----------------------------

            The Original Class B-2 Percentage is 0.55119435%.

            SECTION 11.17      ORIGINAL CLASS B-3 PERCENTAGE.
                               -----------------------------

            The Original Class B-3 Percentage is 0.40093885%.

            SECTION 11.18      ORIGINAL CLASS B-4 PERCENTAGE.
                               -----------------------------

            The Original Class B-4 Percentage is 0.25049022%.

            SECTION 11.19      ORIGINAL CLASS B-5 PERCENTAGE.
                               -----------------------------

            The Original Class B-5 Percentage is 0.15025550%.

            SECTION 11.20      ORIGINAL CLASS B-6 PERCENTAGE.
                               -----------------------------

            The Original Class B-6 Percentage is 0.20058449%.

            SECTION 11.21      CLOSING DATE.
                               ------------

            The Closing Date is October 30, 2001.

            SECTION 11.22      RIGHT TO PURCHASE.
                               -----------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $51,891,422.61 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23      WIRE TRANSFER ELIGIBILITY.
                               -------------------------

            With respect to the Class A Certificates (other than the Class A-17, Class A-R and Class A-LR) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-17, Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            SECTION 11.24      SINGLE CERTIFICATE.
                               ------------------

            A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-5, Class A-9, Class A-10, Class A-11, Class A-16, Class A-17, Class A-R, Class A-LR Certificates) represents a $25,000 Denomination. A Single Certificate for the Class A-3 Certificates represents a $3,722,666 Denomination. A Single Certificate for the Class A-5 Certificates represents a $2,392,808 Denomination. A Single Certificate for the Class A-9 Certificates represents a $500,000 Denomination. A Single Certificate Class A-10, Class A-11, Class A-16, Class A-17, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $50 Denomination. A Single Certificate for the Class A-LR Certificate represents a $50 Denomination.

            SECTION 11.25      SERVICING FEE RATE.
                               ------------------

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26      MASTER SERVICING FEE RATE.
                               -------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       WELLS FARGO ASSET SECURITIES
                                          CORPORATION
                                            as Seller


                                       By:
                                            -----------------------------------
                                            Name:  Alan S. McKenney
                                            Title: Vice President


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            as Master Servicer


                                       By:
                                            -----------------------------------
                                            Name:  Nancy E. Burgess
                                            Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trustee


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 30th day of October, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 30th day of October, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this 30th day of October, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 30th day of October, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 30th day of October, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



-------------------------
Notary Public

[NOTARIAL SEAL]

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AA 0                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 5.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trustee


                                       By____________________________
                                              Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AB 8                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 5.300% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AC 6                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $_______ (initial
by this Certificate: %                     notional amount)

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-3 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-3 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the notional amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AD 4                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AE 2                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $_______ (initial
by this Certificate: %                     notional amount)

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-5 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-5 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the notional amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AF 9                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 5.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AG 7                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AH 5                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE SUBORDINATION DEPLETION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date: October 1, 2001

CUSIP No.: 94977R AJ 1                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-9 Certificates consist of seven components (each, a "Component" and individually, the "Class A-9A Component," the "Class A-9B Component," the "Class A-9C PO Component," the "Class A-9D Component," "Class A-9E Component," "Class A-9F Component" and the "Class A-9G Component"). The amount of interest which accrues on the Class A-9 Certificates in any month will equal the sum of the interest which accrues on the Class A-9 Components. The component rate (the "Component Rate") on each of the Class A-9 Components (other than the Class A-9C PO Component) will be 6.750% per annum. The Class A-9C PO Component is a principal only Component and will not be entitled to distributions in respect of interest. Interest with respect to each Component (other than the Class A-9C PO Component) will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-9A Component and Class A-9B Component or the outstanding notional amount in the case of the Class A-9D Component, Class A-9E Component, Class A-9F Component and Class A-9G Component. Prior to the Subordination Depletion Date, the interest accrual on the Class A-9B Component will not be distributed as interest on this Certificate. Prior to the Subordination Depletion Date, the interest on the Class A-9B Component otherwise available for distribution on this Certificate will be added to the Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates with respect to their Components.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-10
                   [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-10

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE Subordination Depletion DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AK 8                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the Subordination Depletion Date, no distribution of interest on this Certificate will be made. Prior to the Subordination Depletion Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-10 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-11
                   [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-11

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-14 CERTIFICATES WILL BE BORNE BY THE CLASS A-11 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AZ 5                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-12
                   [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-12

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BA 9                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.150% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-13
                   [FORM OF FACE OF CLASS A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-13

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BB 7                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 5.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-14
                   [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-14

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BC 5                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-15
                   [FORM OF FACE OF CLASS A-15 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-15

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BD 3                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.700% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-16
                   [FORM OF FACE OF CLASS A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-16

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-9B COMPONENT WILL BE BORNE BY THE CLASS A-16 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BE 1                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-17
                   [FORM OF FACE OF CLASS A-17 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS A-17

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            AFTER THE SUBORDINATION DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-15 CERTIFICATES WILL BE BORNE BY THE CLASS A-17 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R BF 8                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-24, CLASS A-R

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AL 6                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee
By ________________________
   Authorized Officer

                                 EXHIBIT A-LR
                   [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-24, CLASS A-LR

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AM 4                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-1

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AN 2                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-2

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AP 7                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-3

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AQ 5                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT _______________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-4

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AW 2                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-5

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AX 0                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-24, CLASS B-6

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                   WELLS FARGO ASSET SECURITIES CORPORATION
               (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                            Cut-Off Date:  October 1, 2001

CUSIP No.: 94977R AY 8                     First Distribution Date: November 26,
                                           2001

Percentage Interest evidenced              Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2031

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                       First Union National Bank,
                                            Trustee



                                       By____________________________
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 2001-24 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-24

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:


________________________________________________________

________________________________________________________
Social Security or other Identifying Number of Assignee:

Dated:



                                       ___________________________________
                                          Signature by or on behalf of
                                          assignor



                                       ___________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________ for the account of ____________________________________________
account number _____________, or, if mailed by check, to ______________________
_________________________________. Applicable statements should be mailed to
_________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                        W I T N E S S E T H  T H A T
                        - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of October 30, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-24 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:




                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.




                          Custody of Mortgage Documents

            Section 1.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 1.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 1.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 1.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 1.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 1.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.




                            Concerning the Custodian

            Section 1.7 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 1.8 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 1.9 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 1.10 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 1.11 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 1.12 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 1.13 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.




                            Miscellaneous Provisions

            Section 1.14 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 1.15 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            Section 1.16 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 1.17 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.18 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

401 South Tryon Street                     By: ________________________________
Charlotte, North Carolina, 28202           Name: ______________________________
                                           Title: _____________________________

Address:                                   WELLS FARGO ASSET SECURITIES
                                           CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                  By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

Address:                                   WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                                           [CUSTODIAN]
Address:
                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )




            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         --------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                         Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ii)                                  (iii)       (iv)        (v)         (vi)          (vii)       (viii)
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------
                                                                          NET
MORTGAGE                                                      MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                     ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------

4211526     NEW PORT RICH        FL      34652      SFD         7.875       6.750     $ 3,328.07       360      1-Sep-31
4212101     FREMONT              CA      94539      SFD         7.250       6.750     $ 2,745.76       360      1-Aug-31
4212226     SAN JOSE             CA      95133      SFD         7.750       6.750     $ 2,328.34       360      1-Aug-31
4212554     HALF MOON BAY        CA      94019      SFD         7.875       6.750     $ 3,987.89       360      1-Aug-31
4213098     HILLSBOROUGH         CA      94010      SFD         6.500       6.233     $ 5,246.17       360      1-Sep-31
4213817     NEWARK               CA      94560      SFD         7.375       6.750     $ 2,876.67       360      1-Aug-31
4213932     MENDOCINO            CA      95460      SFD         7.375       6.750     $ 2,127.28       360      1-Aug-31
4214065     MINEOLA              NY      11501      SFD         7.500       6.750     $ 2,125.62       360      1-Sep-31
4214352     BUELLTON             CA      93427      SFD         7.375       6.750     $ 2,762.70       360      1-Sep-31
4214379     SAN JOSE             CA      95127      SFD         7.750       6.750     $ 2,765.36       360      1-Aug-31
4214386     DANVILLE             CA      94506      SFD         7.500       6.750     $ 2,971.67       360      1-Sep-31
4214428     ROSS                 CA      94957      SFD         7.000       6.733     $ 3,359.78       360      1-Sep-31
4214944     LOS ANGELES          CA      90048      SFD         7.500       6.750     $ 2,726.94       360      1-Aug-31
4215032     LOS ANGELES          CA      90402      SFD         7.250       6.750     $ 4,058.95       360      1-Sep-31
4215995     CONCORD              CA      94518      SFD         7.625       6.750     $ 2,406.50       360      1-Aug-31
4217559     SAN MATEO            CA      94403      SFD         7.875       6.750     $ 3,197.56       360      1-Aug-31
4218697     AUSTIN               TX      78746      SFD         7.250       6.750     $ 3,049.33       360      1-Aug-31
4219142     SONOMA               CA      95476      SFD         7.000       6.733     $ 2,794.27       360      1-Sep-31
4219737     MILPITAS             CA      95035      SFD         7.625       6.750     $ 2,303.87       360      1-Sep-31
4219969     PHOENIX              AZ      85022      SFD         7.250       6.750     $ 2,223.90       360      1-Aug-31
4220580     THORNTON             CO      80241      SFD         7.250       6.750     $ 2,266.53       360      1-Sep-31
4220630     SAN FRANCISCO        CA      94112      SFD         7.500       6.750     $ 2,109.53       360      1-Sep-31
4220768     SANTA CRUZ           CA      95060      SFD         7.875       6.750     $ 2,734.97       360      1-Sep-31
4220939     HAYWARD              CA      94544      SFD         7.500       6.750     $ 2,404.60       360      1-Aug-31
4222098     ROLLING HILLS        CA      90274      SFD         7.000       6.733     $ 5,056.30       360      1-Sep-31
4222207     SAN JOSE             CA      95148      SFD         7.625       6.750     $ 2,491.44       360      1-Sep-31
4222317     BAINBRIDGE IS        WA      98110      SFD         7.000       6.733     $ 3,100.31       360      1-Sep-31
4222796     LIVERMORE            CA      94550      SFD         7.500       6.750     $ 3,670.88       360      1-Sep-31
4222859     HIGHLAND             CA      92346      SFD         7.125       6.750     $ 2,025.20       360      1-Sep-31
4222954     SANTA ROSA           CA      95404      SFD         6.750       6.483     $ 2,088.49       360      1-Sep-31
4223439     ORINDA               CA      94563      SFD         7.125       6.750     $ 2,027.90       360      1-Sep-31
4223653     TURLOCK              CA      95382      SFD         7.625       6.750     $ 2,831.18       360      1-Sep-31
4224172     RIVERSIDE            CA      92506      SFD         7.375       6.750     $ 5,456.34       360      1-Sep-31
4224880     LOS ANGELES          CA      91423      SFD         7.875       6.750     $ 5,419.90       360      1-Sep-31
4224991     SIMI VALLEY          CA      93065      SFD         7.250       6.750     $ 2,844.68       360      1-Sep-31
4225518     BERKELEY             CA      94705      SFD         7.125       6.750     $ 3,435.97       360      1-Sep-31
4225921     LONG BEACH           CA      90803      SFD         7.500       6.750     $ 2,552.14       360      1-Sep-31
4225950     OAKLAND              CA      94619      SFD         7.375       6.750     $ 2,037.50       360      1-Sep-31
4226067     CASTLE ROCK          CO      80104      SFD         7.000       6.733     $ 2,469.61       360      1-Sep-31
4226071     VACAVILLE            CA      95688      SFD         7.375       6.750     $ 2,762.70       360      1-Sep-31
4226081     LAGUNA NIGUEL        CA      92677      SFD         7.000       6.733     $ 2,235.42       360      1-Sep-31
4226683     PASADENA             CA      91105      SFD         7.000       6.733     $ 5,399.93       360      1-Sep-31
4226966     CLAREMONT            CA      91711      SFD         7.125       6.750     $ 1,967.26       360      1-Sep-31
4227394     SIMI VALLEY          CA      93065      SFD         7.375       6.750     $ 2,175.63       360      1-Sep-31
4227417     OAKLAND              CA      94619      SFD         7.125       6.750     $ 2,081.79       360      1-Sep-31
4227649     ALBANY               CA      94706      SFD         7.500       6.750     $ 2,870.28       360      1-Sep-31
4228519     LARKSPUR             CO      80118      SFD         7.625       6.750     $ 3,185.08       360      1-Oct-31
4228926     LOVELAND             CO      80537      SFD         7.250       6.750     $ 2,073.82       360      1-Sep-31
4229250     SANDY                UT      84093      SFD         7.375       6.750     $ 2,831.77       360      1-Sep-31
4229273     MINNEAPOLIS          MN      55401      SFD         7.125       6.750     $ 3,206.90       360      1-Sep-31
4229551     GILROY               CA      95020      SFD         7.375       6.750     $ 2,204.64       360      1-Sep-31
4229713     CHICAGO              IL      60614      SFD         7.250       6.750     $ 6,207.81       360      1-Sep-31
4229939     FLOWER MOUND         TX      75028      SFD         7.625       6.750     $ 4,488.83       360      1-Oct-31
4230575     SANTA CLARA          CA      95050      SFD         7.375       6.750     $ 2,624.57       360      1-Sep-31
4230606     SANTA BARBARA        CA      93103      SFD         7.500       6.750     $ 4,509.94       360      1-Sep-31
4230648     MILPITAS             CA      95035      SFD         7.250       6.750     $ 3,095.38       360      1-Sep-31
4230716     SEDONA               AZ      86336      SFD         7.250       6.750     $ 2,831.04       360      1-Sep-31
4230930     TUALATIN             OR      97062      SFD         7.375       6.750     $ 3,185.40       360      1-Sep-31
4231153     HOUSTON              TX      77082      SFD         7.250       6.750     $ 2,838.20       360      1-Sep-31
4231316     NAPLES               FL      34119      SFD         7.125       6.750     $ 2,903.73       360      1-Oct-31
4231413     MILPITAS             CA      95035      SFD         7.750       6.750     $ 2,344.46       360      1-Sep-31
4231526     ENCINITAS            CA      92024      SFD         7.500       6.750     $ 3,051.73       360      1-Sep-31
4232247     SEBASTOPOL           CA      95472      SFD         6.875       6.608     $ 2,233.56       360      1-Sep-31
4233188     BENICIA              CA      94510      SFD         7.125       6.750     $ 2,398.44       360      1-Sep-31
4234000     FAIRFIELD            CA      94533      SFD         7.125       6.750     $ 2,425.39       360      1-Sep-31
4234797     SAN MATEO            CA      94402      SFD         7.375       6.750     $ 3,177.11       360      1-Sep-31
4235224     KIAWAH ISLAND        SC      29455      SFD         7.125       6.750     $ 4,150.11       360      1-Sep-31
4235547     FAIRFIELD            CA      94533      SFD         7.375       6.750     $ 3,094.23       360      1-Sep-31
4237709     WESTFORD             MA      01886      SFD         7.000       6.733     $ 3,326.52       360      1-Jul-31
4237821     NOVATO               CA      94947      SFD         7.750       6.750     $ 5,122.35       360      1-Sep-31
4238064     BONITA SPRING        FL      34135      HCO         7.625       6.750     $ 2,831.17       360      1-Jul-31
4239057     GREENWOOD VIL        CO      80121      SFD         7.500       6.750     $ 6,992.15       360      1-Sep-31
4239817     PLAYA DEL REY        CA      90293      SFD         7.500       6.750     $ 5,258.10       360      1-Sep-31
4242730     HOWELL TWP           NJ      07728      SFD         7.500       6.750     $ 3,408.68       360      1-Aug-31
4243078     CASTRO VALLEY        CA      94546      SFD         7.875       6.750     $ 1,876.12       360      1-Sep-31
4243771     CARLSBAD             CA      92009      SFD         7.000       6.733     $ 2,986.55       360      1-Sep-31
4244819     SUMMERLAND           CA      93067      SFD         7.375       6.750     $ 3,798.72       360      1-Oct-31
4244933     ROCKPORT             MA      01966      SFD         7.250       6.750     $ 3,138.02       360      1-Oct-31
4245138     BONITA               CA      91902      SFD         7.250       6.750     $ 3,689.21       360      1-Aug-31
4246975     WESTFIELD            NJ      07090      SFD         7.375       6.750     $ 4,765.66       360      1-Sep-31
4247056     SAN FRANCISCO        CA      94116      SFD         7.125       6.750     $ 2,931.63       360      1-Sep-31
4248445     SAN FRANCISCO        CA      94112      SFD         7.375       6.750     $ 2,538.24       360      1-Sep-31
4248603     DANVILLE             CA      94506      PUD         7.500       6.750     $ 2,517.18       360      1-Jun-31
4249235     SAN RAMON            CA      94583      LCO         7.625       6.750     $ 2,406.50       360      1-Jul-31
4249286     MALVERN              PA      19355      SFD         7.250       6.750     $ 3,049.33       360      1-Oct-31
4249352     WASHINGTON           DC      20015      SFD         7.375       6.750     $ 3,370.49       360      1-May-31
4249519     UNION CITY           CA      94587      SFD         7.375       6.750     $ 3,087.32       360      1-Sep-31
4249663     DENVILLE             NJ      07834      SFD         7.125       6.750     $ 2,816.15       360      1-Sep-31
4249802     SAN JOSE             CA      95120      SFD         7.375       6.750     $ 2,171.48       360      1-Aug-31
4250251     MONUMENT             CO      80132      SFD         7.500       6.750     $ 2,582.90       360      1-Oct-31
4250731     SANTA ROSA BE        FL      32459      LCO         7.000       6.733     $ 1,879.21       360      1-Sep-31
4251461     FAIRFIELD            CT      06432      SFD         7.000       6.733     $ 2,621.30       360      1-Sep-31
4251548     ROCHESTER            MN      55902      SFD         7.375       6.750     $ 2,403.55     360        1-Jun-31
4251990     PALM SPRINGS         CA      92264      SFD         7.000       6.733     $ 2,244.74     360        1-Oct-31
4252047     MCLEAN               VA      22101      SFD         7.125       6.750     $ 3,941.26     360        1-Oct-31
4252068     ROCKVILLE            MD      20855      SFD         7.375       6.750     $ 2,935.37     360        1-Sep-31
4252485     SANTE FE             NM      87501      SFD         7.500       6.750     $ 2,237.49     360        1-Jun-31
4252660     WOODBRIDGE           VA      22192      PUD         7.375       6.750     $ 3,453.38     360        1-Sep-31
4253437     FREMONT              CA      94536      SFD         7.250       6.750     $ 2,715.06     360        1-Sep-31
4253625     ELLICOTT CITY        MD      21042      SFD         7.625       6.750     $ 2,477.28     360        1-Sep-31
4253768     WASHINGTON           DC      20024      SFD         7.000       6.733     $ 2,157.47     360        1-Jul-31
4253830     BRYN MAWR            PA      19010      SFD         7.375       6.750     $ 3,895.41     360        1-Sep-31
4253883     POMONA               NY      10970      SFD         7.500       6.750     $ 2,363.35     360        1-Aug-31
4253970     LEESBURG             VA      20176      SFD         7.375       6.750     $ 4,164.77     360        1-Jun-31
4254057     WALNUT CREEK         CA      94596      SFD         7.500       6.750     $ 2,048.70     360        1-Oct-31
4254680     DRYDEN               MI      48428      SFD         7.750       6.750     $ 1,246.56     360        1-Jul-31
4255540     REISTERSTOWN         MD      21136      SFD         7.375       6.750     $ 3,833.24     360        1-Sep-31
4256110     CHESTERFIELD         MO      63017      SFD         7.500       6.750     $ 2,349.36     360        1-Jul-31
4256149     NORTH BILLERI        MA      01862      SFD         7.500       6.750     $ 2,202.53     360        1-Jun-31
4256190     BLOOMFIELD TW        MI      48301      SFD         7.750       6.750     $ 6,235.66     360        1-Aug-31
4256218     WOODBURY             MN      55129      SFD         7.375       6.750     $ 3,315.24     360        1-Sep-31
4256246     MONTEREY             CA      93940      SFD         7.125       6.750     $ 2,580.35     360        1-Oct-31
4256511     PROSPECT             KY      40059      SFD         7.375       6.750     $ 4,489.39     360        1-Aug-31
4256658     SCOTTSDALE           AZ      85255      SFD         7.125       6.750     $ 2,896.99     360        1-Sep-31
4256694     PELHAM               NY      10803      SFD         7.125       6.750     $ 6,189.79     360        1-Oct-31
4256742     BETHESDA             MD      20814      SFD         7.250       6.750     $ 2,847.08     360        1-Sep-31
4256836     SAN JOSE             CA      95148      SFD         7.500       6.750     $ 2,209.52     360        1-Jul-31
4257163     CLINTON              TN      37716      SFD         7.000       6.733     $ 2,128.97     360        1-Sep-31
4257340     GILROY               CA      95020      SFD         7.250       6.750     $ 2,532.58     360        1-Sep-31
4258296     PASADENA             CA      91107      SFD         7.375       6.750     $ 2,348.30     360        1-Aug-31
4259204     CORTLANDT MAN        NY      10567      SFD         7.000       6.733     $ 2,782.97     360        1-Oct-31
4259655     CHESTER              NJ      07930      SFD         7.375       6.750     $ 4,462.46     360        1-Oct-31
4260004     PASADENA             CA      91105      SFD         7.125       6.750     $ 3,085.63     360        1-Sep-31
4260068     SAN DIEGO            CA      92131      SFD         7.625       6.750     $ 2,123.39     360        1-Jul-31
4260290     NEW ROCHELLE         NY      10804      SFD         7.250       6.750     $ 2,373.98     360        1-Oct-31
4260648     ALPHARETTA           GA      30022      SFD         7.375       6.750     $ 5,318.20     360        1-Oct-31
4261130     COCKEYSVILLE         MD      21030      SFD         7.875       6.750     $ 5,191.50     360        1-Sep-31
4261182     SAN DIEGO            CA      92037      SFD         7.250       6.750     $ 3,308.56     360        1-Jul-31
4261254     SANTA ROSA           CA      95404      SFD         7.000       6.733     $ 2,328.56     360        1-Jul-31
4261484     SAN FRANCISCO        CA      94115      SFD         7.875       6.750     $ 6,235.60     360        1-Sep-31
4261975     SAN DIEGO            CA      92128      SFD         7.875       6.750     $ 2,349.23     360        1-Aug-31
4262036     LA HABRA             CA      90631      SFD         7.125       6.750     $ 2,964.37     360        1-Aug-31
4262241     SAN CLEMENTE         CA      92673      SFD         7.375       6.750     $ 2,337.39     360        1-Jul-31
4262498     PLEASANTON           CA      94588      SFD         7.500       6.750     $ 2,650.03     360        1-Jul-31
4263817     BAYSIDE              NY      11364      COP         7.625       6.750     $   477.77     360        1-Sep-31
4264343     DIX HILLS            NY      11746      SFD         7.250       6.750     $ 1,875.99     360        1-Oct-31
4264525     CORTLANDT MAN        NY      10567      SFD         7.625       6.750     $ 3,057.67     360        1-Sep-31
4264947     SAN FRANCISCO        CA      94132      SFD         7.000       6.733     $ 2,461.62     360        1-Oct-31
4265062     FAIRFAX STATI        VA      22039      SFD         7.000       6.733     $ 2,528.15     360        1-Aug-31
4265190     ARGYLE               TX      76226      SFD         7.250       6.750     $ 4,434.15     360        1-Aug-31
4265253     BOSTON               MA      02118      LCO         7.750       6.750     $ 2,507.44     360        1-Sep-31
4265406     NAPLES               FL      34108      PUD         7.250       6.750     $ 3,410.89     360        1-Sep-31
4265649     YORBA LINDA          CA      92887      SFD         7.500       6.750     $ 2,246.58     360        1-Aug-31
4265721     WEST CALDWELL        NJ      07006      SFD         7.375       6.750     $ 3,119.92     360        1-Sep-31
4265725     SPRINGBORO           OH      45066      SFD         7.500       6.750     $ 2,770.29     360        1-Oct-31
4265852     LAS VEGAS            NV      89148      SFD         6.875       6.608     $ 5,872.95     360        1-Sep-31
4265960     PLANKINTON           SD      57368      SFD         7.875       6.750     $ 2,167.96     360        1-Sep-31
4266209     EAST QUOGUE          NY      11942      SFD         7.625       6.750     $ 1,132.47     360        1-Aug-31
4266384     WOODCLIFF LAK        NJ      07675      SFD         7.375       6.750     $ 2,424.27     360        1-Oct-31
4266771     THOMPSON FALL        MT      59873      SFD         7.000       6.733     $ 1,832.78     360        1-Sep-31
4266893     CULVER CITY          CA      90230      SFD         7.000       6.733     $ 2,199.16     360        1-Oct-31
4267195     SAN DIEGO            CA      92130      SFD         7.125       6.750     $ 6,400.33     360        1-Sep-31
4267221     LANDENBERG           PA      19350      SFD         6.750       6.483     $ 2,918.69     360        1-Sep-31
4267321     SAN JOSE             CA      95133      SFD         7.250       6.750     $ 3,069.79     360        1-Sep-31
4267585     MENDHAM              NJ      07945      SFD         7.125       6.750     $ 3,267.54     360        1-Oct-31
4267664     SAN JOSE             CA      95124      SFD         7.500       6.750     $ 2,761.90     360        1-Sep-31
4267884     TEMECULA             CA      92592      PUD         7.750       6.750     $ 1,504.47     360        1-Aug-31
4268118     CORTE MADERA         CA      94925      SFD         7.375       6.750     $ 4,489.39     360        1-Aug-31
4268530     SAN JOSE             CA      95125      SFD         7.375       6.750     $ 5,767.14     360        1-Sep-31
4268547     HOUSTON              TX      77057      SFD         7.375       6.750     $ 3,757.28     360        1-Sep-31
4269022     EL CAJON             CA      92021      SFD         7.250       6.750     $ 3,857.71     360        1-Sep-31
4269552     STAMFORD             CT      06902      SFD         7.500       6.750     $ 3,048.58     360        1-Sep-31
4269648     SAINT HELENA         CA      94574      SFD         7.375       6.750     $ 4,489.39     360        1-Sep-31
4270342     MELVILLE             NY      11747      SFD         7.625       6.750     $ 2,406.50     360        1-Oct-31
4270643     HIGHLANDS RAN        CO      80129      SFD         7.500       6.750     $ 2,369.29     360        1-Sep-31
4271138     SETAUKET             NY      11733      SFD         7.500       6.750     $ 4,195.29     360        1-Sep-31
4271470     MARCO ISLAND         FL      34145      SFD         7.375       6.750     $ 2,244.70     360        1-Sep-31
4271545     SOMERS               NY      10589      SFD         7.375       6.750     $ 4,005.92     360        1-Sep-31
4271606     CLARKSVILLE          MD      21029      SFD         7.250       6.750     $ 3,363.13     360        1-Sep-31
4271666     LINCOLN              NE      68509      SFD         7.750       6.750     $ 2,375.17     360        1-Sep-31
4271924     VIENNA               VA      22182      SFD         7.500       6.750     $ 2,132.61     360        1-Oct-31
4271997     IRVINE               CA      92614      SFD         7.500       6.750     $ 2,411.60     360        1-Aug-31
4272014     AMERICAN CANY        CA      94503      SFD         7.500       6.750     $ 2,437.81     360        1-Sep-31
4272194     DIX HILLS            NY      11746      SFD         7.500       6.750     $ 2,726.94     360        1-Sep-31
4272534     SAN JOSE             CA      95125      SFD         7.250       6.750     $ 2,756.00     360        1-Oct-31
4272974     WALNUT CREEK         CA      94596      SFD         7.500       6.750     $ 1,887.88     360        1-Aug-31
4272997     NORTH SALEM          NY      10560      SFD         7.375       6.750     $ 2,887.03     360        1-Oct-31
4273061     KINGSTON             GA      30145      SFD         6.875       6.608     $ 2,148.16     360        1-Sep-31
4273136     AURORA               CO      80016      SFD         7.500       6.750     $ 2,232.94     360        1-Sep-31
4273268     DEL MAR              CA      92014      SFD         7.875       6.750     $ 2,320.23     360        1-Sep-31
4273544     SCARSDALE            NY      10583      SFD         7.250       6.750     $ 2,558.17     360        1-Oct-31
4273657     MANASSAS             VA      20111      SFD         7.000       6.733     $ 2,474.93     360        1-Aug-31
4273820     JACKSON              WY      83001      SFD         7.000       6.733     $ 1,912.75     360        1-Oct-31
4274215     NICHOLS HILLS        OK      73120      SFD         7.375       6.750     $ 4,472.12     360        1-Aug-31
4274524     SAN JOSE             CA      95131      SFD         7.250       6.750     $ 2,182.97     360        1-Sep-31
4274555     PHILADELPHIA         PA      19106      SFD         7.250       6.750     $ 3,840.65     360        1-Sep-31
4274626     PEBBLE BEACH         CA      93953      SFD         7.125       6.750     $ 5,275.22     360        1-Sep-31
4274690     SPRINGFIELD          VA      22152      SFD         7.125       6.750     $ 3,309.31     360        1-Oct-31
4274758     OJAI                 CA      93023      SFD         7.250       6.750     $ 3,722.64     360        1-Oct-31
4275043     LOS GATOS            CA      95032      SFD         7.375       6.750     $ 4,392.70     360        1-Oct-31
4275207     NORWALK              CT      06855      SFD         7.125       6.750     $ 2,964.37     360        1-Oct-31
4275258     FOSTER CITY          CA      94404      SFD         7.125       6.750     $ 3,691.98     360        1-Sep-31
4275429     BOULDER              CO      80301      SFD         6.750       6.483     $ 3,470.00     360        1-Oct-31
4275508     PARK RIDGE           NJ      07450      SFD         7.125       6.750     $ 2,317.60     360        1-Sep-31
4275603     ROCKVILLE            MD      20853      SFD         7.250       6.750     $ 2,578.63     360        1-Sep-31
4275662     CARLSBAD             CA      92009      LCO         7.125       6.750     $ 2,450.32     360        1-Sep-31
4275769     ORONO                MN      55356      SFD         7.375       6.750     $ 2,983.72     360        1-Sep-31
4275931     EL SOBRANTE          CA      94803      SFD         7.875       6.750     $ 2,175.21     360        1-Aug-31
4276387     SANTA BARBARA        CA      93105      SFD         7.000       6.733     $ 2,993.87     360        1-Oct-31
4276623     WAYNE                NJ      07470      SFD         7.375       6.750     $ 2,237.79     360        1-Oct-31
4276636     ARDSLEY              NY      10502      SFD         7.375       6.750     $ 2,011.25     360        1-Oct-31
4276890     MINNETONKA           MN      55305      SFD         7.500       6.750     $ 2,726.94     360        1-Sep-31
4277006     MILTON               MA      02186      SFD         7.250       6.750     $ 3,069.80     360        1-Sep-31
4277326     GOLDEN               CO      80403      SFD         7.250       6.750     $ 2,763.50     360        1-Sep-31
4277338     ALPHARETTA           GA      30022      SFD         7.625       6.750     $   983.13     360        1-Sep-31
4277714     MARBLEHEAD           MA      01945      SFD         7.125       6.750     $ 3,031.73     360        1-Sep-31
4278100     SAN JOSE             CA      95120      SFD         6.750       6.483     $ 2,218.21     360        1-Oct-31
4278122     BEND                 OR      97707      SFD         6.875       6.608     $ 2,299.25     360        1-Sep-31
4278154     TUXEDO               NY      10987      SFD         7.375       6.750     $ 2,626.99     360        1-Aug-31
4278168     BEL AIR              MD      21015      SFD         7.125       6.750     $ 2,304.12     360        1-Sep-31
4278196     CLIFTON              NJ      07014      PUD         7.250       6.750     $ 2,022.45     360        1-Sep-31
4278405     CORAL GABLES         FL      33134      SFD         7.250       6.750     $ 4,434.15     360        1-Sep-31
4278464     ANDOVER              MA      01810      SFD         7.375       6.750     $ 2,624.57     360        1-Sep-31
4278561     OAKLAND              CA      94618      SFD         7.000       6.733     $ 2,328.56     360        1-Sep-31
4278695     OAKTON               VA      22124      SFD         7.125       6.750     $ 2,605.61     360        1-Sep-31
4278923     BETHESDA             MD      20817      SFD         7.000       6.733     $ 2,461.62     360        1-Sep-31
4279025     LONG VALLEY          NJ      07853      SFD         7.375       6.750     $ 2,992.38     240        1-Sep-21
4279145     COLTS NECK           NJ      07722      SFD         7.375       6.750     $ 3,453.38     360        1-Sep-31
4279189     BELLE HARBOR         NY      11694      SFD         7.625       6.750     $ 3,114.29     360        1-Sep-31
4279240     SOUTHLAKE            TX      76092      SFD         6.875       6.608     $ 2,704.38     360        1-Sep-31
4279363     LACKAWAXEN           PA      18435      SFD         7.500       6.750     $ 2,601.08     360        1-Jul-31
4279384     NEW FAIRFIELD        CT      06812      SFD         7.250       6.750     $ 3,651.01     360        1-Jul-31
4279427     RANCHO SANTE         CA      92067      SFD         7.000       6.733     $ 3,153.53     360        1-Sep-31
4279505     VISTA                CA      92084      SFD         7.000       6.733     $ 2,627.94     360        1-Oct-31
4279557     SAN FRANSISCO        CA      94103      LCO         7.125       6.750     $ 2,728.57     360        1-Sep-31
4279744     SUNNYVALE            CA      94087      SFD         7.250       6.750     $ 3,274.45     360        1-Sep-31
4280051     DIX HILLS            NY      11746      SFD         7.125       6.750     $ 2,189.59     360        1-Oct-31
4280231     WALTHAM              MA      02451      SFD         7.375       6.750     $ 2,610.09     360        1-Oct-31
4280287     DUBLIN               CA      94568      SFD         7.250       6.750     $ 3,035.68     360        1-Sep-31
4280291     LOS ANGELES          CA      90068      SFD         8.125       6.750     $ 3,813.47     360        1-Aug-31
4280432     MARINA DEL RE        CA      90292      SFD         7.000       6.733     $ 5,202.67     360        1-Sep-31
4280769     FOREST HILLS         NY      11375      SFD         7.375       6.750     $ 3,038.98     360        1-Sep-31
4280843     SAN LUIS OBIS        CA      93401      SFD         7.125       6.750     $ 6,737.19     360        1-Sep-31
4281055     RAMSEY               NJ      07446      SFD         7.375       6.750     $ 2,375.93     360        1-Oct-31
4281355     WELLESLEY            MA      02481      SFD         7.375       6.750     $ 2,486.43     360        1-Sep-31
4281470     CHESTNUT RIDG        NY      10977      SFD         7.500       6.750     $ 2,405.30     360        1-Aug-31
4281823     NEWPORT BEACH        CA      92625      SFD         7.250       6.750     $ 3,717.87     360        1-Sep-31
4282318     FT LAUDERDALE        FL      33316      HCO         7.375       6.750     $ 3,320.77     360        1-Aug-31
4282348     HENDERSONVILL        NC      28739      SFD         7.750       6.750     $ 2,410.73     360        1-Aug-31
4282363     ASHEVILLE            NC      28803      SFD         7.500       6.750     $ 2,412.29     360        1-Sep-31
4282477     VIRGINIA BEAC        VA      23452      SFD         7.375       6.750     $ 2,804.14     360        1-Sep-31
4282481     BROWNSBORO           AL      35741      SFD         7.250       6.750     $ 2,517.23     360        1-Sep-31
4282531     EAGLE RIVER          AK      99577      SFD         6.875       6.608     $ 1,108.90     360        1-Sep-31
4282704     AROMAS               CA      95004      SFD         7.250       6.750     $ 3,032.28     360        1-Sep-31
4282720     MANHATTAN BEA        CA      90266      SFD         7.500       6.750     $ 5,506.32     360        1-Oct-31
4282822     POTOMAC FALLS        VA      20165      SFD         7.500       6.750     $ 2,537.45     360        1-Sep-31
4283007     HOUSTON              TX      77009      SFD         7.375       6.750     $ 4,309.82     360        1-Aug-31
4283037     ROCKWALL             TX      75087      PUD         7.125       6.750     $ 2,097.96     360        1-Sep-31
4283267     LOS ALTOS HIL        CA      94022      SFD         7.375       6.750     $ 5,421.80     360        1-Sep-31
4283549     EL CAJON             CA      92019      SFD         7.250       6.750     $   810.43     360        1-Sep-31
4283611     LACEY                WA      98513      SFD         7.000       6.733     $ 2,262.03     360        1-Sep-31
4283641     VIRGINIA BEAC        VA      23451      SFD         7.500       6.750     $ 2,936.70     360        1-Sep-31
4283717     BLOOMFIELD HI        MI      48301      SFD         7.875       6.750     $ 2,175.21     360        1-Oct-31
4283923     SAN FRANCISCO        CA      94110      SFD         7.000       6.733     $ 2,481.58     360        1-Sep-31
4283978     ROCKLIN              CA      95765      SFD         7.375       6.750     $ 2,265.41     360        1-Sep-31
4284156     SAMMAMISH            WA      98075      SFD         7.500       6.750     $ 4,569.08     353        1-Dec-30
4284201     FOSTER CITY          CA      94404      SFD         7.625       6.750     $ 3,337.25     360        1-Sep-31
4284640     LA CANADA            CA      91011      SFD         7.000       6.733     $ 6,420.17     360        1-Oct-31
4284784     WOODSTOCK            NY      12498      SFD         7.875       6.750     $ 2,229.59     360        1-Oct-31
4284859     WATSONVILLE          CA      95076      SFD         7.250       6.750     $ 2,421.73     360        1-Aug-31
4285026     ARLINGTON            VA      22207      SFD         7.625       6.750     $ 2,807.11     360        1-Sep-31
4285074     CARMEL               CA      93923      SFD         7.375       6.750     $ 3,556.98     360        1-Sep-31
4285308     LYNNFIELD            MA      01940      SFD         7.125       6.750     $ 2,425.39     360        1-Oct-31
4285566     MONROVIA             CA      91016      SFD         7.000       6.733     $ 2,794.28     360        1-Oct-31
4285996     CHESTER TWP          NJ      07930      SFD         7.750       6.750     $ 6,143.24     360        1-Sep-31
4286143     TAMARAC              FL      33321      SFD         7.375       6.750     $   880.62     360        1-Sep-31
4286198     PETALUMA             CA      94954      SFD         7.125       6.750     $ 2,250.22     360        1-Sep-31
4286219     COLLEYVILLE          TX      76034      SFD         7.250       6.750     $ 2,444.92     360        1-Aug-31
4286504     WEST HAVEN           CT      06516      LCO         7.750       6.750     $   822.08     360        1-Sep-31
4286851     SAN DIEGO            CA      92130      PUD         7.000       6.733     $ 4,084.96     360        1-Oct-31
4286896     DIABLO               CA      94528      SFD         7.375       6.750     $ 6,216.08     360        1-Sep-31
4287042     SANTA CLARITA        CA      91355      SFD         7.000       6.733     $ 2,304.94     360        1-Sep-31
4287419     CARY                 NC      27511      SFD         7.125       6.750     $ 3,449.44     360        1-Sep-31
4287585     SANTA MONICA         CA      90404      LCO         7.000       6.733     $ 1,729.79     360        1-Sep-31
4288003     MILLSTONE TWP        NJ      08691      SFD         7.500       6.750     $ 2,433.27     360        1-Sep-31
4288052     WHITESTONE           NY      11357      SFD         7.000       6.733     $ 2,328.56     360        1-Sep-31
4288386     MOORESTOWN           NJ      08057      SFD         7.500       6.750     $ 2,629.05     360        1-Sep-31
4288553     PONTE VEDRA B        FL      32082      SFD         7.000       6.733     $ 2,235.42     360        1-Oct-31
4288566     SARATOGA             CA      95070      SFD         7.375       6.750     $ 3,971.39     360        1-Sep-31
4289269     FREMONT              CA      94539      SFD         7.000       6.733     $ 2,993.87     360        1-Oct-31
4289366     SHAWNEE              OK      74804      SFD         7.000       6.733     $ 3,699.08     360        1-Sep-31
4289399     ROCKVILLE            MD      20853      SFD         7.125       6.750     $ 2,808.06     360        1-Sep-31
4289452     GAITHERSBURG         MD      20878      SFD         7.625       6.750     $ 2,335.72     360        1-Sep-31
4289505     ANTIOCH              CA      94509      SFD         7.250       6.750     $ 2,186.72     360        1-Sep-31
4289552     CHINO HILLS          CA      91709      SFD         7.250       6.750     $ 2,515.53     360        1-Sep-31
4289573     CROTON ON HUD        NY      10520      SFD         7.375       6.750     $ 2,339.32     360        1-Oct-31
4289883     FAIRFAX STATI        VA      22039      SFD         6.750       6.483     $ 2,511.38     360        1-Sep-31
4289999     MAPLEWOOD            NJ      07040      SFD         7.000       6.733     $ 1,962.65     360        1-Oct-31
4290075     MEDFIELD             MA      02052      SFD         6.750       6.483     $ 3,324.07     360        1-Sep-31
4290084     BEVERLY HILLS        CA      90210      HCO         7.500       6.750     $ 2,071.43     360        1-Oct-31
4290121     MANASSAS             VA      20112      SFD         7.000       6.733     $ 2,141.28     360        1-Sep-31
4290125     CENTREVILLE          VA      20120      SFD         7.250       6.750     $ 3,558.91     360        1-Sep-31
4290206     PROVIDENCE           RI      02906      SFD         7.000       6.733     $ 3,659.17     360        1-Oct-31
4290579     WINNETKA             CA      91306      SFD         7.000       6.733     $ 1,091.10     360        1-Sep-31
4290673     SAN DIEGO            CA      92122      SFD         7.250       6.750     $ 2,387.62     360        1-Sep-31
4290677     LARKSPUR             CA      94939      SFD         7.625       6.750     $ 3,241.70     360        1-Sep-31
4290751     LOS ANGELES          CA      90039      SFD         7.500       6.750     $ 2,167.57     360        1-Sep-31
4290910     SUGAR LAND           TX      77479      SFD         7.375       6.750     $ 2,431.18     360        1-Sep-31
4291461     PENSACOLA            FL      32503      LCO         8.000       6.750     $ 2,113.25     360        1-Dec-30
4291817     SONOMA               CA      95476      SFD         7.250       6.750     $ 2,455.84     360        1-Sep-31
4291844     ALEXANDRIA           VA      22308      SFD         7.500       6.750     $ 2,412.29     360        1-Aug-31
4291899     LIDO BEACH           NY      11561      SFD         7.375       6.750     $ 2,268.87     360        1-Oct-31
4291906     BEDFORD              NY      10506      SFD         7.250       6.750     $ 2,831.04     360        1-Sep-31
4291921     LEMONT               IL      60439      SFD         6.875       6.608     $ 2,184.29     360        1-Oct-31
4292099     CARMEL               IN      46033      SFD         7.375       6.750     $ 2,365.22     360        1-Sep-31
4292128     FAIRWAY              KS      66205      SFD         7.000       6.733     $ 2,660.94     360        1-Sep-31
4292178     CHICAGO              IL      60605      SFD         7.875       6.750     $ 4,591.14     360        1-Oct-31
4292239     MILPITAS             CA      95035      SFD         7.250       6.750     $ 3,547.32     360        1-Sep-31
4292259     PACIFICA             CA      94044      SFD         7.000       6.733     $ 2,661.21     360        1-Sep-31
4292361     CHINO                CA      91710      SFD         7.375       6.750     $ 2,141.10     360        1-Sep-31
4292500     MALIBU               CA      90265      SFD         7.375       6.750     $ 6,692.65     360        1-Oct-31
4292609     ALEXANDRIA           VA      22311      SFD         7.125       6.750     $ 2,579.00     360        1-Oct-31
4292754     TRABUCO CANYO        CA      92679      SFD         8.000       6.750     $ 2,362.73     360        1-Sep-31
4292778     HIGHLANDS RAN        CO      80126      SFD         7.250       6.750     $ 2,411.15     360        1-Sep-31
4293033     BENTONVILLE          AR      72712      SFD         7.250       6.750     $ 2,455.83     360        1-Sep-31
4293125     LEESBURG             VA      20175      SFD         7.000       6.733     $ 1,947.67     360        1-Sep-31
4293138     CHICAGO              IL      60614      SFD         7.000       6.733     $ 3,585.99     360        1-Oct-31
4293413     ELLICOTT CITY        MD      21042      SFD         7.125       6.750     $ 2,829.62     360        1-Sep-31
4293649     WESTFIELD            NJ      07090      SFD         7.000       6.733     $ 3,991.82     360        1-Oct-31
4293830     LAFAYETTE            CA      94549      SFD         6.875       6.608     $ 3,278.08     360        1-Sep-31
4293889     MONTVILLE            NJ      07058      SFD         6.875       6.608     $ 2,627.72     360        1-Oct-31
4293979     MISSION VIEJO        CA      92691      SFD         7.500       6.750     $ 2,349.36     360        1-Sep-31
4294117     LOS ANGELES          CA      90066      SFD         7.000       6.733     $ 2,448.32     360        1-Oct-31
4294605     SOMERVILLE           MA      02145      MF2         7.250       6.750     $ 2,810.57     360        1-Oct-31
4294812     SAN MARCOS           CA      92069      SFD         7.875       6.750     $ 3,393.33     360        1-Sep-31
4294839     TRUCKEE              CA      96161      SFD         7.000       6.733     $ 4,307.84     360        1-Oct-31
4294928     MORRISTOWN           NJ      07960      SFD         6.875       6.608     $ 2,601.44     360        1-Oct-31
4295357     LOS GATOS            CA      95032      SFD         7.000       6.733     $ 6,014.34     360        1-Sep-31
4295546     SARATOGA             CA      95070      SFD         6.875       6.608     $ 6,524.62     360        1-Sep-31
4295645     SAN JOSE             CA      95119      SFD         7.500       6.750     $ 2,824.83     360        1-Sep-31
4295658     SAN FRANCISCO        CA      94108      LCO         7.375       6.750     $ 2,719.54     360        1-Sep-31
4295744     MT. AIRY             MD      21771      SFD         7.250       6.750     $ 2,455.84     360        1-Sep-31
4296253     LOS GATOS            CA      95032      SFD         7.375       6.750     $ 5,957.08     360        1-Sep-31
4296571     STAMFORD             CT      06903      SFD         7.125       6.750     $ 2,150.21     360        1-Oct-31
4296578     BIRMINGHAM TO        PA      19382      SFD         7.500       6.750     $ 3,031.79     360        1-Sep-31
4296613     BROOKLYN             NY      11205      COP         7.500       6.750     $   629.30     360        1-Sep-31
4296715     DALY CITY            CA      94014      SFD         7.125       6.750     $ 2,371.49     360        1-Sep-31
4296788     SAN JOSE             CA      95121      SFD         7.375       6.750     $ 1,947.71     360        1-Sep-31
4296853     STUDIO CITY          CA      91604      SFD         7.125       6.750     $ 2,802.67     360        1-Sep-31
4297053     SAN DIEGO            CA      92128      SFD         7.250       6.750     $ 2,969.52     360        1-Oct-31
4297570     LOS ALTOS            CA      94024      SFD         7.500       6.750     $ 6,789.37     360        1-Sep-31
4297741     READING              MA      01867      SFD         7.250       6.750     $ 2,031.52     360        1-Sep-31
4298192     BRENTWOOD            CA      94513      SFD         7.250       6.750     $ 2,023.20     360        1-Oct-31
4298234     SEBASTOPOL           CA      95472      SFD         7.375       6.750     $ 2,072.03     360        1-Aug-31
4298289     YORBA LINDA          CA      92886      SFD         7.000       6.733     $ 3,053.74     360        1-Oct-31
4298318     WALNUT CREEK         CA      94596      SFD         7.250       6.750     $ 3,717.87     360        1-Sep-31
4298419     PASADENA             CA      91107      SFD         7.750       6.750     $ 2,952.70     360        1-Oct-31
4298547     SAN JOSE             CA      95126      SFD         7.375       6.750     $ 2,417.37     360        1-Oct-31
4298573     PITTSBURGH           PA      15220      SFD         7.500       6.750     $   985.90     360        1-Aug-31
4298582     BYRON                CA      94514      SFD         7.500       6.750     $ 2,691.98     360        1-Sep-31
4298616     SAN JOSE             CA      95118      SFD         7.375       6.750     $ 2,106.56     360        1-Aug-31
4298669     GEYSERVILLE          CA      95441      SFD         7.250       6.750     $ 2,865.14     360        1-Aug-31
4298711     COLUMBIA             SC      29206      SFD         7.375       6.750     $ 2,417.36     360        1-Oct-31
4298763     IRVINE               CA      92604      PUD         7.750       6.750     $ 2,636.40     360        1-Aug-31
4299013     FRANKLIN             MA      02038      SFD         7.125       6.750     $ 2,176.12     360        1-Oct-31
4299119     MELVILLE             NY      11747      SFD         7.500       6.750     $ 2,622.05     360        1-Sep-31
4299213     SANTA ANA            CA      92705      SFD         7.250       6.750     $ 2,387.62     360        1-Aug-31
4299297     SANTA CRUZ           CA      95062      SFD         7.500       6.750     $ 3,921.20     360        1-Sep-31
4299306     MILL VALLEY          CA      94941      SFD         7.375       6.750     $ 3,246.17     360        1-Aug-31
4299542     IONE                 CA      95640      SFD         6.875       6.608     $   656.93     360        1-Sep-31
4299720     GREAT FALLS          VA      22066      SFD         6.875       6.608     $ 5,518.21     360        1-Sep-31
4299786     NEWBURY PARK         CA      91320      SFD         7.250       6.750     $ 2,196.61     360        1-Oct-31
4299838     LEESBURG             VA      20176      SFD         7.125       6.750     $ 2,328.38     360        1-Sep-31
4299912     SARASOTA             FL      34236      LCO         7.250       6.750     $ 2,387.62     360        1-Oct-31
4299973     PALO ALTO            CA      94306      SFD         7.250       6.750     $ 3,144.84     360        1-Sep-31
4300004     NOVATO               CA      94945      SFD         7.250       6.750     $ 4,434.15     360        1-Oct-31
4300128     SAN JOSE             CA      95124      SFD         7.250       6.750     $ 2,062.90     360        1-Sep-31
4300286     LOS ALTOS            CA      94022      SFD         7.500       6.750     $ 3,202.41     360        1-Sep-31
4300298     LIVERMORE            CA      94550      SFD         7.625       6.750     $ 3,255.86     360        1-Oct-31
4300362     WELLESLEY            MA      02481      SFD         7.000       6.733     $ 2,794.28     360        1-Oct-31
4300433     PACIFIC PALIS        CA      90272      SFD         7.000       6.733     $ 3,958.55     360        1-Oct-31
4300460     SOUTH NYACK          NY      10960      SFD         7.000       6.733     $ 4,261.26     360        1-Sep-31
4300651     SANTA BARBARA        CA      93108      LCO         7.000       6.733     $ 3,892.02     360        1-Sep-31
4300669     WOODSIDE             CA      94062      SFD         6.875       6.608     $ 3,941.58     360        1-Sep-31
4300755     CLIFTON              VA      20124      SFD         7.250       6.750     $ 2,128.39     360        1-Sep-31
4300767     NORWOOD              NJ      07648      SFD         7.500       6.750     $ 3,261.14     360        1-Sep-31
4300942     REDWOOD CITY         CA      94065      SFD         7.375       6.750     $ 2,817.96     360        1-Oct-31
4301023     PARK RIDGE           NJ      07656      SFD         7.000       6.733     $ 1,995.91     360        1-Sep-31
4301025     GASTON               OR      97119      SFD         7.250       6.750     $ 2,602.50     360        1-Sep-31
4301190     SAN LORENZO          CA      94580      SFD         7.500       6.750     $   985.90     360        1-Sep-31
4301234     SAN FRANCISCO        CA      94107      HCO         7.000       6.733     $ 2,794.28     360        1-Oct-31
4301308     CARLSBAD             CA      92009      SFD         7.500       6.750     $ 2,768.89     360        1-Sep-31
4301322     HOUSTON              TX      77024      SFD         6.875       6.608     $ 2,956.18     360        1-Oct-31
4301382     HAYMARKET            VA      20168      SFD         7.375       6.750     $ 3,142.58     360        1-Oct-31
4301397     TEMPE                AZ      85284      SFD         7.125       6.750     $ 2,694.88     360        1-Oct-31
4301418     SEDONA               AZ      86336      SFD         7.000       6.733     $ 3,033.78     360        1-Oct-31
4301469     BURLINGAME           CA      94010      SFD         7.500       6.750     $ 3,496.08     360        1-Sep-31
4301489     LAGUNA HILLS         CA      92653      SFD         7.000       6.733     $ 2,328.56     360        1-Sep-31
4301603     FREMONT              CA      94555      SFD         7.250       6.750     $ 2,142.04     360        1-Sep-31
4301764     CARLSBAD             CA      92009      SFD         7.500       6.750     $ 2,062.69     360        1-Sep-31
4301787     SAN JOSE             CA      95132      SFD         7.500       6.750     $ 1,765.52     360        1-Oct-31
4301860     RANCHO SANTA         CA      92067      SFD         7.000       6.733     $ 5,854.67     360        1-Sep-31
4301954     YORBA LINDA          CA      92886      SFD         7.625       6.750     $ 2,618.84     360        1-Oct-31
4302065     LITTLETON            CO      80122      SFD         7.000       6.733     $ 2,542.13     360        1-Sep-31
4302163     SAN JOSE             CA      95148      SFD         6.750       6.483     $ 2,270.10     360        1-Oct-31
4302301     WALNUT CREEK         CA      94596      SFD         7.250       6.750     $ 2,368.86     360        1-Oct-31
4302379     FREEHOLD             NJ      07728      SFD         7.250       6.750     $ 1,944.20     360        1-Sep-31
4302452     SAINT LOUIS          MO      63119      SFD         7.250       6.750     $ 2,292.12     360        1-Oct-31
4302598     DAVIS                CA      95616      SFD         7.000       6.733     $ 2,762.34     360        1-Sep-31
4302610     PLEASANTON           CA      94588      SFD         7.250       6.750     $ 4,434.15     360        1-Sep-31
4302685     ORADELL              NJ      07649      SFD         7.375       6.750     $ 2,417.37     360        1-Oct-31
4302704     LOS ALTOS            CA      94024      SFD         7.125       6.750     $ 3,759.35     360        1-Oct-31
4302806     CAMBRIDGE            MA      02139      LCO         7.250       6.750     $ 2,182.97     360        1-Oct-31
4302914     SANTA BARBARA        CA      93105      SFD         7.500       6.750     $ 4,273.60     360        1-Oct-31
4302927     HALF MOON BAY        CA      94019      SFD         7.000       6.733     $ 2,162.24     360        1-Oct-31
4303022     BELMONT              CA      94002      SFD         7.000       6.733     $ 3,566.03     360        1-Oct-31
4303110     HIGHLANDS RAN        CO      80129      SFD         7.125       6.750     $ 2,128.96     360        1-Oct-31
4303150     OAKLAND              CA      94611      SFD         7.125       6.750     $ 2,533.19     360        1-Sep-31
4303324     MILPITAS             CA      95035      SFD         7.500       6.750     $ 3,020.61     360        1-Oct-31
4303332     SAN CARLOS           CA      94070      SFD         7.500       6.750     $ 3,831.70     360        1-Oct-31
4303408     SAN MATEO            CA      94402      SFD         7.375       6.750     $ 2,555.50     360        1-Sep-31
4303445     HOHOKUS              NJ      07423      SFD         7.250       6.750     $ 5,825.79     360        1-Sep-31
4303450     SAN CARLOS           CA      94070      SFD         7.500       6.750     $ 2,992.64     360        1-Oct-31
4303494     EAST NORWICH         NY      11732      SFD         7.375       6.750     $ 2,486.44     360        1-Sep-31
4303880     MOUNTAIN VIEW        CA      94040      SFD         7.375       6.750     $ 2,514.06     360        1-Oct-31
4304076     NEW PRAGUE           MN      56071      SFD         7.000       6.733     $ 2,794.27     360        1-Oct-31
4304095     RANCHO SANTA         CA      92688      SFD         7.375       6.750     $ 2,106.56     360        1-Sep-31
4304149     LOS ANGELES          CA      90027      SFD         7.250       6.750     $ 2,251.19     360        1-Oct-31
4304178     GLENDALE             CA      91214      SFD         7.750       6.750     $ 2,303.99     360        1-Sep-31
4304251     COTO DE CAZA         CA      92679      SFD         7.375       6.750     $ 3,370.50     360        1-Oct-31
4304371     SOUTH PASADEN        CA      91030      MF2         7.500       6.750     $ 3,216.39     360        1-Oct-31
4304641     LOS ANGELES          CA      90046      SFD         7.375       6.750     $ 4,392.70     360        1-Oct-31
4304642     BRADENTON            FL      34210      SFD         6.875       6.608     $   689.78     360        1-Sep-31
4304682     WAYLAND              MA      01778      SFD         7.000       6.733     $ 2,315.26     360        1-Oct-31
4304686     CORTLANDT MAN        NY      10567      SFD         7.000       6.733     $ 2,195.50     360        1-Oct-31
4304712     LEXINGTON            MA      02420      SFD         7.125       6.750     $ 2,358.02     360        1-Oct-31
4304837     CHARLOTTE            NC      28211      SFD         7.000       6.733     $ 2,900.72     360        1-Sep-31
4305049     CLAYTON              CA      94517      SFD         7.375       6.750     $ 2,016.77     360        1-Jul-31
4305109     HUNTINGTON BE        CA      92648      LCO         7.375       6.750     $ 3,626.05     360        1-Sep-31
4305137     ORANGE               CA      92869      SFD         7.000       6.733     $ 2,553.10     360        1-Aug-31
4305225     SANTA CLARA          CA      95050      SFD         7.625       6.750     $ 3,382.55     360        1-Oct-31
4305358     SUNNYVALE            CA      94087      SFD         7.375       6.750     $ 3,481.01     360        1-Oct-31
4305366     SAN JOSE             CA      95138      SFD         7.250       6.750     $ 2,837.86     360        1-Sep-31
4305434     HERNDON              VA      20170      SFD         7.250       6.750     $ 3,069.80     360        1-Oct-31
4305476     SAN JOSE             CA      95132      SFD         7.500       6.750     $ 2,202.53     360        1-Oct-31
4305672     SAN MARINO           CA      91108      SFD         7.250       6.750     $ 2,728.71     360        1-Oct-31
4305689     SAN RAMON            CA      94583      SFD         7.375       6.750     $ 2,824.87     360        1-Sep-31
4305765     KEYSTONE             CO      80435      SFD         6.750       6.483     $ 3,197.59     360        1-Oct-31
4305812     SAN JOSE             CA      95124      SFD         7.000       6.733     $ 2,450.31     360        1-Oct-31
4305895     WOODMERE             NY      11598      SFD         7.375       6.750     $ 2,762.70     360        1-Sep-31
4305908     HARTSDALE            NY      10503      SFD         7.375       6.750     $ 2,127.28     360        1-Sep-31
4305940     SOUTH SAN FRA        CA      94080      SFD         7.500       6.750     $ 2,181.55     360        1-Oct-31
4305979     DELAFIELD            WI      53018      SFD         8.000       6.750     $ 3,228.56     360        1-Aug-31
4305995     CONROE               TX      77302      SFD         7.250       6.750     $ 3,751.97     360        1-Sep-31
4305996     HOPEWELL             NJ      08525      SFD         7.375       6.750     $ 3,211.64     360        1-Aug-31
4306041     FULLERTON            CA      92835      SFD         7.250       6.750     $ 2,316.67     360        1-Aug-31
4306071     MISSION VIEJO        CA      92691      SFD         7.750       6.750     $ 2,081.18     360        1-Aug-31
4306076     COS COB              CT      06807      LCO         7.250       6.750     $ 2,373.98     360        1-Oct-31
4306081     SHOREHAM             NY      11786      SFD         7.000       6.733     $ 1,995.91     360        1-Jul-31
4306140     SOMERVILLE           MA      02144      SFD         7.375       6.750     $ 2,679.82     360        1-Aug-31
4306244     RAMONA               CA      92065      SFD         6.500       6.233     $ 2,000.00     360        1-Oct-31
4306258     SANTA CLARA          CA      95050      SFD         7.375       6.750     $ 2,072.03     360        1-Oct-31
4306259     SAN JOSE             CA      95123      SFD         7.125       6.750     $ 2,371.49     360        1-Sep-31
4306355     FALMOUTH             MA      02556      SFD         7.500       6.750     $ 3,461.12     360        1-Sep-31
4306369     DEL MAR              CA      92014      SFD         7.250       6.750     $ 6,139.59     360        1-Sep-31
4306590     LAUREL               NY      11948      SFD         7.875       6.750     $ 2,356.48     360        1-Aug-31
4306744     BOXBOROUGH           MA      01719      SFD         7.250       6.750     $ 4,024.85     360        1-Oct-31
4306790     PLACITAS             NM      87043      SFD         7.500       6.750     $ 3,845.68     360        1-Aug-31
4306799     LA JOLLA             CA      92037      SFD         6.875       6.608     $ 3,613.11     360        1-Oct-31
4306823     CHICAGO              IL      60613      SFD         7.375       6.750     $ 2,451.90     360        1-Aug-31
4306824     MANHATTAN BEA        CA      90266      SFD         7.750       6.750     $ 2,994.61     360        1-Oct-31
4306855     LEESBURG             VA      20175      SFD         7.500       6.750     $ 3,188.42     360        1-Aug-31
4306905     SANTA CLARA          CA      95051      SFD         7.375       6.750     $ 2,375.93     360        1-Oct-31
4306947     SAN JOSE             CA      95111      SFD         7.125       6.750     $ 2,054.85     360        1-Sep-31
4306984     FAIRFIELD            CA      94533      SFD         7.875       6.750     $ 2,153.46     360        1-Sep-31
4307031     WATSONVILLE          CA      95076      SFD         7.250       6.750     $ 2,803.74     360        1-Sep-31
4307069     EL CAJON             CA      92020      SFD         7.375       6.750     $ 2,237.79     360        1-Sep-31
4307145     SANTA BARBARA        CA      93109      SFD         7.250       6.750     $ 4,284.07     360        1-Sep-31
4307164     MISSION VIEJO        CA      92692      SFD         7.500       6.750     $ 2,667.51     360        1-Sep-31
4307207     SAN JOSE             CA      95125      SFD         7.375       6.750     $ 2,400.10     360        1-Sep-31
4307291     CUPERTINO            CA      95014      SFD         7.750       6.750     $ 3,134.31     360        1-Sep-31
4307349     SACRAMENTO           CA      95816      SFD         7.500       6.750     $ 2,405.30     360        1-Jul-31
4307364     FOUNTAIN VALL        CA      92708      SFD         7.375       6.750     $ 2,044.40     360        1-Aug-31
4307455     SAN JOSE             CA      95124      SFD         7.375       6.750     $ 2,762.70     360        1-Aug-31
4307504     CHARLESTOWN          MA      02129      HCO         7.500       6.750     $ 2,796.86     360        1-Oct-31
4307520     CHARLOTTE            NC      28226      SFD         6.875       6.608     $ 2,217.80     360        1-Oct-31
4307563     SUNNYVALE            CA      94087      SFD         7.250       6.750     $ 3,683.76     360        1-Oct-31
4307795     SAN JOSE             CA      95124      SFD         7.500       6.750     $ 2,489.21     360        1-Jul-31
4307821     BETHESDA             MD      20816      SFD         7.250       6.750     $ 4,277.25     360        1-Aug-31
4307891     REDWOOD CITY         CA      94065      SFD         6.875       6.608     $ 2,791.95     360        1-Sep-31
4307897     SAN JOSE             CA      95124      SFD         7.500       6.750     $ 2,712.96     360        1-Jul-31
4307902     SOUTH SAN FRA        CA      94080      SFD         7.500       6.750     $ 2,587.10     360        1-Oct-31
4307931     HILLSBOROUGH         CA      94010      SFD         7.250       6.750     $ 4,093.05     360        1-Aug-31
4308147     SAN FRANCISCO        CA      94112      SFD         7.250       6.750     $ 2,728.71     360        1-Sep-31
4308228     SAN JOSE             CA      95118      SFD         7.500       6.750     $ 2,517.18     360        1-Oct-31
4308232     MISSION VIEJO        CA      92691      SFD         7.500       6.750     $ 2,262.66     360        1-Sep-31
4308338     POWAY                CA      92064      SFD         7.500       6.750     $ 2,517.17     360        1-Sep-31
4308537     BIRMINGHAM           AL      35213      LCO         7.625       6.750     $ 3,450.49     360        1-Aug-31
4308555     BURLINGAME           CA      94010      SFD         7.500       6.750     $ 4,380.58     360        1-Oct-31
4308558     AURORA               CO      80016      SFD         7.250       6.750     $ 3,246.82     360        1-Aug-31
4308571     WOODINVILLE          WA      98072      SFD         7.375       6.750     $ 2,110.01     360        1-Aug-31
4308574     HERCULES             CA      94547      SFD         7.250       6.750     $ 2,319.40     360        1-Aug-31
4308588     PEORIA               AZ      85382      SFD         7.500       6.750     $ 2,147.99     360        1-Aug-31
4308595     SAN JOSE             CA      95125      SFD         7.250       6.750     $ 2,585.45     360        1-Aug-31
4308620     CHARLOTTE            NC      28214      SFD         7.625       6.750     $ 3,680.53     360        1-Aug-31
4308652     NEWARK               CA      94560      SFD         7.375       6.750     $ 2,210.16     360        1-Aug-31
4308712     HUNTINGTON BE        CA      92648      SFD         7.750       6.750     $ 3,582.06     360        1-Aug-31
4308817     BERWYN               PA      19312      SFD         7.625       6.750     $ 4,423.72     360        1-Sep-31
4308869     SAN CLEMENTE         CA      92673      LCO         7.375       6.750     $ 2,037.49     360        1-May-31
4308902     GLENDALE             CA      91206      SFD         7.375       6.750     $ 2,210.16     360        1-Aug-31
4308940     PHOENIX              AZ      85021      SFD         7.500       6.750     $ 1,959.55     360        1-Aug-31
4308954     SANTA CRUZ AR        CA      95062      SFD         7.375       6.750     $ 2,130.73     360        1-Aug-31
4309113     CAMPBELL             CA      95008      SFD         7.250       6.750     $ 3,765.61     360        1-Aug-31
4309299     SAN FRANCISCO        CA      94133      LCO         7.250       6.750     $ 2,558.17     360        1-Oct-31
4309356     SUISUN CITY          CA      94585      SFD         7.250       6.750     $ 2,092.73     360        1-Oct-31
4309360     PLEASANTON           CA      94566      SFD         7.125       6.750     $ 2,627.51     360        1-Oct-31
4309403     REDWOOD CITY         CA      94065      SFD         7.125       6.750     $ 2,896.99     360        1-Sep-31
4309430     REDWOOD CITY         CA      94063      SFD         7.375       6.750     $ 3,660.58     360        1-Aug-31
4309582     SAN CARLOS           CA      94070      SFD         7.375       6.750     $ 2,445.00     360        1-Oct-31
4309677     LOS GATOS            CA      95032      SFD         7.375       6.750     $ 3,432.66     360        1-Oct-31
4309694     DAVIS                CA      95616      SFD         7.375       6.750     $ 2,244.69     360        1-Oct-31
4309697     WESTON               FL      33327      SFD         7.125       6.750     $ 3,388.81     360        1-Oct-31
4309782     WOODSIDE             CA      94062      SFD         7.250       6.750     $ 3,339.26     360        1-Oct-31
4309791     MOUNDS               OK      74047      SFD         7.000       6.733     $ 2,591.36     360        1-Oct-31
4309863     PLEASANTON           CA      94566      SFD         7.250       6.750     $ 5,798.50     360        1-Oct-31
4309891     LAGUNA BEACH         CA      92651      SFD         7.500       6.750     $ 4,544.90     360        1-Oct-31
4309913     SAN CLEMENTE         CA      92672      SFD         7.500       6.750     $ 5,069.31     360        1-Oct-31
4309929     IRVINE               CA      92612      SFD         7.625       6.750     $ 2,795.79     360        1-Oct-31
4309968     LOS ANGELES          CA      90035      SFD         7.125       6.750     $ 3,220.38     360        1-Sep-31
4310126     GAINSVILLE           GA      30506      SFD         7.125       6.750     $ 3,537.03     360        1-Sep-31
4310209     PARKLAND             FL      33067      SFD         7.000       6.733     $ 3,991.82     360        1-Sep-31
4310259     SAN JOSE             CA      95124      SFD         7.375       6.750     $ 2,244.70     360        1-Oct-31
4310304     BROOKLYN             NY      11229      MF2         7.375       6.750     $ 3,066.60     360        1-Sep-31
4310444     CUPERTINO            CA      95014      SFD         7.375       6.750     $ 3,778.69     360        1-Oct-31
4310469     TUCSON               AZ      85704      SFD         7.250       6.750     $ 2,985.21     360        1-Sep-31
4310566     VIENNA               VA      22181      SFD         7.125       6.750     $ 2,358.02     360        1-Oct-31
4310584     FREDERICK            MD      21701      PUD         7.125       6.750     $   856.46     360        1-Sep-31
4310592     IRVINE               CA      92612      SFD         7.000       6.733     $ 3,659.17     360        1-Oct-31
4310666     PLEASANTON           CA      94566      SFD         7.375       6.750     $ 2,900.84     360        1-Sep-31
4310816     CUPERTINO            CA      95014      SFD         7.125       6.750     $ 3,267.54     360        1-Oct-31
4310840     ORINDA               CA      94563      SFD         6.875       6.608     $ 2,890.49     360        1-Oct-31
4310915     CASTRO VALLEY        CA      94552      SFD         7.375       6.750     $ 3,121.86     360        1-Oct-31
4311402     CARLSBAD             CA      92008      PUD         7.375       6.750     $ 2,348.30     360        1-Oct-31
4311414     YORBA LINDA          CA      92886      SFD         7.750       6.750     $ 1,791.04     360        1-Oct-31
4311471     WALNUT CREEK         CA      94598      SFD         7.375       6.750     $ 2,382.83     360        1-Oct-31
4311568     DANVILLE             CA      94506      SFD         7.250       6.750     $ 2,578.63     360        1-Oct-31
4311592     WINDSOR              CA      95492      SFD         7.625       6.750     $ 2,228.84     360        1-Aug-31
4311699     SAN BRUNO            CA      94066      SFD         7.125       6.750     $ 2,021.16     360        1-Oct-31
4311967     LOS ALTOS            CA      94022      SFD         7.375       6.750     $ 5,709.82     360        1-Oct-31
4311980     OYSTER BAY CO        NY      11791      SFD         7.000       6.733     $ 2,993.86     360        1-Oct-31
4312111     SAN FRANCISCO        CA      94116      SFD         7.125       6.750     $ 2,694.88     360        1-Oct-31
4312199     CASTLE ROCK          CO      80104      SFD         7.250       6.750     $ 2,550.32     360        1-Sep-31
4312502     CARMEL               CA      93923      SFD         7.375       6.750     $ 6,133.20     360        1-Oct-31
4312546     ORINDA               CA      94563      SFD         7.375       6.750     $ 3,022.40     360        1-Oct-31
4312671     LA MESA              CA      91941      SFD         6.875       6.608     $ 2,463.49     360        1-Oct-31
4312676     PALO ALTO            CA      94306      SFD         7.250       6.750     $ 3,260.81     360        1-Oct-31
4312782     PIEDMONT             CA      94610      SFD         7.250       6.750     $ 3,410.89     360        1-Oct-31
4312853     SANTA BARBARA        CA      93101      SFD         7.000       6.733     $ 2,927.34     360        1-Sep-31
4312926     SIMI VALLEY          CA      93063      SFD         7.250       6.750     $ 3,581.43     360        1-Sep-31
4313396     LEXINGTON            MA      02420      SFD         6.625       6.358     $ 2,081.02     360        1-Oct-31
4313700     MEDFIELD             MA      02052      SFD         7.125       6.750     $ 4,076.00     360        1-Oct-31
4313880     NATICK               MA      01760      SFD         7.375       6.750     $ 2,175.63     360        1-Oct-31
4314007     DEL MAR              CA      92014      SFD         7.500       6.750     $ 4,296.68     360        1-Oct-31
4314051     MONTEBELLO           NY      10910      SFD         7.375       6.750     $ 2,072.03     360        1-Oct-31
4314061     SAN CARLOS           CA      94070      SFD         7.125       6.750     $ 2,526.45     360        1-Oct-31
4314070     EVANSTON             IL      60201      SFD         8.250       6.750     $ 3,549.73     360        1-Aug-31
4314119     MIAMI BEACH          FL      33139      SFD         7.625       6.750     $ 2,477.28     360        1-Aug-31
4314138     GAITHERSBURG         MD      20882      SFD         7.250       6.750     $ 2,674.13     360        1-Aug-31
4314161     BROOKEVILLE          MD      20833      PUD         6.750       6.483     $ 2,330.09     360        1-Aug-31
4314186     LAS VEGAS            NV      89123      SFD         7.125       6.750     $ 2,371.49     360        1-Oct-31
4314222     HIGHLAND MILL        NY      10930      SFD         7.500       6.750     $ 2,796.86     360        1-Aug-31
4314270     CARPINTERIA          CA      93013      LCO         7.125       6.750     $   997.11     360        1-Oct-31
4314487     SAN FRANCISCO        CA      94112      SFD         7.125       6.750     $ 2,258.31     360        1-Oct-31
4314609     SOLANA BEACH         CA      92075      SFD         7.500       6.750     $ 5,272.08     360        1-Oct-31
4315011     DANA POINT           CA      92629      SFD         6.875       6.608     $ 2,351.81     360        1-Oct-31
4315138     PARAMUS              NJ      07652      SFD         7.125       6.750     $ 4,311.80     360        1-Sep-31
4315148     GILBERT              AZ      85296      SFD         7.375       6.750     $ 3,326.29     360        1-Sep-31
4315564     SAN RAFAEL           CA      94903      SFD         7.625       6.750     $ 1,840.27     360        1-Oct-31
4315676     BOCA RATON           FL      33433      SFD         7.250       6.750     $ 1,466.68     360        1-Oct-31
4315740     SARATOGA             CA      95070      SFD         7.250       6.750     $ 2,892.43     360        1-Oct-31
4315845     ARCADIA              CA      91006      SFD         7.875       6.750     $ 2,811.82     360        1-Sep-31
4315847     MENLO PARK           CA      94025      SFD         7.125       6.750     $ 3,200.17     360        1-Oct-31
4315951     MISSION VIEJO        CA      92692      SFD         7.375       6.750     $ 2,044.40     360        1-Oct-31
4315976     SAN RAMON            CA      94583      SFD         7.250       6.750     $ 2,524.06     360        1-Sep-31
4316047     NEW YORK             NY      10019      HCO         7.000       6.733     $ 2,370.15     360        1-Oct-31
4316251     LA CANADA FLI        CA      91011      SFD         7.375       6.750     $ 3,273.81     360        1-Oct-31
4316344     MILPITAS             CA      95035      SFD         7.375       6.750     $ 2,686.73     360        1-Oct-31
4316403     MARTINEZ             CA      94553      SFD         7.500       6.750     $ 2,186.45     360        1-Oct-31
4316407     LIVINGSTON           NJ      07039      SFD         7.000       6.733     $ 1,955.99     360        1-Oct-31
4317187     CHINO HILLS          CA      91709      SFD         7.625       6.750     $ 3,524.82     360        1-Oct-31
4317419     ALPHARETTA           GA      30022      SFD         7.375       6.750     $ 2,104.49     360        1-Aug-31
4317423     CLIFTON              VA      20124      SFD         7.500       6.750     $ 2,377.33     360        1-Aug-31
4317427     MILTON               MA      02186      SFD         7.375       6.750     $ 1,999.50     360        1-Aug-31
4317445     ARLINGTON            VA      22207      SFD         7.500       6.750     $ 2,796.86     360        1-Aug-31
4317459     ALEXANDRIA           VA      22306      SFD         7.250       6.750     $ 2,622.97     360        1-Aug-31
4317465     JACKSONVILLE         FL      32207      PUD         7.500       6.750     $ 2,405.30     360        1-Aug-31
4317480     DEVON                PA      19333      SFD         7.375       6.750     $ 2,693.63     360        1-Aug-31
4317493     ARLINGTON            VA      22205      SFD         7.500       6.750     $ 2,482.21     360        1-Aug-31
4317495     WINTER PARK          FL      32789      SFD         7.250       6.750     $ 3,342.66     360        1-Aug-31
4317500     BETHESDA             MD      20817      SFD         7.375       6.750     $ 3,038.28     360        1-Aug-31
4317515     BROOKLYN             NY      11228      SFD         7.750       6.750     $ 2,063.27     360        1-Aug-31
4317537     WHITE PLAINS         NY      10605      SFD         7.750       6.750     $ 2,328.34     360        1-Jul-31
4317545     DALLAS               TX      76230      SFD         7.250       6.750     $ 2,592.27     360        1-Aug-31
4317555     CHARLOTTE            NC      28226      SFD         7.125       6.750     $ 2,277.17     360        1-Aug-31
4317575     SWANTON              MD      21561      SFD         7.500       6.750     $ 2,097.64     360        1-Aug-31
4317577     LOUISVILLE           TN      37777      SFD         7.000       6.733     $ 2,907.37     360        1-Aug-31
4317594     COSTA MESA           CA      92626      SFD         7.125       6.750     $ 2,155.90     360        1-Aug-31
4317627     GAITHERSBURG         MD      20878      PUD         7.500       6.750     $ 2,796.86     360        1-Aug-31
4317632     VIRGINIA BEAC        VA      23454      LCO         7.250       6.750     $ 2,605.91     360        1-Aug-31
4317920     SAN FRANCISCO        CA      94114      SFD         7.250       6.750     $ 3,922.51     360        1-Oct-31
4317958     BRYN MAWR            PA      19010      SFD         7.250       6.750     $ 4,434.15     360        1-Oct-31
4318013     FREMONT              CA      94539      SFD         7.000       6.733     $ 2,501.54     360        1-Oct-31
4318108     MOUNTAIN VIEW        CA      94040      SFD         7.250       6.750     $ 2,264.83     360        1-Oct-31
4318126     WOODSTOCK            GA      30189      SFD         7.000       6.733     $ 2,275.33     360        1-Sep-31
4318169     PORT WASHINGT        NY      11050      SFD         6.625       6.358     $ 2,881.40     360        1-Sep-31
4318227     HOLMES BEACH         FL      34217      SFD         7.375       6.750     $   966.95     360        1-Oct-31
4318454     SAN FRANCISCO        CA      94127      SFD         7.250       6.750     $ 3,780.97     360        1-Oct-31
4318695     SANTA MONICA         CA      90402      SFD         7.125       6.750     $ 4,716.03     360        1-Oct-31
4318851     CENTREVILLE          VA      20120      SFD         7.375       6.750     $ 3,888.85     360        1-Sep-31
4319092     GLADSTONE            NJ      07934      SFD         7.125       6.750     $ 2,829.62     360        1-Oct-31
4319245     LOS ANGELES          CA      90066      SFD         7.750       6.750     $ 2,281.78     360        1-Oct-31
4319708     ESCONDIDO            CA      92025      SFD         6.875       6.608     $ 2,680.27     360        1-Oct-31
4320093     BRONXVILLE           NY      10708      SFD         7.500       6.750     $ 2,153.59     360        1-Aug-31
4320108     HAYMARKET            VA      20169      PUD         7.250       6.750     $ 2,339.86     360        1-Aug-31
4320141     SCITUATE             MA      02066      SFD         7.375       6.750     $ 2,153.18     360        1-Aug-31
4320152     BATAVIA              IL      60510      SFD         7.500       6.750     $ 2,138.90     360        1-Aug-31
4320173     MONTGOMERY VI        MD      20886      PUD         7.500       6.750     $ 2,342.37     360        1-Aug-31
4320607     MONTCLAIR            NJ      07042      SFD         7.250       6.750     $ 3,322.20     360        1-Oct-31
4320928     THOUSAND OAKS        CA      91362      SFD         7.000       6.733     $ 3,126.93     360        1-Oct-31
4321418     SAN JUAN CAPI        CA      92675      SFD         7.125       6.750     $ 3,066.77     360        1-Oct-31
4321528     BOCA RATON           FL      33496      PUD         7.500       6.750     $ 3,076.54     360        1-Jul-31
4321554     ARLINGTON HEI        IL      60004      SFD         7.500       6.750     $ 2,377.33     360        1-Jul-31
4321577     EAGAN                MN      55123      SFD         7.250       6.750     $ 2,558.17     360        1-Jul-31
4321644     NORTH OAKS           MN      55127      SFD         7.250       6.750     $ 4,860.51     360        1-Aug-31
4321662     SEATTLE              WA      98144      SFD         7.000       6.733     $ 2,993.87     360        1-Jul-31
4321669     APPLE VALLEY         MN      55124      SFD         7.000       6.733     $ 2,864.13     360        1-Aug-31
4321703     SCOTTSDALE           AZ      85258      PUD         7.625       6.750     $ 2,477.28     360        1-Jul-31
4321719     ANCHORAGE            KY      40223      SFD         7.375       6.750     $ 2,762.71     360        1-Aug-31
4321745     NASHVILLE            TN      37205      SFD         7.375       6.750     $ 2,718.50     360        1-Aug-31
4321769     BLAINE               MN      55449      SFD         7.375       6.750     $ 3,246.18     360        1-Jul-31
4321794     STILLWATER           MN      55082      SFD         7.000       6.733     $ 2,747.70     360        1-Aug-31
4321893     POWAY                CA      92064      SFD         7.250       6.750     $ 2,046.53     360        1-Sep-31
4321902     PORTLAND             OR      97229      SFD         7.375       6.750     $ 3,237.89     360        1-Sep-31
4322226     MOUNTAIN LAKE        NJ      07046      SFD         7.500       6.750     $ 3,027.60     360        1-Sep-31
4322414     ARDEN                NC      28704      SFD         7.875       6.750     $ 3,068.49     360        1-Aug-31
4322642     ENCINITAS            CA      92024      SFD         7.625       6.750     $ 5,156.28     360        1-Oct-31
4323072     LOMPOC               CA      93436      SFD         7.625       6.750     $ 2,292.90     360        1-Oct-31
4323815     NORTHVILLE           MI      48167      SFD         6.875       6.608     $ 2,627.72     360        1-Sep-31
4324185     DANA POINT           CA      92629      SFD         7.500       6.750     $ 2,634.65     360        1-Aug-31
4324186     POTOMAC              MD      20854      SFD         7.000       6.733     $ 2,328.56     360        1-Sep-31
4324188     ARLINGTON            VA      22207      SFD         7.000       6.733     $ 3,991.82     360        1-Jul-31
4324328     MCLEAN               VA      22101      SFD         7.375       6.750     $ 2,141.10     360        1-Jul-31
4324366     LEESBURG             VA      20176      PUD         7.500       6.750     $ 2,321.40     360        1-Jul-31
4324399     PRINCETON JUN        NJ      08550      SFD         6.875       6.608     $ 4,270.04     360        1-Jul-31
4324429     RYE BROOK            NY      10573      SFD         7.375       6.750     $ 2,693.63     360        1-Sep-31
4324437     BAYSIDE              NY      11360      HCO         7.250       6.750     $ 2,865.14     360        1-Sep-31
4324922     LEAWOOD              KS      66224      SFD         7.125       6.750     $ 2,684.10     360        1-Oct-31
4325326     LEXINGTON            KY      40515      SFD         7.125       6.750     $ 3,206.90     360        1-Aug-31
4325446     VONORE               TN      37885      PUD         7.000       6.733     $ 4,324.47     360        1-Aug-31
4325489     SARASOTA             FL      34231      PUD         7.375       6.750     $ 2,317.22     360        1-Aug-31
4325637     SAN JOSE             CA      95131      LCO         7.875       6.750     $ 2,610.25     360        1-Oct-31
4325903     GOLETA               CA      93117      SFD         7.125       6.750     $ 2,189.59     360        1-Oct-31
4326069     ROSEMEAD             CA      91770      SFD         7.875       6.750     $ 2,204.21     360        1-Aug-31
4326086     ANNANDALE            VA      22003      SFD         7.500       6.750     $ 2,237.49     360        1-Aug-31
4327120     LAKE ARROWHEA        CA      92352      SFD         7.000       6.733     $ 2,182.20     360        1-Oct-31
4327229     GARDEN GROVE         CA      92841      SFD         7.500       6.750     $ 2,309.51     360        1-Sep-31
4327567     CLAYTON              OH      45315      SFD         7.500       6.750     $ 2,062.69     360        1-Aug-31
4327593     LIBERTYVILLE         IL      60048      SFD         7.500       6.750     $ 2,517.18     360        1-Aug-31
4327652     EDINA                MN      55436      SFD         7.250       6.750     $ 2,073.82     360        1-Aug-31
4327663     SAN BRUNO            CA      94066      SFD         7.750       6.750     $ 2,299.69     360        1-Sep-31
4327683     NAPERVILLE           IL      60540      SFD         7.500       6.750     $ 2,069.68     360        1-Aug-31
4327717     RIVERWOODS           IL      60015      SFD         7.375       6.750     $ 3,052.79     360        1-Aug-31
4327794     LEBANON              TN      37090      SFD         7.375       6.750     $ 2,735.08     360        1-Jul-31
4327831     MINNETONKA           MN      55343      SFD         7.125       6.750     $ 2,459.08     360        1-Aug-31
4327868     EDEN PRAIRIE         MN      55346      SFD         7.000       6.733     $ 2,062.44     360        1-Aug-31
4327906     EDINA                MN      55424      SFD         7.000       6.733     $ 4,324.47     360        1-Aug-31
4327921     SAN DIEGO            CA      92103      SFD         7.625       6.750     $ 2,548.06     360        1-Sep-31
4327955     GLEN ELLYN           IL      60137      SFD         6.875       6.608     $ 2,435.90     360        1-Aug-31
4327963     MOUNTAIN VIEW        CA      94040      SFD         7.500       6.750     $ 2,901.75     360        1-Sep-31
4328047     EDINA                MN      55436      SFD         7.250       6.750     $ 3,581.43     360        1-Jul-31
4328128     CYPRESS              CA      90630      SFD         7.375       6.750     $ 2,002.96     360        1-Sep-31
4328169     ROBINS               IA      52328      SFD         7.000       6.733     $ 2,128.97     360        1-Jul-31
4328188     CINCINNATI           OH      45243      SFD         7.500       6.750     $ 3,496.08     360        1-Aug-31
4328221     ORANGE               CA      92869      SFD         7.250       6.750     $ 2,268.24     360        1-Sep-31
4328226     OCONOMOWOC           WI      53066      SFD         7.375       6.750     $ 2,624.57     360        1-Aug-31
4328263     UNION CITY           CA      94587      SFD         7.250       6.750     $ 3,410.89     360        1-Aug-31
4328278     STEVENS POINT        WI      54481      SFD         7.125       6.750     $ 2,519.71     360        1-Jul-31
4328294     CLAYTON              CA      94517      SFD         7.375       6.750     $ 2,762.71     360        1-Jul-31
4328315     CARLSBAD             CA      92009      PUD         7.500       6.750     $ 2,489.21     360        1-Aug-31
4328336     ASHLAND              OR      97520      SFD         7.500       6.750     $ 2,873.78     360        1-Aug-31
4328348     ALISO VIEJO          CA      92656      SFD         7.125       6.750     $ 2,102.01     360        1-Sep-31
4328355     MONONA               WI      53716      SFD         7.375       6.750     $ 2,735.08     360        1-Jul-31
4328368     MCCALL               ID      83638      PUD         7.250       6.750     $ 3,223.29     360        1-Jul-31
4328395     NEW BERLIN           WI      53151      SFD         7.500       6.750     $ 2,503.89     360        1-Jul-31
4328410     CINCINNATI           OH      45243      SFD         8.125       6.750     $ 7,406.41     360        1-Dec-30
4328425     BROOKFIELD           WI      53045      SFD         7.375       6.750     $ 3,971.39     360        1-Aug-31
4328450     GREEN BAY            WI      54302      SFD         7.375       6.750     $ 3,038.98     360        1-Aug-31
4328491     SEATTLE              WA      98116      PUD         7.125       6.750     $ 2,398.44     360        1-Aug-31
4328516     EDINA                MN      55424      SFD         7.250       6.750     $ 2,646.85     360        1-Aug-31
4328533     PLYMOUTH             MN      55447      SFD         7.250       6.750     $ 3,001.58     360        1-Aug-31
4328546     GRANITE BAY          CA      95746      SFD         7.250       6.750     $ 2,091.56     360        1-Sep-31
4328552     MINNEAPOLIS          MN      55408      SFD         7.250       6.750     $ 4,365.93     360        1-Aug-31
4328562     FULLERTON            CA      92831      SFD         7.375       6.750     $ 2,154.91     360        1-Sep-31
4328564     ANCHORAGE            KY      40223      SFD         7.375       6.750     $ 3,950.67     360        1-Jul-31
4328583     REDONDO BEACH        CA      90277      SFD         7.375       6.750     $ 3,315.25     360        1-Sep-31
4328596     VALENCIA             CA      91354      PUD         7.375       6.750     $ 2,486.44     360        1-Aug-31
4328601     PALO ALTO            CA      94303      SFD         7.375       6.750     $ 3,729.65     360        1-Aug-31
4328608     STUDIO CITY          CA      91604      SFD         7.250       6.750     $ 2,455.84     360        1-Aug-31
4328615     SANTA ROSA           CA      95405      SFD         7.125       6.750     $ 2,054.85     360        1-Sep-31
4328616     SANTA ROSA           CA      95409      SFD         6.875       6.608     $ 2,299.26     360        1-Sep-31
4328623     ALAMEDA              CA      94501      SFD         7.500       6.750     $ 2,796.86     360        1-Sep-31
4328625     LOS ANGELES          CA      90045      SFD         7.375       6.750     $ 3,108.04     360        1-Aug-31
4328626     PALM SPRINGS         CA      92262      SFD         7.375       6.750     $ 2,572.77     360        1-Sep-31
4328629     OCEANSIDE            CA      92054      SFD         7.500       6.750     $ 2,041.71     360        1-Sep-31
4328630     MISSION VIEJO        CA      92691      SFD         7.375       6.750     $ 2,189.45     360        1-Sep-31
4328632     SARATOGA             CA      95070      SFD         7.250       6.750     $ 3,240.34     360        1-Sep-31
4328638     RANCHO SANTA         CA      92688      SFD         7.250       6.750     $ 2,455.84     360        1-Sep-31
4328820     BRECKENRIDGE         CO      80424      SFD         7.500       6.750     $ 2,971.67     360        1-Sep-31
4328876     SAN JOSE             CA      95135      LCO         7.500       6.750     $ 2,087.16     360        1-Sep-31
4328912     FELTON               CA      95018      SFD         7.375       6.750     $ 2,175.63     360        1-Sep-31
4329338     CUPERTINO            CA      95014      SFD         6.750       6.483     $ 2,270.10     360        1-Oct-31
4329374     CASTLE ROCK          CO      80104      SFD         7.250       6.750     $ 2,455.84     360        1-Jul-31
4329475     CARVER               MN      55315      SFD         7.250       6.750     $ 2,660.49     360        1-Jul-31
4329500     ELKO                 MN      55020      SFD         7.250       6.750     $ 3,394.51     360        1-Jul-31
4329539     STILWELL             KS      66085      SFD         6.950       6.683     $ 3,309.74     360        1-Aug-31
4329575     SHOREWOOD            WI      53705      SFD         7.500       6.750     $ 3,845.68     360        1-Aug-31
4329606     OXFORD               OH      45056      SFD         7.250       6.750     $ 2,899.25     360        1-Aug-31
4329613     MONTGOMERY           AL      36111      SFD         7.375       6.750     $ 2,035.77     360        1-Apr-31
4329670     WOODBRIDGE           CA      95258      SFD         7.250       6.750     $ 2,455.84     360        1-Aug-31
4329684     OVERLAND PARK        KS      66223      SFD         7.250       6.750     $ 4,147.64     360        1-Aug-31
4329705     OAKDALE              MN      55128      SFD         7.375       6.750     $ 2,348.30     360        1-Aug-31
4329734     NORTH OAKS           MN      55127      SFD         7.375       6.750     $ 2,375.93     360        1-Aug-31
4329756     ST LOUIS             MO      63141      SFD         7.375       6.750     $ 1,972.57     360        1-Aug-31
4329760     NAPA                 CA      94558      SFD         7.125       6.750     $ 2,721.83     360        1-Jul-31
4329778     MERCER ISLAND        WA      98040      SFD         7.375       6.750     $ 2,762.71     360        1-Jul-31
4329784     CHESTERFIELD         MO      63005      SFD         7.250       6.750     $ 2,749.17     360        1-Aug-31
4329824     LAKESHORE            MN      56468      SFD         7.250       6.750     $ 2,558.17     360        1-Aug-31
4329852     NORTHVILLE           MI      48167      SFD         6.875       6.608     $ 4,169.33     360        1-Jul-31
4329854     JACKSON              MO      63755      SFD         7.000       6.733     $ 1,995.91     360        1-Aug-31
4329857     CINCINNATI           OH      45243      SFD         7.000       6.733     $ 3,273.29     360        1-Jul-31
4329885     WOODBURY             MN      55125      SFD         7.250       6.750     $ 2,237.54     360        1-Aug-31
4329899     SPRING PARK          MN      55384      PUD         7.375       6.750     $ 2,735.08     360        1-Jul-31
4330004     OAKLAND              CA      94610      SFD         7.250       6.750     $ 2,762.82     360        1-Jul-31
4330034     DENVER               CO      80220      SFD         7.250       6.750     $ 3,069.80     360        1-Aug-31
4330092     LAKE OSWEGO          OR      97034      SFD         7.375       6.750     $ 2,175.63     360        1-Jul-31
4330104     JACKSON              WY      83001      SFD         7.375       6.750     $ 3,453.38     360        1-Aug-31
4330117     LAKE OSWEGO          OR      97034      SFD         7.250       6.750     $ 2,373.98     360        1-Aug-31
4330124     HERNDON              VA      20171      SFD         7.125       6.750     $ 1,929.53     360        1-Aug-31
4330166     LITTLETON            CO      80126      SFD         7.000       6.733     $ 2,138.95     360        1-Aug-31
4330284     SIMI VALLEY          CA      93065      SFD         7.250       6.750     $ 2,387.62     360        1-Oct-31
4330374     DALY CITY            CA      94015      SFD         7.250       6.750     $ 2,066.99     360        1-Sep-31
4330414     YARROW POINT         WA      98004      SFD         6.950       6.683     $ 4,302.67     360        1-Aug-31
4330458     SAN FRANCISCO        CA      94116      SFD         7.250       6.750     $ 2,455.83     360        1-Sep-31
4331015     CHESTERFIELD         MO      63017      PUD         7.125       6.750     $ 2,223.28     360        1-Jul-31
4331018     MELVILLE             NY      11747      SFD         7.375       6.750     $ 3,729.65     360        1-Aug-31
4331025     PLATTE CITY          MO      64079      PUD         7.500       6.750     $ 2,276.30     360        1-Aug-31
4331029     WESTON               FL      33331      SFD         7.125       6.750     $ 1,994.21     360        1-Aug-31
4331046     EDINA                MN      55424      SFD         7.125       6.750     $ 4,069.26     360        1-Jul-31
4331053     MINNETONKA           MN      55345      PUD         7.250       6.750     $ 2,643.44     360        1-Aug-31
4331059     OWINGS MILLS         MD      21117      SFD         7.125       6.750     $ 2,209.80     360        1-Aug-31
4331065     UPPER ARLINGT        OH      43221      SFD         7.125       6.750     $ 3,833.46     360        1-Aug-31
4331072     PLYMOUTH             MN      55446      SFD         7.125       6.750     $ 2,398.44     360        1-Sep-31
4331074     DULUTH               MN      55812      SFD         7.250       6.750     $ 2,210.26     360        1-Aug-31
4331082     SNOHOWISH            WA      98296      SFD         6.250       5.983     $ 2,832.30     360        1-Aug-31
4331090     BOULDER              CO      80303      PUD         7.250       6.750     $ 3,056.15     360        1-Jul-31
4331095     EDINA                MN      55436      SFD         7.000       6.733     $ 1,995.91     360        1-Jul-31
4331102     ALAMEDA              CA      94501      SFD         7.375       6.750     $ 2,313.77     360        1-Jul-31
4331103     KIRKLAND             WA      98033      HCO         6.875       6.608     $ 3,496.18     360        1-Aug-31
4331109     MERCER ISLAND        WA      98040      SFD         7.250       6.750     $ 3,025.80     360        1-Jul-31
4331114     SCOTTSDALE           AZ      85255      SFD         7.125       6.750     $ 2,034.63     360        1-Jul-31
4331115     SEATTLE              WA      98105      SFD         7.375       6.750     $ 4,489.39     360        1-Jul-31
4331162     NORTH OAKS           MN      55127      SFD         6.950       6.683     $ 4,073.96     360        1-Aug-31
4331165     SCOTTSDALE           AZ      85255      SFD         7.125       6.750     $ 2,479.29     360        1-Aug-31
4331173     ST CHARLES           MO      63304      SFD         6.875       6.608     $ 2,496.33     360        1-Aug-31
4331425     RIDGEWOOD            NJ      07450      SFD         7.125       6.750     $ 3,671.77     360        1-Oct-31
4332596     MANHATTAN BEA        CA      90266      SFD         6.875       6.608     $ 2,135.02     360        1-Oct-31
4332686     BERKELEY             CA      94705      SFD         7.500       6.750     $ 2,740.93     360        1-Oct-31
4333730     FORT LAUDERDA        FL      33304      SFD         7.125       6.750     $ 2,694.88     360        1-Oct-31
4334227     SAN JOSE             CA      95124      SFD         7.125       6.750     $ 2,991.32     360        1-Oct-31
4334336     SAN JOSE             CA      95139      SFD         7.125       6.750     $ 2,845.79     360        1-Oct-31
4334600     DADEVILLE            AL      36853      PUD         7.500       6.750     $ 3,216.39     360        1-May-31
4335092     TUCSON               AZ      85719      SFD         7.625       6.750     $ 3,391.75     360        1-Aug-31
4335408     MERRICK              NY      11566      SFD         7.000       6.733     $ 2,235.42     360        1-Sep-31
4335922     LAS VEGAS            NV      89135      SFD         8.500       6.750     $ 2,816.53     360        1-Aug-31
4336246     CUPERTINO            CA      95014      SFD         7.125       6.750     $ 3,031.74     360        1-Oct-31
4336472     STAMFORD             CT      06902      SFD         7.875       6.750     $ 3,555.75     360        1-Aug-31
4336474     HERNDON              VA      20171      SFD         6.875       6.608     $ 2,035.83     360        1-Jul-31
4336481     ROCKVILLE            MD      20850      SFD         7.000       6.733     $ 2,661.21     360        1-Aug-31
4336498     RICHMOND             VA      23226      SFD         6.875       6.608     $ 2,489.77     360        1-Jul-31
4336501     ARLINGTON            VA      22207      SFD         6.625       6.358     $ 2,875.00     360        1-Jul-31
4336505     AVALON               NJ      08202      LCO         7.875       6.750     $ 2,749.47     360        1-Aug-31
4336523     ARLINGTON            VA      22207      SFD         7.375       6.750     $ 2,373.86     360        1-Jul-31
4336552     CHICAGO              IL      60614      LCO         7.500       6.750     $ 3,496.08     360        1-Jul-31
4336565     FREDERICKSBUR        VA      22408      SFD         7.250       6.750     $ 2,346.69     360        1-Jul-31
4336568     SPRINGFIELD          VA      22152      PUD         7.250       6.750     $ 2,046.53     360        1-Jul-31
4336591     BETHESDA             MD      20817      SFD         7.500       6.750     $ 3,538.03     360        1-Jul-31
4336614     REDDING              CT      06896      SFD         7.875       6.750     $ 2,059.20     360        1-Jul-31
4336618     STAMFORD             CT      06903      SFD         7.500       6.750     $ 4,398.06     360        1-Aug-31
4336650     ROCKVILLE            MD      20853      SFD         7.375       6.750     $ 3,536.26     360        1-Jun-31
4336803     VIENNA               VA      22182      SFD         7.375       6.750     $ 2,757.18     360        1-Aug-31
4336883     WASHINGTON           DC      20016      SFD         7.500       6.750     $ 2,640.24     360        1-Aug-31
4336900     GILBERT              AZ      85296      SFD         8.000       6.750     $ 2,275.04     360        1-Jul-31
4337386     RICHMOND             CA      94803      SFD         7.500       6.750     $ 2,561.57     360        1-Sep-31
4337609     GOLETA               CA      93117      LCO         7.125       6.750     $   936.47     360        1-Oct-31
4338099     ASHBURN              VA      20147      SFD         7.000       6.733     $ 3,459.58     360        1-Jun-31
4338124     WINDHAM              NH      03087      SFD         7.500       6.750     $ 2,097.65     360        1-Jul-31
4338282     CALABASAS            CA      91302      SFD         7.250       6.750     $ 3,240.34     360        1-Oct-31
4338799     GREENWICH            CT      06830      SFD         7.000       6.733     $ 3,326.52     360        1-Aug-31
4338936     LEESBURG             VA      20176      PUD         7.000       6.733     $ 2,134.30     360        1-Aug-31
4338977     RIDGEWOOD            NJ      07450      SFD         7.500       6.750     $ 3,971.54     360        1-Aug-31
4341358     COMMERCE TWP         MI      48382      LCO         7.250       6.750     $ 2,121.57     360        1-Sep-31
4341403     CHICAGO              IL      60657      MF2         7.875       6.750     $ 3,589.09     360        1-Aug-31
4341781     DENVER               CO      80231      SFD         7.375       6.750     $ 2,845.58     360        1-Jun-31
4342301     SMITHTOWN            NY      11787      SFD         7.500       6.750     $ 2,097.64     360        1-Sep-31
4342558     CUPERTINO            CA      95014      SFD         6.750       6.483     $ 2,260.37     360        1-Oct-31
4342711     OREM                 UT      84097      SFD         6.875       6.608     $ 2,036.48     360        1-Oct-31
4343290     INDEPENDENCE         MI      48348      SFD         7.625       6.750     $ 3,284.17     360        1-Sep-31
4343530     AURORA               CO      80014      SFD         7.000       6.733     $ 3,081.68     360        1-Oct-31
4343890     LA CRESCENTA         CA      91214      SFD         6.875       6.608     $ 1,990.50     360        1-Oct-31
4345363     CASTLE ROCK          CO      80104      SFD         7.125       6.750     $ 2,452.54     360        1-Sep-31
4347520     COLORADO SPRI        CO      80919      SFD         7.625       6.750     $ 2,151.69     360        1-Aug-31
4347674     PHOENIX              AZ      85020      SFD         7.500       6.750     $ 3,094.02     360        1-Aug-31
4350704     SCOTTSDALE           AZ      85259      PUD         7.250       6.750     $ 4,434.15     360        1-Aug-31
4352575     HIGHLANDS RAN        CO      80126      PUD         7.625       6.750     $ 2,688.61     360        1-Aug-31
4355172     PUYALLUP             WA      98374      PUD         7.500       6.750     $ 2,013.74     360        1-Aug-31
4362534     EVERGREEN            CO      80439      SFD         7.250       6.750     $ 1,978.32     360        1-Oct-31
4367328     WATERMILL            NY      11976      SFD         7.125       6.750     $ 4,379.17     360        1-Oct-31
4368280     SAN CARLOS           CA      94070      LCO         7.000       6.733     $ 3,193.46     360        1-Oct-31
4371883     LITTLETON            CO      80124      PUD         7.000       6.733     $ 2,142.28     360        1-Oct-31
4372342     SARATOGA             CA      95070      SFD         7.125       6.750     $ 2,829.62     360        1-Oct-31
5064962     KALAMAZOO            MI      49009      SFD         7.500       6.750     $ 2,419.29     360        1-Sep-31
5146245     CHESTER              NJ      07930      SFD         7.500       6.750     $ 2,972.32     360        1-Apr-30
5159464     NEW YORK             NY      10012      HCO         7.500       6.750     $ 4,395.22     360        1-Apr-30
5707609     MOUNT KISCO          NY      10549      SFD         7.500       6.750     $ 2,994.43     360        1-May-30
5715050     HIGHLAND             MD      20777      SFD         7.500       6.750     $ 2,716.13     360        1-May-30
5717979     PLYMOUTH             MN      55441      SFD         7.500       6.750     $ 3,330.91     360        1-Jul-30
5731348     LARCHMONT            NY      10538      SFD         7.500       6.750     $ 2,447.25     360        1-Jul-30
5738352     ORRS ISLAND          ME      04066      SFD         7.375       6.750     $ 2,417.36     360        1-Jul-30
5739250     SIMI VALLEY          CA      93063      SFD         7.500       6.750     $ 1,952.66     360        1-Aug-30
5753382     OSSINING             NY      10562      SFD         7.500       6.750     $ 2,184.11     360        1-Aug-30
5757024     BELLE MEAD           NJ      08502      SFD         7.500       6.750     $ 3,457.24     360        1-Aug-30
5808502     MARTINSVILLE         NJ      08836      SFD         7.500       6.750     $ 3,146.46     360        1-Nov-30
5814962     CENTREVILLE          VA      20120      SFD         7.500       6.750     $ 2,670.00     360        1-Jan-31
5824977     ARMONK               NY      10504      SFD         7.500       6.750     $ 5,596.79     360        1-Nov-30
5826940     SHERMAN OAKS         CA      91403      SFD         7.500       6.750     $ 2,217.22     360        1-Dec-30
5838093     CLOVIS               CA      93611      SFD         7.250       6.750     $ 2,101.10     360        1-Aug-31
5838554     MARIETTA             GA      30068      SFD         7.500       6.750     $ 3,188.95     360        1-Dec-30
5839963     SAN JOSE             CA      95125      LCO         7.500       6.750     $ 2,021.33     360        1-Jan-31
5849318     NORTHRIDGE           CA      91326      SFD         7.500       6.750     $ 5,140.93     360        1-Dec-30
5856913     JACKSONVILLE         FL      32256      SFD         7.500       6.750     $ 1,927.65     360        1-Dec-30
5866090     PARAMUS              NJ      07652      LCO         7.250       6.750     $ 2,728.71     360        1-Oct-31
5868195     CUMMING              GA      30041      SFD         7.500       6.750     $ 2,224.09     360        1-Jan-31
5881583     EAST BRUNSWIC        NJ      08816      SFD         7.375       6.750     $ 2,609.85     360        1-Oct-31
5885676     CAMARILLO            CA      93010      LCO         7.250       6.750     $ 2,232.09     360        1-Sep-31
5885726     LANDENBERG           PA      19350      SFD         7.375       6.750     $ 2,417.37     360        1-Sep-31
5903594     RANCHO SANTA         CA      92067      SFD         7.250       6.750     $ 3,683.76     360        1-Sep-31
5904286     SAN JOSE             CA      95120      SFD         7.125       6.750     $ 4,129.90     360        1-Sep-31
5912444     ALEXANDRIA           VA      22303      SFD         7.125       6.750     $ 2,896.32     360        1-Sep-31
5917380     SAN CARLOS           CA      94070      SFD         7.500       6.750     $ 3,321.27     360        1-Apr-31
5943441     BRISBANE             CA      94005      LCO         6.875       6.608     $ 2,299.26     360        1-Oct-31
5947893     IRVINE               CA      92602      SFD         7.125       6.750     $ 2,159.33     360        1-Oct-31
5952034     PALM BEACH GA        FL      33410      SFD         7.875       6.750     $ 3,509.34     360        1-Oct-31
5956638     SAN CARLOS           CA      94070      SFD         7.000       6.733     $ 3,659.17     360        1-Oct-31
5962376     SUNLAND AREA         CA      91040      SFD         7.875       6.750     $ 3,045.29     360        1-Jun-31
5986269     ST AUGUSTINE         FL      32084      SFD         7.250       6.750     $ 2,237.54     360        1-Jun-31
5986999     ORANGE               CA      92867      SFD         7.625       6.750     $ 3,326.63     360        1-May-31
5987399     TUALATIN             OR      97062      SFD         7.375       6.750     $ 3,867.78     360        1-Jul-31
5991400     SAN DIEGO            CA      92116      SFD         7.250       6.750     $ 2,899.25     360        1-Sep-31
5996668     STEVENSON RAN        CA      91381      SFD         7.625       6.750     $ 2,637.59     360        1-Jul-31
5999110     PISMO BEACH          CA      93449      SFD         7.250       6.750     $ 1,970.81     360        1-Sep-31
5999322     SHERMAN OAKS         CA      91403      SFD         7.250       6.750     $ 2,210.09     360        1-Oct-31
6007183     MANHATTAN BEA        CA      90266      LCO         8.000       6.750     $ 2,935.06     360        1-Jul-31
6007314     FORT SMITH           AR      72903      SFD         7.125       6.750     $ 4,109.68     360        1-Jul-31
6007927     LITTLE TORCH         FL      33042      SFD         7.000       6.733     $ 1,397.14     360        1-Aug-31
6008422     HILLSBOROUGH         NJ      08844      SFD         7.125       6.750     $ 2,209.26     360        1-Oct-31
6009672     NANUET               NY      10954      LCO         7.875       6.750     $ 1,595.15     360        1-Aug-31
6009968     JAMAICA PLAIN        MA      02130      SFD         7.500       6.750     $ 3,496.08     360        1-Sep-31
6010323     BRENTWOOD            CA      94513      SFD         7.500       6.750     $ 2,395.31     360        1-Sep-31
6010737     WOODMERE             NY      11598      SFD         7.250       6.750     $ 2,592.27     360        1-Oct-31
6011980     LOS ANGELES          CA      90025      SFD         7.000       6.733     $ 2,035.83     360        1-Sep-31
6012325     PELHAM               NY      10803      SFD         7.000       6.733     $ 4,989.77     360        1-Aug-31
6014183     GRANITE FALLS        WA      98252      SFD         7.625       6.750     $ 2,831.17     360        1-Jul-31
6015561     SAN MATEO            CA      94403      SFD         6.750       6.483     $ 3,118.14     360        1-Oct-31
6018470     NORWALK              CT      06854      SFD         8.125       6.750     $ 2,617.30     360        1-Aug-31
6018768     TAOS                 NM      87571      SFD         7.250       6.750     $ 2,046.53     360        1-Sep-31
6020526     VENTURA              CA      93001      SFD         7.250       6.750     $ 2,834.45     360        1-Oct-31
6021965     HUNTINGTON BE        CA      92649      SFD         7.875       6.750     $ 3,770.36     360        1-Jul-31
6024423     HACKETTSTOWN         NJ      07840      SFD         7.000       6.733     $ 1,962.65     360        1-Jul-31
6025748     LEESBURG             VA      20176      SFD         7.625       6.750     $ 2,149.57     360        1-Jun-31
6026304     SANTA CRUZ           CA      95062      SFD         7.250       6.750     $ 2,210.26     360        1-Sep-31
6026492     EXCELSIOR            MN      55331      SFD         7.375       6.750     $ 3,923.04     360        1-Oct-31
6027621     MORAGA               CA      94556      SFD         7.125       6.750     $ 3,368.60     360        1-Sep-31
6027857     GILROY               CA      95020      SFD         7.500       6.750     $ 2,062.69     360        1-Jul-31
6027917     MASSEPEQUA           NY      11758      SFD         6.875       6.608     $ 2,837.93     360        1-May-31
6030308     BASKING RIDGE        NJ      07920      SFD         7.500       6.750     $ 3,496.08     360        1-Sep-31
6031406     MIAMI                FL      33140      HCO         8.875       6.750     $ 2,927.98     360        1-Jun-31
6032116     BROOKLYN             NY      11231      MF2         7.500       6.750     $ 5,453.88     360        1-Jul-31
6033419     RIDGEWOOD            NJ      07450      SFD         7.625       6.750     $ 3,963.64     360        1-Sep-31
6034540     EAST GRAND RA        MI      49506      SFD         7.500       6.750     $ 2,517.17     360        1-Jul-31
6034619     SAN JOSE             CA      95120      SFD         7.375       6.750     $ 3,453.38     360        1-Sep-31
6034958     SOUTH LAKE TA        CA      96150      SFD         7.500       6.750     $ 2,097.65     360        1-Sep-31
6035248     WOODLAND             WA      98674      SFD         7.375       6.750     $ 2,258.51     360        1-Jul-31
6035474     MILTON               MA      02186      SFD         7.000       6.733     $ 2,370.15     360        1-Sep-31
6036038     MIDDLE VILLAG        NY      11379      SFD         7.125       6.750     $ 2,122.22     360        1-Oct-31
6036620     CALDWELL             NJ      07006      SFD         7.500       6.750     $ 3,034.60     360        1-Oct-31
6036672     MONTE SERENO         CA      95030      SFD         7.625       6.750     $ 5,662.35     360        1-Aug-31
6037573     NAZARETH             PA      18064      SFD         7.000       6.733     $ 1,077.80     360        1-Aug-31
6038679     SAN MATEO            CA      94402      SFD         7.000       6.733     $ 2,607.99     360        1-Sep-31
6038693     BERWYN               PA      19312      SFD         7.750       6.750     $ 2,507.44     360        1-Jul-31
6038958     CROSS RIVER          NY      10518      SFD         7.125       6.750     $ 3,537.03     360        1-Sep-31
6039133     PORT WASHINGT        NY      11050      SFD         7.000       6.733     $ 2,494.89     360        1-Oct-31
6039645     STUDIO CITY          CA      91602      SFD         7.500       6.750     $ 3,020.61     360        1-Sep-31
6039684     LONGBOAT KEY         FL      34228      SFD         7.625       6.750     $ 4,246.77     360        1-Sep-31
6040155     WEST BLOOMFIE        MI      48323      SFD         7.750       6.750     $ 3,056.94     360        1-Aug-31
6041627     OYSTER BAY           NY      11771      SFD         7.500       6.750     $ 3,691.85     360        1-May-31
6041830     SAN MARINO           CA      91108      SFD         7.000       6.733     $ 2,993.87     360        1-Sep-31
8024198     PROSPER              TX      75078      SFD         7.375       6.750     $ 2,797.23     360        1-Aug-31
8101095     ARLINGTON            VA      22205      SFD         7.500       6.750     $ 1,952.84     360        1-Apr-30
8117066     TULSA                OK      74137      SFD         7.250       6.750     $ 2,592.27     360        1-Sep-31
8126772     AUSTIN               TX      78738      SFD         7.250       6.750     $ 3,751.97     360        1-Aug-31
8131397     STOCKTON             CA      95212      SFD         7.750       6.750     $ 2,776.63     360        1-Jul-31
8133638     VIRGINIA BEAC        VA      23451      LCO         7.500       6.750     $ 2,749.31     360        1-Jul-30
8138401     NORTHRIDGE           CA      91326      SFD         7.500       6.750     $ 2,229.10     360        1-May-30
8144468     MCLEAN               VA      22101      SFD         7.500       6.750     $ 2,075.09     360        1-Jul-30
8162127     OCEAN CITY           NJ      08226      MF2         7.500       6.750     $ 6,997.96     345        1-Jun-30
8171370     VIRGINIA BEAC        VA      23451      SFD         7.500       6.750     $ 1,952.21     360        1-Jun-30
8179613     FRIENDSWOOD          TX      77546      SFD         7.250       6.750     $ 3,138.01     360        1-Jul-31
8199704     SIMI VALLEY          CA      93065      SFD         7.500       6.750     $ 2,657.41     360        1-Jan-31
8252139     SOMERS               MT      59932      SFD         7.750       6.750     $ 2,686.55     360        1-Aug-31
8270390     IRVINE               CA      92618      SFD         7.500       6.750     $ 2,866.47     360        1-Dec-30
8277628     DALLAS               TX      75252      SFD         7.500       6.750     $ 6,996.38     360        1-Oct-30
8289102     PUEBLO               CO      81001      SFD         7.625       6.750     $ 3,793.77     360        1-Sep-31
8311217     KINNELON             NJ      07405      SFD         7.000       6.733     $ 3,991.82     360        1-Jul-31
8333644     OCEAN CITY           NJ      08226      LCO         7.500       6.750     $ 6,032.73     360        1-Dec-30
8336475     IRVING               TX      75063      SFD         7.375       6.750     $ 2,485.67     360        1-Jul-31
8344174     ESCONDIDO            CA      92027      SFD         7.500       6.750     $ 2,094.87     360        1-Jan-31
8358435     CASTIAC AREA         CA      91384      SFD         7.250       6.750     $ 2,080.64     360        1-Aug-31
8363471     NASSAU BAY           TX      77058      SFD         7.500       6.750     $ 4,477.77     360        1-Sep-31
8364579     NEW KENT             VA      23140      SFD         7.500       6.750     $ 2,359.85     360        1-Aug-31
8369359     COMFORT              TX      78013      SFD         7.250       6.750     $ 2,341.23     360        1-Aug-31
8374701     CROWNSVILLE          MD      21032      SFD         7.375       6.750     $ 2,811.74     360        1-Aug-31
8375871     WILLIAMS             AZ      86046      SFD         7.500       6.750     $ 2,796.86     360        1-Aug-31
8381895     DAVIDSONVILLE        MD      21035      SFD         7.375       6.750     $ 2,141.09     360        1-Aug-31
8383905     ELLICOTT CITY        MD      21042      SFD         7.750       6.750     $ 2,521.77     360        1-Aug-31
8385194     BURTONSVILLE         MD      20866      SFD         7.125       6.750     $ 2,425.39     360        1-Aug-31
8401746     CARMEL               NY      10512      SFD         7.250       6.750     $ 2,637.98     360        1-Aug-31
8407357     DALLAS               TX      75287      SFD         7.500       6.750     $ 4,930.20     360        1-Jan-31
8407705     RHODES               IA      50234      SFD         7.500       6.750     $ 2,258.46     360        1-Sep-31
8408719     BURTONSVILLE         MD      20866      SFD         7.375       6.750     $ 2,401.82     360        1-Aug-31
8413190     BURTONSVILLE         MD      20866      SFD         7.125       6.750     $ 2,492.76     360        1-Aug-31
8414423     LABADIE              MO      63055      SFD         7.500       6.750     $ 2,445.17     360        1-Jan-31
8417967     FAIRFAX              VA      22033      SFD         7.375       6.750     $ 5,425.25     360        1-Sep-31
8420528     TRACY                CA      95376      SFD         7.375       6.750     $ 2,590.03     360        1-Aug-31
8430265     ALBUQUERQUE          NM      87122      SFD         7.000       6.733     $ 2,827.54     360        1-Aug-31
8435353     ROSEVILLE            CA      95661      SFD         7.000       6.733     $ 2,922.01     360        1-Sep-31
8441351     HENDERSON            NV      89011      SFD         7.125       6.750     $ 5,389.75     360        1-Aug-31
8452004     ELKRIDGE             MD      21075      SFD         7.375       6.750     $ 2,319.63     360        1-Sep-31
8454007     PRIOR LAKE           MN      55372      SFD         7.500       6.750     $ 2,083.19     360        1-Aug-31
8454293     HOCKESSIN            DE      19707      SFD         7.625       6.750     $ 2,596.14     360        1-Sep-31
8486513     CHICO                CA      95928      SFD         7.500       6.750     $ 2,036.46     360        1-Aug-31
8497925     GAMBRILLS            MD      21054      SFD         7.125       6.750     $ 2,176.81     360        1-Sep-31
8518648     GERMANTOWN           MD      20874      SFD         7.375       6.750     $ 2,175.97     360        1-Sep-31
8523343     SAN CLEMENTE         CA      92673      SFD         7.375       6.750     $ 3,674.32     360        1-Aug-31
8539286     LAS VEGAS            NV      89135      SFD         7.500       6.750     $ 2,220.71     360        1-Aug-31
8544570     FAIRFAX              VA      22033      SFD         7.000       6.733     $ 3,102.14     360        1-Sep-31
8546636     BOCA RATON           FL      33498      SFD         6.875       6.608     $ 1,885.39     360        1-Sep-31
8587765     SAN LUIS OBIS        CA      93401      SFD         7.125       6.750     $ 1,879.67     360        1-Aug-31
8606701     LAFAYETTE            CO      80026      SFD         7.125       6.750     $ 2,304.12     360        1-May-31
8631881     NEVADA CITY          CA      95959      SFD         7.250       6.750     $ 2,428.55     360        1-Aug-31
8635560     LA QUINTA            CA      92253      SFD         7.250       6.750     $ 6,821.76     360        1-Jul-31
8638709     MOORPARK             CA      93021      SFD         7.000       6.733     $ 2,607.99     360        1-Aug-31
8648848     BRIDGEWATER T        NJ      08807      SFD         7.250       6.750     $ 2,361.95     360        1-Aug-31
8650753     BRICK                NJ      08724      SFD         7.500       6.750     $ 2,628.35     360        1-Aug-31
8655411     NEDERLAND            CO      80466      SFD         7.375       6.750     $ 2,797.23     360        1-Jul-31
8659378     TRACY                CA      95377      SFD         7.500       6.750     $ 2,151.48     360        1-Aug-31
8666787     MINNETONKA           MN      55391      SFD         7.375       6.750     $ 2,293.04     360        1-Aug-31
8670462     WALPOLE              MA      02038      SFD         7.750       6.750     $ 4,972.02     360        1-Aug-31
8671293     MCDONOUGH            GA      30253      SFD         7.125       6.750     $ 1,994.88     360        1-Aug-31
8671453     SAN DIEGO            CA      92122      SFD         7.000       6.733     $ 2,395.09     360        1-Jul-31
8674283     ZIONSVILLE           IN      46077      SFD         7.125       6.750     $ 5,052.89     360        1-Aug-31
8675706     FREMONT              CA      94539      SFD         7.250       6.750     $ 2,387.62     360        1-Aug-31
8676951     LITTLETON            CO      80123      SFD         6.875       6.608     $ 5,025.51     360        1-Jul-31
8680552     PRIOR LAKE           MN      55372      SFD         7.250       6.750     $ 2,182.96     360        1-Aug-31
8681619     CASTAIC AREA         CA      91384      SFD         7.375       6.750     $ 2,180.43     360        1-Sep-31
8684769     OAK PARK             CA      91377      SFD         7.250       6.750     $ 4,210.09     360        1-Aug-31
8686993     OCEANSIDE            CA      92056      SFD         7.375       6.750     $ 2,092.75     360        1-Jul-31
8688034     STOCKBRIDGE          WI      53088      SFD         7.375       6.750     $ 2,486.43     360        1-Aug-31
8693435     LOS ANGELES          CA      91604      SFD         7.500       6.750     $ 6,642.53     360        1-Aug-31
8699416     STATEN ISLAND        NY      10306      SFD         7.750       6.750     $ 2,521.77     360        1-Sep-31
8700336     FOREST LAKE          MN      55025      SFD         7.250       6.750     $ 2,750.53     360        1-Aug-31
8703646     ATLANTA              GA      30336      SFD         7.375       6.750     $ 4,169.95     360        1-Sep-31
8708352     ALEXANDRIA           VA      22309      SFD         7.250       6.750     $ 2,892.43     360        1-Jul-31
8714535     CAMARILLO            CA      93010      SFD         7.000       6.733     $ 4,039.72     360        1-Sep-31
8714653     STEVENSON RAN        CA      91381      SFD         7.375       6.750     $ 2,887.71     360        1-Jul-31
8715091     BROOKLYN             NY      11217      MF2         7.000       6.733     $ 4,973.14     360        1-Aug-31
8719745     APTOS                CA      95003      SFD         7.250       6.750     $ 2,685.39     360        1-Sep-31
8727196     CEDAR RAPIDS         IA      52403      SFD         7.000       6.733     $ 2,328.56     360        1-Jul-31
8727438     SARASOTA             FL      34242      SFD         7.750       6.750     $ 7,164.12     360        1-Jul-31
8739979     SAN DIEGO            CA      92103      SFD         7.250       6.750     $ 3,410.88     360        1-Jul-31
8743600     DENVER               CO      80220      SFD         7.125       6.750     $ 2,260.33     360        1-Sep-31
8748117     ST. LOUIS            MO      63124      SFD         7.500       6.750     $ 3,076.54     360        1-Sep-31
8749641     SAINT PAUL           MN      55102      SFD         7.375       6.750     $ 2,590.03     360        1-Aug-31
8749753     AMERICAN CANY        CA      94503      SFD         7.375       6.750     $ 2,190.03     360        1-Aug-31
8750464     SAN DIEGO            CA      92126      LCO         7.625       6.750     $ 2,215.29     360        1-Aug-31
8752459     FORT COLLINS         CO      80528      SFD         7.250       6.750     $ 2,439.20     360        1-Sep-31
8752579     STEVENSON RAN        CA      91381      SFD         7.250       6.750     $ 2,972.58     360        1-Aug-31
8753892     HUNTINGTON BE        CA      92646      SFD         7.750       6.750     $ 2,176.10     360        1-Aug-31
8756436     CAPITOLA             CA      95010      MF2         7.375       6.750     $ 3,363.59     360        1-Aug-31
8758804     FREMONT              CA      94538      SFD         7.250       6.750     $ 2,168.77     360        1-Sep-31
8761484     KIRKLAND             WA      98033      SFD         7.750       6.750     $ 2,143.86     360        1-Aug-31
8761552     MONTVALE             NJ      07645      SFD         7.500       6.750     $ 2,754.91     360        1-Sep-31
8762950     AURORA               CO      80015      SFD         7.250       6.750     $ 2,326.56     360        1-Sep-31
8767538     IRVINE               CA      92604      SFD         7.375       6.750     $ 3,259.99     360        1-Aug-31
8767821     CLARKSVILLE          MD      21029      SFD         7.500       6.750     $ 4,391.07     360        1-Aug-31
8767991     NEWPORT BEACH        CA      92660      SFD         7.250       6.750     $ 2,114.75     360        1-Jul-31
8773059     SAN DIEGO            CA      92101      HCO         7.375       6.750     $ 2,690.87     360        1-Jul-31
8773385     NEWPORT COAST        CA      92657      SFD         7.625       6.750     $ 7,077.94     360        1-Jul-31
8773470     RUMSON               NJ      07760      SFD         7.000       6.733     $ 3,326.51     360        1-Aug-31
8774403     ALEXANDRIA           VA      22314      SFD         7.625       6.750     $ 2,746.24     360        1-Sep-31
8778309     SAN FRANCISCO        CA      94110      LCO         7.500       6.750     $ 2,775.88     360        1-Jul-31
8778985     WALNUT CREEK         CA      94596      SFD         7.125       6.750     $ 2,358.01     360        1-Aug-31
8781147     FT WAYNE             IN      46814      SFD         7.625       6.750     $ 2,236.63     360        1-Aug-31
8781345     LA HABRA HEIG        CA      90631      SFD         7.250       6.750     $ 3,888.40     360        1-Aug-31
8789512     HUNTINGTON BE        CA      92648      SFD         7.500       6.750     $ 2,936.70     360        1-Jul-31
8789865     FLOWER MOUND         TX      75022      SFD         7.125       6.750     $ 2,721.82     360        1-Aug-31
8796759     MINNEAPOLIS          MN      55416      SFD         6.625       6.358     $ 2,785.35     360        1-Aug-31
8797405     ORANGE               CA      92869      SFD         7.000       6.733     $ 4,324.47     360        1-Aug-31
8797708     TOLUCA LAKE          CA      91602      SFD         7.500       6.750     $ 3,272.32     360        1-Aug-31
8798157     SAN DIEGO            CA      92119      SFD         7.500       6.750     $ 2,108.83     360        1-Jul-31
8798770     WARREN               NJ      07059      SFD         7.250       6.750     $ 3,274.45     360        1-Sep-31
8800378     THOUSAND OAKS        CA      91360      SFD         7.500       6.750     $ 2,069.67     360        1-Sep-31
8800531     CARBONDALE           CO      81623      SFD         7.500       6.750     $ 2,006.75     360        1-Aug-31
8800798     SAN RAFAEL           CA      94901      SFD         7.250       6.750     $ 3,342.66     360        1-Aug-31
8800834     NOVATO               CA      94945      SFD         7.250       6.750     $ 2,285.29     360        1-Sep-31
8800896     ATLANTA              GA      30305      SFD         7.000       6.733     $ 3,625.57     360        1-Sep-31
8801934     WYOMING              DE      19934      SFD         7.375       6.750     $ 2,873.21     360        1-Aug-31
8806190     SAN FRANCISCO        CA      94121      MF2         7.375       6.750     $ 3,784.90     360        1-Aug-31
8806519     WEST CHESTER         PA      19382      SFD         7.375       6.750     $ 2,762.70     360        1-Sep-31
8808063     COSTA MESA           CA      92626      SFD         7.500       6.750     $ 2,903.14     360        1-Sep-31
8809489     SEATTLE              WA      98103      SFD         7.375       6.750     $ 3,108.04     360        1-Aug-31
8812469     NEWPORT BEACH        CA      92660      SFD         7.000       6.733     $ 6,414.18     360        1-Sep-31
8812631     CASTRO VALLEY        CA      94552      SFD         7.500       6.750     $ 2,408.72     240        1-Sep-21
8813890     MANHATTAN BEA        CA      90266      SFD         7.500       6.750     $ 4,894.50     360        1-Aug-31
8813954     SAN FRANCISCO        CA      94107      LCO         6.875       6.608     $ 1,997.06     360        1-Sep-31
8814250     NEWPORT BEACH        CA      92660      LCO         7.500       6.750     $ 2,181.55     360        1-Aug-31
8816145     SOUTH PASADEN        CA      91030      SFD         7.250       6.750     $ 2,162.50     360        1-Aug-31
8816493     LAGUNA BEACH         CA      92651      SFD         7.375       6.750     $ 4,351.25     360        1-Aug-31
8817380     DANA POINT           CA      92629      SFD         7.500       6.750     $ 2,468.23     360        1-Aug-31
8820590     NORTHFIELD           IL      60093      SFD         7.250       6.750     $ 2,046.53     360        1-Sep-31
8822142     FALLBROOK            CA      92028      SFD         7.375       6.750     $ 2,417.36     360        1-Sep-31
8822499     OAKLAND              CA      94618      SFD         7.875       6.750     $ 3,915.37     360        1-Aug-31
8822666     GAITHERSBURG         MD      20882      SFD         7.375       6.750     $ 2,845.58     360        1-Aug-31
8823263     SCOTTSDALE           AZ      85254      SFD         7.500       6.750     $ 2,002.55     360        1-Aug-31
8823637     CHULA VISTA          CA      91915      SFD         7.625       6.750     $ 2,930.27     360        1-Aug-31
8823985     CARLSBAD             CA      92009      SFD         7.250       6.750     $ 2,423.43     360        1-Aug-31
8824860     LA PALMA             CA      90623      SFD         7.250       6.750     $ 2,215.44     360        1-Sep-31
8827098     VACAVILLE            CA      95688      SFD         7.500       6.750     $ 2,791.26     360        1-Aug-31
8827398     PLACENTIA            CA      92870      SFD         7.250       6.750     $ 1,989.23     360        1-Aug-31
8827571     MCLEAN               VA      22101      SFD         7.000       6.733     $ 2,960.60     360        1-Sep-31
8827733     DOVER TWP            NJ      08753      SFD         7.250       6.750     $ 2,940.18     360        1-Sep-31
8827956     DUBLIN               CA      94568      SFD         7.375       6.750     $ 2,148.00     360        1-Sep-31
8829330     DALLAS CENTER        IA      50063      SFD         7.250       6.750     $ 2,687.77     360        1-Aug-31
8829743     CLEARWATER           FL      33767      SFD         7.125       6.750     $ 3,074.18     360        1-Aug-31
8830279     TEANECK              NJ      07666      SFD         7.000       6.733     $ 3,609.27     360        1-Sep-31
8831256     RIVERSIDE            CA      92504      SFD         7.375       6.750     $ 2,570.69     360        1-Aug-31
8831462     SAN DIEGO            CA      92106      SFD         7.000       6.733     $ 2,373.80     360        1-Sep-31
8831485     TRUMBULL             CT      06611      SFD         6.875       6.608     $ 2,571.22     360        1-Sep-31
8832754     OCEANSIDE            CA      92056      SFD         7.125       6.750     $ 2,182.85     360        1-Aug-31
8832949     PHOENIX              AZ      85048      SFD         7.500       6.750     $ 3,004.86     240        1-Aug-21
8833173     GOLD CANYON          AZ      85219      SFD         7.875       6.750     $ 2,610.25     360        1-Sep-31
8835919     EL DORADO HIL        CA      95762      SFD         7.625       6.750     $ 3,030.06     360        1-Aug-31
8835972     WESTWOOOD            MA      02090      SFD         7.375       6.750     $ 1,958.06     360        1-Aug-31
8836036     RANCHOS DE TA        NM      87557      SFD         6.875       6.608     $ 3,803.62     360        1-Aug-31
8836073     EVERGREEN            CO      80439      SFD         7.125       6.750     $ 2,371.49     360        1-Aug-31
8837311     SEDONA               AZ      86351      SFD         7.625       6.750     $ 3,468.19     360        1-Aug-31
8837333     SANTA ANA            CA      92705      SFD         7.375       6.750     $ 3,487.91     360        1-Aug-31
8838485     NEWARK               CA      94560      SFD         7.625       6.750     $ 2,562.21     360        1-Aug-31
8839162     ROCHESTER            MN      55901      SFD         7.375       6.750     $ 2,652.19     360        1-Sep-31
8839325     ESCONDIDO            CA      92027      SFD         7.625       6.750     $ 2,240.17     360        1-Sep-31
8839510     ST JOSEPH            MI      49085      SFD         7.375       6.750     $ 3,453.38     360        1-Aug-31
8841399     POTOMAC              MD      20854      SFD         7.125       6.750     $ 2,614.03     360        1-Sep-31
8841685     THE WOODLANDS        TX      77380      SFD         7.125       6.750     $ 2,490.06     360        1-Aug-31
8842872     CORONADO             CA      92118      SFD         7.125       6.750     $ 4,692.45     360        1-Sep-31
8846494     SAN JOSE             CA      95138      SFD         7.375       6.750     $ 3,259.99     360        1-Aug-31
8846822     CLARKSVILLE          MD      21029      SFD         6.875       6.608     $ 2,956.18     360        1-Sep-31
8847539     SAN RAFAEL           CA      94901      SFD         7.500       6.750     $ 3,408.67     360        1-Sep-31
8848993     IRVINGTON            NY      10533      SFD         7.250       6.750     $ 2,925.17     360        1-Sep-31
8849758     CASTRO VALLEY        CA      94546      SFD         7.375       6.750     $ 3,108.04     360        1-Aug-31
8849842     SPRINGBORO           OH      45066      SFD         7.250       6.750     $ 2,387.62     360        1-Aug-31
8850173     ST. GEORGE           UT      84770      SFD         7.375       6.750     $ 3,453.38     360        1-Sep-31
8850438     SALT LAKE CIT        UT      84101      HCO         7.750       6.750     $ 1,980.88     360        1-Aug-31
8850563     SAN JOSE             CA      95123      SFD         7.000       6.733     $ 3,268.30     360        1-Aug-31
8852173     BASALT               CO      81621      SFD         7.375       6.750     $ 2,672.22     360        1-Sep-31
8852460     HUNTINGTON BE        CA      92646      LCO         7.375       6.750     $ 2,060.97     360        1-Aug-31
8853381     THOUSAND OAKS        CA      91360      SFD         6.875       6.608     $ 2,299.25     360        1-Sep-31
8855121     MARIETTA             GA      30068      SFD         7.000       6.733     $ 3,659.16     360        1-Sep-31
8856393     ALISO VIEJO          CA      92656      SFD         7.125       6.750     $ 2,256.96     360        1-Sep-31
8857570     GARRISON             NY      10524      SFD         7.375       6.750     $ 2,900.84     360        1-Sep-31
8857629     GOLDEN               CO      80401      SFD         7.500       6.750     $ 2,657.02     360        1-Sep-31
8857844     FLAGSTAFF            AZ      86004      SFD         7.250       6.750     $ 2,401.26     360        1-Sep-31
8858363     CASTAIC AREA         CA      91384      SFD         7.625       6.750     $ 2,211.86     360        1-Aug-31
8858583     HOUSTON              TX      77024      SFD         7.125       6.750     $ 2,964.36     360        1-Aug-31
8858602     BOWIE                MD      20715      SFD         7.500       6.750     $ 2,299.02     360        1-Sep-31
8859946     GREEN BAY            WI      54313      SFD         7.625       6.750     $ 2,129.04     360        1-Aug-31
8860994     VIRGINIA BEAC        VA      23456      SFD         7.750       6.750     $ 2,224.46     360        1-Aug-31
8861878     SAN FRANCISCO        CA      94110      SFD         7.000       6.733     $ 2,128.97     360        1-Sep-31
8861962     EDGEWATER            MD      21037      SFD         7.500       6.750     $ 2,358.03     360        1-Sep-31
8862264     ANNAPOLIS            MD      21401      SFD         7.250       6.750     $ 2,728.71     360        1-Sep-31
8862350     SANTA CLARITA        CA      91355      SFD         7.375       6.750     $ 3,867.78     360        1-Sep-31
8862519     DOVER TWP            NJ      08739      SFD         7.250       6.750     $ 2,292.11     360        1-Sep-31
8863079     NEENAH               WI      54956      SFD         7.625       6.750     $ 2,392.34     360        1-Sep-31
8863380     SALT LAKE CIT        UT      84109      SFD         7.375       6.750     $ 3,190.92     360        1-Sep-31
8863603     CAMARILLO            CA      90301      SFD         7.375       6.750     $ 2,756.83     360        1-Sep-31
8864468     WASHINGTON           DC      20008      SFD         7.500       6.750     $ 3,496.07     360        1-Sep-31
8865764     SAN JUAN CAPI        CA      92675      SFD         7.250       6.750     $ 4,434.15     360        1-Sep-31
8866613     SWAN VALLEY          ID      83449      SFD         7.000       6.733     $ 4,297.85     360        1-Aug-31
8869421     COLORADO SPRI        CO      80919      SFD         7.000       6.733     $ 2,880.76     360        1-Aug-31
8871219     NORTH SALT LA        UT      84054      SFD         7.000       6.733     $ 1,995.91     360        1-Aug-31
8873951     GOLETA               CA      93117      SFD         7.250       6.750     $ 2,507.00     360        1-Sep-31
8874352     CASTAIC AREA         CA      91384      SFD         7.125       6.750     $ 2,228.66     360        1-Aug-31
8874472     SNOQUALMIE           WA      98065      SFD         7.625       6.750     $ 2,489.34     360        1-Aug-31
8876397     GREENVILLE           DE      19807      SFD         6.000       5.733     $ 2,492.48     360        1-Sep-31
8878437     FALLBROOK            CA      92028      SFD         7.375       6.750     $ 3,626.04     360        1-Sep-31
8883892     SAN JOSE             CA      95035      SFD         7.250       6.750     $ 2,674.13     360        1-Sep-31
8884194     UPLAND               CA      91784      SFD         7.125       6.750     $ 1,967.26     360        1-Sep-31
8888468     PLEASANT HILL        CA      94523      SFD         7.250       6.750     $ 2,172.05     360        1-Sep-31
8889728     SAN DIEGO            CA      92109      SFD         7.375       6.750     $ 3,232.36     360        1-Sep-31
8889742     PACIFIC PALIS        CA      90049      SFD         6.750       6.483     $ 3,242.99     360        1-Sep-31
8893286     AVON                 NC      27915      SFD         7.375       6.750     $ 2,044.40     360        1-Sep-31
8897765     VILLA PARK           CA      92861      SFD         7.375       6.750     $ 3,695.11     360        1-Sep-31
8898549     LOS ANGELES          CA      90039      SFD         7.250       6.750     $ 2,728.71     360        1-Sep-31
8898559     WESTLAKE VILL        CA      91361      SFD         7.125       6.750     $ 2,358.01     360        1-Sep-31
8899523     FRONTENAC            MO      63131      SFD         7.375       6.750     $ 3,439.56     360        1-Oct-31
8926969     DES PERES            MO      63131      SFD         7.125       6.750     $ 3,739.14     360        1-Sep-31
8932525     PLANO                TX      75093      SFD         6.750       6.483     $ 2,205.23     360        1-Sep-31
9012369     LINCOLNSHIRE         IL      60069      SFD         7.625       6.750     $ 2,109.23     360        1-Feb-31
9222428     PLEASANTON           CA      94566      SFD         7.250       6.750     $ 2,644.12     360        1-Aug-31
9225371     ALBANY               CA      94706      SFD         7.750       6.750     $ 3,223.14     360        1-May-31
9230761     MISSION VIEJO        CA      92692      SFD         8.625       6.750     $ 4,176.73     360        1-Aug-31
9267426     SARATOGA             CA      95070      SFD         7.500       6.750     $ 6,957.19     360        1-May-31
9270659     ST GEORGE            UT      84790      SFD         7.125       6.750     $ 3,988.42     360        1-Sep-31
9271005     WALNUT CREEK         CA      94596      SFD         7.750       6.750     $ 4,155.19     360        1-Aug-31
9271074     GILROY               CA      95020      SFD         7.625       6.750     $ 3,185.08     360        1-Aug-31
9271187     TUSTIN               CA      92782      SFD         7.500       6.750     $ 3,006.63     360        1-Aug-31
9271278     PLEASANT HILL        CA      94523      SFD         7.375       6.750     $ 2,369.71     360        1-Aug-31
9271793     SAN PEDRO(ARE        CA      90732      SFD         7.875       6.750     $ 7,178.19     360        1-Aug-31
9284165     BOULDER              CO      80302      SFD         7.125       6.750     $ 5,935.46     360        1-Aug-31
9284247     SACRAMENTO           CA      95837      SFD         7.375       6.750     $ 4,365.07     360        1-Aug-31
9286120     STEVENSVILLE         MI      49127      SFD         7.500       6.750     $ 2,307.41     360        1-May-31
9288881     FREMONT              CA      94536      SFD         7.375       6.750     $ 2,762.70     360        1-Aug-31
9288914     PARADISE             CA      95969      SFD         7.375       6.750     $ 2,486.43     360        1-Aug-31
9288968     SAN JOSE             CA      95120      SFD         6.875       6.608     $ 3,429.17     360        1-Sep-31
9289493     GOLETA               CA      93117      LCO         7.125       6.750     $ 2,640.98     360        1-Sep-31
9290046     CAMPBELL             CA      95008      SFD         7.625       6.750     $ 3,477.04     360        1-Sep-31
9292246     TRACY                CA      95377      SFD         7.250       6.750     $ 1,990.25     360        1-Sep-31
9292797     VALLEJO              CA      94591      SFD         7.625       6.750     $ 2,264.94     360        1-Sep-31
9292986     LOS ANGELES          CA      90293      SFD         7.000       6.733     $ 2,654.56     360        1-Aug-31
9293274     SAN JOSE             CA      95123      SFD         7.250       6.750     $ 2,605.92     360        1-Aug-31
9293875     SAN JOSE             CA      95111      SFD         8.250       6.750     $ 2,524.26     360        1-Aug-31
9294202     ASBURY PARK          NJ      07712      SFD         7.500       6.750     $ 2,359.85     360        1-Oct-31
9294560     SAN JOSE             CA      95148      SFD         7.625       6.750     $ 2,725.01     360        1-Aug-31
9294593     FREMONT              CA      94539      SFD         7.500       6.750     $ 2,752.11     360        1-Aug-31
9296307     HOLLISTER            CA      95023      SFD         7.250       6.750     $ 2,182.97     360        1-Aug-31
9300541     OAKLAND              CA      94611      SFD         7.375       6.750     $ 2,651.51     360        1-Aug-31
9305689     WALNUT CREEK         CA      94598      SFD         7.875       6.750     $ 2,436.23     360        1-Jul-31
9307120     BRADENTON            FL      34209      SFD         7.375       6.750     $ 2,783.42     360        1-Sep-31
9326375     SMYRNA               GA      30126      SFD         7.000       6.733     $ 2,767.66     360        1-Oct-31
9326491     SAN CARLOS           CA      94070      SFD         7.125       6.750     $ 4,042.32     360        1-Sep-31
9327659     SEBASTOPOL           CA      95472      SFD         7.125       6.750     $ 2,930.68     360        1-Sep-31
9328228     ORINDA               CA      94563      SFD         7.250       6.750     $ 5,457.41     360        1-Sep-31
9328893     ST.PETERSBURG        FL      33707      SFD         6.875       6.608     $ 1,983.27     360        1-Sep-31
9331023     HEATH                TX      75032      SFD         7.000       6.733     $ 2,927.34     360        1-Oct-31
9331576     TAMPA                FL      33629      SFD         7.125       6.750     $ 2,829.62     360        1-Oct-31
9334504     ALEXANDRIA           VA      22314      SFD         7.125       6.750     $ 2,775.72     360        1-Oct-31


                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-1 (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ix)                  (x)      (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ------------------    -----    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                      MORTGAGE     MASTER     FIXED
LOAN        PRINCIPAL                                 INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE               LTV      SUBSIDY    CODE         FEE        FEE        YIELD
--------    ------------------    -----    -------    ---------    -------    -------    --------

4211526     $       458,684.12    75.00                              0.250      0.017      0.858
4212101     $       401,870.12    70.00                              0.250      0.017      0.233
4212226     $       324,539.76    77.20                              0.250      0.017      0.733
4212554     $       549,240.49    61.11                              0.250      0.017      0.858
4213098     $       829,249.66    39.52                              0.250      0.017      0.000
4213817     $       415,864.19    70.00                              0.250      0.017      0.358
4213932     $       307,529.84    70.00                              0.250      0.017      0.358
4214065     $       303,774.38    80.00                              0.250      0.017      0.483
4214352     $       399,695.63    80.00                              0.250      0.017      0.358
4214379     $       385,453.36    89.77                  01          0.250      0.017      0.733
4214386     $       424,684.58    49.21                              0.250      0.017      0.483
4214428     $       504,586.05    20.20                              0.250      0.017      0.000
4214944     $       389,419.31    65.00                              0.250      0.017      0.483
4215032     $       594,535.84    47.60                              0.250      0.017      0.233
4215995     $       339,506.27    73.91                              0.250      0.017      0.608
4217559     $       440,391.01    70.00                              0.250      0.017      0.858
4218697     $       446,300.49    47.71                              0.250      0.017      0.233
4219142     $       419,655.73    60.00                              0.250      0.017      0.000
4219737     $       325,264.41    79.99                              0.250      0.017      0.608
4219969     $       325,489.83    65.20                              0.250      0.017      0.233
4220580     $       331,990.81    75.00                              0.250      0.017      0.233
4220630     $       301,476.10    70.00                              0.250      0.017      0.483
4220768     $       376,940.41    69.21                              0.250      0.017      0.858
4220939     $       343,387.96    65.50                              0.250      0.017      0.483
4222098     $       759,377.03    57.74                              0.250      0.017      0.000
4222207     $       351,745.23    80.00                              0.250      0.017      0.608
4222317     $       465,618.02    51.78                              0.250      0.017      0.000
4222796     $       524,610.37    58.33                              0.250      0.017      0.483
4222859     $       300,359.61    90.00                  01          0.250      0.017      0.108
4222954     $       321,722.76    70.00                              0.250      0.017      0.000
4223439     $       300,759.29    26.52                              0.250      0.017      0.108
4223653     $       399,710.49    88.89                  12          0.250      0.017      0.608
4224172     $       789,398.87    68.70                              0.250      0.017      0.358
4224880     $       746,985.57    65.00                              0.250      0.017      0.858
4224991     $       416,674.70    78.68                              0.250      0.017      0.233
4225518     $       509,592.16    46.36                              0.250      0.017      0.108
4225921     $       364,729.11    50.34                              0.250      0.017      0.483
4225950     $       294,775.52    73.75                              0.250      0.017      0.358
4226067     $       370,895.72    46.99                              0.250      0.017      0.000
4226071     $       399,695.63    66.67                              0.250      0.017      0.358
4226081     $       335,724.58    80.00                              0.250      0.017      0.000
4226683     $       810,984.69    47.74                              0.250      0.017      0.000
4226966     $       291,766.49    80.00                              0.250      0.017      0.108
4227394     $       314,760.31    75.00                              0.250      0.017      0.358
4227417     $       308,752.90    75.00                              0.250      0.017      0.108
4227649     $       410,195.35    69.81                              0.250      0.017      0.483
4228519     $       450,000.00    70.64                              0.250      0.017      0.608
4228926     $       303,762.85    77.45                              0.250      0.017      0.233
4229250     $       409,688.02    74.95                              0.250      0.017      0.358
4229273     $       475,619.35    72.12                              0.250      0.017      0.108
4229551     $       318,957.11    80.00                              0.250      0.017      0.358
4229713     $       909,290.11    70.00                              0.250      0.017      0.233
4229939     $       634,200.00    64.71                              0.250      0.017      0.608
4230575     $       379,710.85    79.17                              0.250      0.017      0.358
4230606     $       644,521.31    67.89                              0.250      0.017      0.483
4230648     $       453,396.03    75.00                              0.250      0.017      0.233
4230716     $       414,676.25    47.70                              0.250      0.017      0.233
4230930     $       460,849.06    80.00                              0.250      0.017      0.358
4231153     $       415,725.44    79.92                              0.250      0.017      0.233
4231316     $       431,000.00    66.31                              0.250      0.017      0.108
4231413     $       327,019.03    85.00                  01          0.250      0.017      0.733
4231526     $       436,126.08    74.99                              0.250      0.017      0.483
4232247     $       339,714.36    59.13                              0.250      0.017      0.000
4233188     $       355,715.31    80.00                              0.250      0.017      0.108
4234000     $       359,712.11    75.00                              0.250      0.017      0.108
4234797     $       459,627.08    80.00                              0.250      0.017      0.358
4235224     $       615,507.39    80.00                              0.250      0.017      0.108
4235547     $       447,659.10    80.00                              0.250      0.017      0.358
4237709     $       498,763.25    70.42                              0.250      0.017      0.000
4237821     $       714,495.36    69.76                              0.250      0.017      0.733
4238064     $       399,125.96    76.19                              0.250      0.017      0.608
4239057     $       999,257.85    76.92                              0.250      0.017      0.483
4239817     $       751,441.90    69.95                              0.250      0.017      0.483
4242730     $       486,774.13    75.00                              0.250      0.017      0.483
4243078     $       258,571.93    75.00                              0.250      0.017      0.858
4243771     $       448,532.03    69.18                              0.250      0.017      0.000
4244819     $       550,000.00    56.99                              0.250      0.017      0.358
4244933     $       460,000.00    80.00                              0.250      0.017      0.233
4245138     $       539,953.69    80.00                              0.250      0.017      0.233
4246975     $       689,474.97    62.73                              0.250      0.017      0.358
4247056     $       434,793.02    75.02                              0.250      0.017      0.108
4248445     $       367,220.35    70.00                              0.250      0.017      0.358
4248603     $       358,921.22    58.06                              0.250      0.017      0.483
4249235     $       339,257.05    80.00                              0.250      0.017      0.608
4249286     $       447,000.00    75.00                              0.250      0.017      0.233
4249352     $       486,120.39    80.00                              0.250      0.017      0.358
4249519     $       446,659.87    72.10                              0.250      0.017      0.358
4249663     $       417,665.73    80.00                              0.250      0.017      0.108
4249802     $       313,920.07    43.07                              0.250      0.017      0.358
4250251     $       369,400.00    73.88                              0.250      0.017      0.483
4250731     $       282,227.47    64.93                              0.250      0.017      0.000
4251461     $       382,451.36    65.67                              0.250      0.017      0.000
4251548     $       346,931.00    80.00                              0.250      0.017      0.358
4251990     $       337,400.00    51.75                              0.250      0.017      0.000
4252047     $       585,000.00    66.86                              0.250      0.017      0.108
4252068     $       424,676.61    80.00                              0.250      0.017      0.358
4252485     $       319,041.10    64.00                              0.250      0.017      0.483
4252660     $       499,619.54    79.37                              0.250      0.017      0.358
4253437     $       397,689.52    60.30                              0.250      0.017      0.233
4253625     $       349,746.68    77.43                              0.250      0.017      0.608
4253768     $       323,481.90    80.00                              0.250      0.017      0.000
4253830     $       563,570.84    79.32                              0.250      0.017      0.358
4253883     $       337,496.73    80.00                              0.250      0.017      0.483
4253970     $       601,147.69    79.93                              0.250      0.017      0.358
4254057     $       293,000.00    50.96                              0.250      0.017      0.483
4254680     $       173,529.19    60.00                              0.250      0.017      0.733
4255540     $       554,577.70    76.66                              0.250      0.017      0.358
4256110     $       335,247.23    80.00                              0.250      0.017      0.483
4256149     $       314,056.08    67.02                              0.250      0.017      0.483
4256190     $       869,167.38    72.53                              0.250      0.017      0.733
4256218     $       479,634.76    64.26                              0.250      0.017      0.358
4256246     $       383,000.00    51.76                              0.250      0.017      0.108
4256511     $       649,007.76    59.91                              0.250      0.017      0.358
4256658     $       429,656.14    71.67                              0.250      0.017      0.108
4256694     $       918,750.00    75.00                              0.250      0.017      0.108
4256742     $       417,026.42    77.29                              0.250      0.017      0.233
4256836     $       315,292.04    80.00                              0.250      0.017      0.483
4257163     $       319,737.70    80.00                              0.250      0.017      0.000
4257340     $       370,960.39    75.00                              0.250      0.017      0.233
4258296     $       339,480.97    54.40                              0.250      0.017      0.358
4259204     $       418,300.00    64.35                              0.250      0.017      0.000
4259655     $       646,100.00    75.57                              0.250      0.017      0.358
4260004     $       457,633.75    59.10                              0.250      0.017      0.108
4260068     $       299,344.43    44.98                              0.250      0.017      0.608
4260290     $       348,000.00    80.00                              0.250      0.017      0.233
4260648     $       770,000.00    72.93                              0.250      0.017      0.358
4261130     $       715,507.25    71.60                              0.250      0.017      0.858
4261182     $       483,858.07    32.33                              0.250      0.017      0.233
4261254     $       349,134.29    61.40                              0.250      0.017      0.000
4261484     $       853,687.10    68.80                              0.250      0.017      0.858
4261975     $       323,552.58    80.00                              0.250      0.017      0.858
4262036     $       439,258.33    59.46                              0.250      0.017      0.108
4262241     $       337,642.69    80.00                              0.250      0.017      0.358
4262498     $       378,150.87    63.27                              0.250      0.017      0.483
4263817     $        67,451.14    90.00                  12          0.250      0.017      0.608
4264343     $       275,000.00    48.93                              0.250      0.017      0.233
4264525     $       431,687.33    80.00                              0.250      0.017      0.608
4264947     $       370,000.00    61.67                              0.250      0.017      0.000
4265062     $       379,375.22    80.00                              0.250      0.017      0.000
4265190     $       648,982.81    78.31                              0.250      0.017      0.233
4265253     $       349,752.98    77.78                              0.250      0.017      0.733
4265406     $       499,551.04    74.07                              0.250      0.017      0.233
4265649     $       320,821.59    69.85                              0.250      0.017      0.483
4265721     $       451,376.28    79.95                              0.250      0.017      0.358
4265725     $       396,200.00    79.24                              0.250      0.017      0.483
4265852     $       893,248.93    63.86                              0.250      0.017      0.000
4265960     $       298,794.23    89.25                  11          0.250      0.017      0.858
4266209     $       159,767.66    68.09                              0.250      0.017      0.608
4266384     $       351,000.00    65.00                              0.250      0.017      0.358
4266771     $       275,254.19    72.49                              0.250      0.017      0.000
4266893     $       330,550.00    63.57                              0.250      0.017      0.000
4267195     $       949,240.30    67.42                              0.250      0.017      0.108
4267221     $       449,612.56    63.69                              0.250      0.017      0.000
4267321     $       449,648.96    69.12                              0.250      0.017      0.233
4267585     $       485,000.00    61.78                              0.250      0.017      0.108
4267664     $       394,706.85    72.48                              0.250      0.017      0.483
4267884     $       209,702.60    75.00                              0.250      0.017      0.733
4268118     $       649,007.76    65.16                              0.250      0.017      0.358
4268530     $       834,364.63    42.02                              0.250      0.017      0.358
4268547     $       543,586.05    49.45                              0.250      0.017      0.358
4269022     $       565,058.85    46.16                              0.250      0.017      0.233
4269552     $       435,676.42    80.00                              0.250      0.017      0.483
4269648     $       649,505.40    61.32                              0.250      0.017      0.358
4270342     $       340,000.00    69.39                              0.250      0.017      0.608
4270643     $       338,598.52    80.00                              0.250      0.017      0.483
4271138     $       599,554.71    80.00                              0.250      0.017      0.483
4271470     $       324,752.70    52.00                              0.250      0.017      0.358
4271545     $       579,558.66    79.12                              0.250      0.017      0.358
4271606     $       492,615.41    67.07                              0.250      0.017      0.233
4271666     $       331,303.01    72.87                              0.250      0.017      0.733
4271924     $       305,000.00    78.21                              0.250      0.017      0.483
4271997     $       344,386.46    73.40                              0.250      0.017      0.483
4272014     $       348,391.25    78.20                              0.250      0.017      0.483
4272194     $       389,710.56    62.90                              0.250      0.017      0.483
4272534     $       404,000.00    80.00                              0.250      0.017      0.233
4272974     $       269,597.99    62.79                              0.250      0.017      0.483
4272997     $       418,000.00    73.46                              0.250      0.017      0.358
4273061     $       326,725.28    81.75                  01          0.250      0.017      0.000
4273136     $       319,113.00    80.00                              0.250      0.017      0.483
4273268     $       319,779.77    64.91                              0.250      0.017      0.858
4273544     $       375,000.00    40.98                              0.250      0.017      0.233
4273657     $       371,388.36    80.00                              0.250      0.017      0.000
4273820     $       287,500.00    32.86                              0.250      0.017      0.000
4274215     $       646,511.59    70.00                              0.250      0.017      0.358
4274524     $       319,750.36    56.64                              0.250      0.017      0.233
4274555     $       562,560.81    69.51                              0.250      0.017      0.233
4274626     $       782,373.84    46.75                              0.250      0.017      0.108
4274690     $       491,200.00    80.00                              0.250      0.017      0.108
4274758     $       545,700.00    74.35                              0.250      0.017      0.233
4275043     $       636,000.00    42.40                              0.250      0.017      0.358
4275207     $       440,000.00    65.19                              0.250      0.017      0.108
4275258     $       547,561.77    80.00                              0.250      0.017      0.108
4275429     $       535,000.00    69.93                              0.250      0.017      0.000
4275508     $       343,724.90    68.80                              0.250      0.017      0.108
4275603     $       377,705.12    60.00                              0.250      0.017      0.233
4275662     $       363,409.15    79.99                              0.250      0.017      0.108
4275769     $       431,671.28    73.85                              0.250      0.017      0.358
4275931     $       299,585.73    66.67                              0.250      0.017      0.858
4276387     $       450,000.00    62.07                              0.250      0.017      0.000
4276623     $       324,000.00    73.64                              0.250      0.017      0.358
4276636     $       291,200.00    80.00                              0.250      0.017      0.358
4276890     $       389,710.56    69.64                              0.250      0.017      0.483
4277006     $       449,648.95    64.29                              0.250      0.017      0.233
4277326     $       404,783.98    78.66                              0.250      0.017      0.233
4277338     $       138,799.46    77.17                              0.250      0.017      0.608
4277714     $       449,640.15    48.65                              0.250      0.017      0.108
4278100     $       342,000.00    50.67                              0.250      0.017      0.000
4278122     $       349,705.96    77.43                              0.250      0.017      0.000
4278154     $       379,769.38    86.44                  13          0.250      0.017      0.358
4278168     $       342,000.00    75.00                              0.250      0.017      0.108
4278196     $       296,238.72    89.84                  01          0.250      0.017      0.233
4278405     $       649,492.93    48.15                              0.250      0.017      0.233
4278464     $       379,710.85    79.17                              0.250      0.017      0.358
4278561     $       349,713.11    29.91                              0.250      0.017      0.000
4278695     $       386,440.72    65.00                              0.250      0.017      0.108
4278923     $       369,640.29    58.73                              0.250      0.017      0.000
4279025     $       374,312.31    58.32                              0.250      0.017      0.358
4279145     $       499,619.54    40.00                              0.250      0.017      0.358
4279189     $       439,681.54    80.00                              0.250      0.017      0.608
4279240     $       411,324.15    70.00                              0.250      0.017      0.000
4279363     $       370,823.40    70.86                              0.250      0.017      0.483
4279384     $       533,939.89    80.00                              0.250      0.017      0.233
4279427     $       473,611.47    27.88                              0.250      0.017      0.000
4279505     $       395,000.00    71.82                              0.250      0.017      0.000
4279557     $       404,676.12    78.64                              0.250      0.017      0.108
4279744     $       479,625.55    64.86                              0.250      0.017      0.233
4280051     $       325,000.00    73.03                              0.250      0.017      0.108
4280231     $       377,903.00    66.07                              0.250      0.017      0.358
4280287     $       444,652.86    75.42                              0.250      0.017      0.233
4280291     $       512,925.25    69.88                              0.250      0.017      1.108
4280432     $       781,359.00    69.51                              0.250      0.017      0.000
4280769     $       439,665.19    80.00                              0.250      0.017      0.358
4280843     $       999,200.31    64.52                              0.250      0.017      0.108
4281055     $       344,000.00    80.00                              0.250      0.017      0.358
4281355     $       359,626.07    26.77                              0.250      0.017      0.358
4281470     $       343,247.18    80.00                              0.250      0.017      0.483
4281823     $       544,574.84    45.42                              0.250      0.017      0.233
4282318     $       480,066.05    80.00                              0.250      0.017      0.358
4282348     $       336,023.47    67.30                              0.250      0.017      0.733
4282363     $       344,743.96    77.98                              0.250      0.017      0.483
4282477     $       405,691.07    79.92                              0.250      0.017      0.358
4282481     $       368,712.15    90.00                  13          0.250      0.017      0.233
4282531     $       168,658.18    68.90                              0.250      0.017      0.000
4282704     $       444,153.24    70.00                              0.250      0.017      0.233
4282720     $       787,500.00    75.00                              0.250      0.017      0.483
4282822     $       362,630.68    79.99                              0.250      0.017      0.483
4283007     $       623,047.44    80.00                              0.250      0.017      0.358
4283037     $       311,150.98    80.00                              0.250      0.017      0.108
4283267     $       784,402.68    28.04                              0.250      0.017      0.358
4283549     $       118,707.32    56.57                              0.250      0.017      0.233
4283611     $       339,721.30    68.00                              0.250      0.017      0.000
4283641     $       419,688.30    41.79                              0.250      0.017      0.483
4283717     $       300,000.00    22.22                              0.250      0.017      0.858
4283923     $       372,694.25    42.63                              0.250      0.017      0.000
4283978     $       327,750.42    80.00                              0.250      0.017      0.358
4284156     $       648,470.74    78.31                              0.250      0.017      0.483
4284201     $       471,095.99    65.21                              0.250      0.017      0.608
4284640     $       965,000.00    66.55                              0.250      0.017      0.000
4284784     $       307,500.00    75.00                              0.250      0.017      0.858
4284859     $       354,444.45    50.71                              0.250      0.017      0.233
4285026     $       396,312.95    79.99                              0.250      0.017      0.608
4285074     $       514,608.12    52.82                              0.250      0.017      0.358
4285308     $       360,000.00    51.80                              0.250      0.017      0.108
4285566     $       420,000.00    65.63                              0.250      0.017      0.000
4285996     $       856,894.70    70.00                              0.250      0.017      0.733
4286143     $       127,402.97    75.00                              0.250      0.017      0.358
4286198     $       333,732.91    63.02                              0.250      0.017      0.108
4286219     $       357,839.13    70.00                              0.250      0.017      0.233
4286504     $       114,669.02    73.56                              0.250      0.017      0.733
4286851     $       614,000.00    69.38                              0.250      0.017      0.000
4286896     $       899,315.17    50.00                              0.250      0.017      0.358
4287042     $       346,166.02    80.00                              0.250      0.017      0.000
4287419     $       511,590.56    78.77                              0.250      0.017      0.108
4287585     $       259,786.88    59.09                              0.250      0.017      0.000
4288003     $       347,741.73    54.38                              0.250      0.017      0.483
4288052     $       349,713.11    89.74                  01          0.250      0.017      0.000
4288386     $       375,720.95    79.96                              0.250      0.017      0.483
4288553     $       336,000.00    80.00                              0.250      0.017      0.000
4288566     $       574,562.46    50.88                              0.250      0.017      0.358
4289269     $       450,000.00    51.72                              0.250      0.017      0.000
4289366     $       555,544.25    80.00                              0.250      0.017      0.000
4289399     $       416,466.69    79.99                              0.250      0.017      0.108
4289452     $       329,761.16    68.04                              0.250      0.017      0.608
4289505     $       320,299.94    73.57                              0.250      0.017      0.233
4289552     $       368,462.33    89.99                  33          0.250      0.017      0.233
4289573     $       338,700.00    78.58                              0.250      0.017      0.358
4289883     $       386,866.62    80.00                              0.250      0.017      0.000
4289999     $       295,000.00    66.29                              0.250      0.017      0.000
4290075     $       512,058.74    53.39                              0.250      0.017      0.000
4290084     $       296,250.00    74.06                              0.250      0.017      0.483
4290121     $       321,586.18    80.00                              0.250      0.017      0.000
4290125     $       521,293.03    80.00                              0.250      0.017      0.233
4290206     $       550,000.00    61.87                              0.250      0.017      0.000
4290579     $       163,865.57    65.60                              0.250      0.017      0.000
4290673     $       349,726.96    54.69                              0.250      0.017      0.233
4290677     $       457,668.51    41.64                              0.250      0.017      0.608
4290751     $       309,769.93    63.92                              0.250      0.017      0.483
4290910     $       351,732.15    80.00                              0.250      0.017      0.358
4291461     $       286,008.48    80.00                              0.250      0.017      0.983
4291817     $       359,719.16    50.70                              0.250      0.017      0.233
4291844     $       344,486.32    77.53                              0.250      0.017      0.483
4291899     $       328,500.00    90.00                  11          0.250      0.017      0.358
4291906     $       414,676.25    69.17                              0.250      0.017      0.233
4291921     $       332,500.00    74.05                              0.250      0.017      0.000
4292099     $       342,189.42    66.50                              0.250      0.017      0.358
4292128     $       399,531.58    80.00                              0.250      0.017      0.000
4292178     $       633,200.00    69.97                              0.250      0.017      0.858
4292239     $       519,594.35    67.10                              0.250      0.017      0.233
4292259     $       399,672.12    69.57                              0.250      0.017      0.000
4292361     $       309,764.11    72.94                              0.250      0.017      0.358
4292500     $       969,000.00    52.38                              0.250      0.017      0.358
4292609     $       382,800.00    80.00                              0.250      0.017      0.108
4292754     $       321,783.94    67.08                              0.250      0.017      0.983
4292778     $       353,174.28    80.00                              0.250      0.017      0.233
4293033     $       359,719.17    64.29                              0.250      0.017      0.233
4293125     $       292,510.04    79.97                              0.250      0.017      0.000
4293138     $       539,000.00    53.63                              0.250      0.017      0.000
4293413     $       419,664.13    71.79                              0.250      0.017      0.108
4293649     $       600,000.00    37.62                              0.250      0.017      0.000
4293830     $       498,580.77    66.62                              0.250      0.017      0.000
4293889     $       400,000.00    68.97                              0.250      0.017      0.000
4293979     $       335,750.64    80.00                              0.250      0.017      0.483
4294117     $       368,000.00    76.67                              0.250      0.017      0.000
4294605     $       412,000.00    80.00                              0.250      0.017      0.233
4294812     $       467,677.92    80.00                              0.250      0.017      0.858
4294839     $       647,500.00    54.87                              0.250      0.017      0.000
4294928     $       396,000.00    75.43                              0.250      0.017      0.000
4295357     $       903,258.99    27.31                              0.250      0.017      0.000
4295546     $       992,365.59    49.66                              0.250      0.017      0.000
4295645     $       403,700.17    74.95                              0.250      0.017      0.483
4295658     $       393,450.38    75.00                              0.250      0.017      0.358
4295744     $       359,719.16    60.00                              0.250      0.017      0.233
4296253     $       861,843.70    68.32                              0.250      0.017      0.358
4296571     $       319,155.00    53.64                              0.250      0.017      0.108
4296578     $       433,278.21    80.00                              0.250      0.017      0.483
4296613     $        89,933.20    47.37                              0.250      0.017      0.483
4296715     $       351,718.51    80.00                              0.250      0.017      0.108
4296788     $       281,785.41    64.83                              0.250      0.017      0.358
4296853     $       415,667.33    80.00                              0.250      0.017      0.108
4297053     $       435,300.00    74.41                              0.250      0.017      0.233
4297570     $       970,279.38    56.62                              0.250      0.017      0.483
4297741     $       297,567.69    70.07                              0.250      0.017      0.233
4298192     $       296,579.00    80.00                              0.250      0.017      0.233
4298234     $       299,542.04    46.15                              0.250      0.017      0.358
4298289     $       459,000.00    90.00                  24          0.250      0.017      0.000
4298318     $       544,574.84    69.87                              0.250      0.017      0.233
4298419     $       412,150.00    83.26                  24          0.250      0.017      0.733
4298547     $       350,000.00    52.63                              0.250      0.017      0.358
4298573     $       140,790.05    89.81                  11          0.250      0.017      0.483
4298582     $       384,714.27    66.96                              0.250      0.017      0.483
4298616     $       304,534.41    64.01                              0.250      0.017      0.358
4298669     $       419,342.74    58.74                              0.250      0.017      0.233
4298711     $       350,000.00    66.67                              0.250      0.017      0.358
4298763     $       367,478.86    80.00                              0.250      0.017      0.733
4299013     $       323,000.00    64.86                              0.250      0.017      0.108
4299119     $       374,721.70    57.69                              0.250      0.017      0.483
4299213     $       349,452.27    66.67                              0.250      0.017      0.233
4299297     $       560,383.80    80.00                              0.250      0.017      0.483
4299306     $       469,282.55    56.97                              0.250      0.017      0.358
4299542     $        99,915.99    31.75                              0.250      0.017      0.000
4299720     $       839,294.29    33.60                              0.250      0.017      0.000
4299786     $       322,000.00    74.02                              0.250      0.017      0.233
4299838     $       345,323.62    80.00                              0.250      0.017      0.108
4299912     $       350,000.00    29.17                              0.250      0.017      0.233
4299973     $       460,640.37    54.24                              0.250      0.017      0.233
4300004     $       650,000.00    69.97                              0.250      0.017      0.233
4300128     $       302,164.10    80.00                              0.250      0.017      0.233
4300286     $       457,660.09    46.03                              0.250      0.017      0.483
4300298     $       460,000.00    72.44                              0.250      0.017      0.608
4300362     $       420,000.00    52.50                              0.250      0.017      0.000
4300433     $       595,000.00    66.11                              0.250      0.017      0.000
4300460     $       639,974.99    70.00                              0.250      0.017      0.000
4300651     $       584,520.48    66.10                              0.250      0.017      0.000
4300669     $       599,495.92    22.86                              0.250      0.017      0.000
4300755     $       311,756.61    80.00                              0.250      0.017      0.233
4300767     $       466,053.86    80.00                              0.250      0.017      0.483
4300942     $       408,000.00    42.28                              0.250      0.017      0.358
4301023     $       299,754.09    50.42                              0.250      0.017      0.000
4301025     $       381,202.40    74.80                              0.250      0.017      0.233
4301190     $       140,895.35    45.63                              0.250      0.017      0.483
4301234     $       420,000.00    60.00                              0.250      0.017      0.000
4301308     $       395,706.11    68.28                              0.250      0.017      0.483
4301322     $       450,000.00    66.37                              0.250      0.017      0.000
4301382     $       455,000.00    68.94                              0.250      0.017      0.358
4301397     $       400,000.00    59.70                              0.250      0.017      0.108
4301418     $       456,000.00    80.00                              0.250      0.017      0.000
4301469     $       499,628.92    30.30                              0.250      0.017      0.483
4301489     $       349,713.11    70.00                              0.250      0.017      0.000
4301603     $       313,755.04    68.26                              0.250      0.017      0.233
4301764     $       294,781.06    65.41                              0.250      0.017      0.483
4301787     $       252,500.00    56.74                              0.250      0.017      0.483
4301860     $       879,278.66    44.00                              0.250      0.017      0.000
4301954     $       370,000.00    77.08                              0.250      0.017      0.608
4302065     $       381,786.79    77.98                              0.250      0.017      0.000
4302163     $       350,000.00    38.89                              0.250      0.017      0.000
4302301     $       347,250.00    75.00    GD 5YR                    0.250      0.017      0.233
4302379     $       284,777.68    66.28                              0.250      0.017      0.233
4302452     $       336,000.00    63.40                              0.250      0.017      0.233
4302598     $       414,822.00    66.97                              0.250      0.017      0.000
4302610     $       649,492.93    66.67                              0.250      0.017      0.233
4302685     $       350,000.00    77.78                              0.250      0.017      0.358
4302704     $       558,000.00    47.09                              0.250      0.017      0.108
4302806     $       320,000.00    73.56                              0.250      0.017      0.233
4302914     $       611,200.00    80.00                              0.250      0.017      0.483
4302927     $       325,000.00    59.63                              0.250      0.017      0.000
4303022     $       536,000.00    61.26                              0.250      0.017      0.000
4303110     $       316,000.00    63.84                              0.250      0.017      0.108
4303150     $       375,699.31    53.71                              0.250      0.017      0.108
4303324     $       432,000.00    80.00                              0.250      0.017      0.483
4303332     $       548,000.00    80.00                              0.250      0.017      0.483
4303408     $       369,718.46    38.07                              0.250      0.017      0.358
4303445     $       853,333.79    70.00                              0.250      0.017      0.233
4303450     $       428,000.00    80.00                              0.250      0.017      0.483
4303494     $       359,726.06    75.00                              0.250      0.017      0.358
4303880     $       364,000.00    56.61                              0.250      0.017      0.358
4304076     $       420,000.00    68.29                              0.250      0.017      0.000
4304095     $       304,767.92    79.84                              0.250      0.017      0.358
4304149     $       330,000.00    61.68                              0.250      0.017      0.233
4304178     $       321,373.01    78.44                              0.250      0.017      0.733
4304251     $       488,000.00    59.88                              0.250      0.017      0.358
4304371     $       460,000.00    76.67                              0.250      0.017      0.483
4304641     $       636,000.00    80.00                              0.250      0.017      0.358
4304642     $       104,911.78    48.17                              0.250      0.017      0.000
4304682     $       348,000.00    58.98                              0.250      0.017      0.000
4304686     $       330,000.00    51.56                              0.250      0.017      0.000
4304712     $       350,000.00    23.89                              0.250      0.017      0.108
4304837     $       435,642.61    80.00                              0.250      0.017      0.000
4305049     $       291,329.33    67.13                              0.250      0.017      0.358
4305109     $       524,600.51    70.00                              0.250      0.017      0.358
4305137     $       383,119.06    77.72                              0.250      0.017      0.000
4305225     $       477,900.00    76.46                              0.250      0.017      0.608
4305358     $       504,000.00    80.00                              0.250      0.017      0.358
4305366     $       415,675.47    71.72                              0.250      0.017      0.233
4305434     $       450,000.00    54.81                              0.250      0.017      0.233
4305476     $       315,000.00    57.38                              0.250      0.017      0.483
4305672     $       400,000.00    48.19                              0.250      0.017      0.233
4305689     $       408,688.78    64.41                              0.250      0.017      0.358
4305765     $       493,000.00    24.12                              0.250      0.017      0.000
4305812     $       368,300.00    66.96                              0.250      0.017      0.000
4305895     $       399,661.47    75.83                              0.250      0.017      0.358
4305908     $       307,765.64    80.00                              0.250      0.017      0.358
4305940     $       312,000.00    40.78                              0.250      0.017      0.483
4305979     $       439,407.59    80.00                              0.250      0.017      0.983
4305995     $       549,570.95    63.22                              0.250      0.017      0.233
4305996     $       464,290.18    50.82                              0.250      0.017      0.358
4306041     $       339,068.56    80.00                              0.250      0.017      0.233
4306071     $       290,088.61    53.80                              0.250      0.017      0.733
4306076     $       348,000.00    56.13                              0.250      0.017      0.233
4306081     $       299,257.96    80.00                              0.250      0.017      0.000
4306140     $       387,407.72    80.00                              0.250      0.017      0.358
4306244     $       316,421.00    45.20                              0.250      0.017      0.000
4306258     $       300,000.00    68.97                              0.250      0.017      0.358
4306259     $       351,718.51    80.00                              0.250      0.017      0.108
4306355     $       494,632.63    26.05                              0.250      0.017      0.483
4306369     $       899,297.91    56.25                              0.250      0.017      0.233
4306590     $       324,551.20    65.92                              0.250      0.017      0.858
4306744     $       590,000.00    80.00                              0.250      0.017      0.233
4306790     $       549,181.09    65.67                              0.250      0.017      0.483
4306799     $       550,000.00    50.00                              0.250      0.017      0.000
4306823     $       354,458.09    78.89                              0.250      0.017      0.358
4306824     $       418,000.00    44.47                              0.250      0.017      0.733
4306855     $       455,321.04    80.00                              0.250      0.017      0.483
4306905     $       344,000.00    80.00                              0.250      0.017      0.358
4306947     $       304,756.09    60.52                              0.250      0.017      0.108
4306984     $       296,795.60    56.04                              0.250      0.017      0.858
4307031     $       410,679.39    30.44                              0.250      0.017      0.233
4307069     $       323,753.46    68.21                              0.250      0.017      0.358
4307145     $       627,510.10    80.00                              0.250      0.017      0.233
4307164     $       381,216.87    74.80                              0.250      0.017      0.483
4307207     $       347,235.58    56.05                              0.250      0.017      0.358
4307291     $       437,191.21    48.61                              0.250      0.017      0.733
4307349     $       343,229.31    80.00                              0.250      0.017      0.483
4307364     $       295,548.15    80.00                              0.250      0.017      0.358
4307455     $       399,389.40    67.23                              0.250      0.017      0.358
4307504     $       400,000.00    74.35                              0.250      0.017      0.483
4307520     $       337,600.00    65.17                              0.250      0.017      0.000
4307563     $       540,000.00    76.27                              0.250      0.017      0.233
4307795     $       355,202.41    80.00                              0.250      0.017      0.483
4307821     $       625,852.72    77.41                              0.250      0.017      0.233
4307891     $       424,642.95    59.86                              0.250      0.017      0.000
4307897     $       387,130.71    79.18                              0.250      0.017      0.483
4307902     $       370,000.00    51.75                              0.250      0.017      0.483
4307931     $       598,855.19    38.02                              0.250      0.017      0.233
4308147     $       399,687.96    63.49                              0.250      0.017      0.233
4308228     $       360,000.00    75.00                              0.250      0.017      0.483
4308232     $       323,359.84    80.00                              0.250      0.017      0.483
4308338     $       359,732.83    73.02                              0.250      0.017      0.483
4308537     $       486,792.09    70.65                              0.250      0.017      0.608
4308555     $       626,500.00    76.59                              0.250      0.017      0.483
4308558     $       475,205.19    80.00                              0.250      0.017      0.233
4308571     $       305,033.66    49.27                              0.250      0.017      0.358
4308574     $       339,467.93    80.00                              0.250      0.017      0.233
4308588     $       306,742.60    80.00                              0.250      0.017      0.483
4308595     $       378,406.91    78.14                              0.250      0.017      0.233
4308620     $       519,244.89    68.42                              0.250      0.017      0.608
4308652     $       319,511.52    74.42                              0.250      0.017      0.358
4308712     $       499,291.94    69.44                              0.250      0.017      0.733
4308817     $       624,547.64    56.82                              0.250      0.017      0.608
4308869     $       293,863.78    70.74                              0.250      0.017      0.358
4308902     $       319,511.52    80.00                              0.250      0.017      0.358
4308940     $       279,832.73    95.00                  01          0.250      0.017      0.483
4308954     $       308,029.08    66.34                              0.250      0.017      0.358
4309113     $       551,136.18    80.00                              0.250      0.017      0.233
4309299     $       375,000.00    60.48                              0.250      0.017      0.233
4309356     $       306,772.00    80.00                              0.250      0.017      0.233
4309360     $       390,000.00    54.93                              0.250      0.017      0.108
4309403     $       429,656.14    39.09                              0.250      0.017      0.108
4309430     $       529,190.95    79.10                              0.250      0.017      0.358
4309582     $       354,000.00    56.15                              0.250      0.017      0.358
4309677     $       497,000.00    69.12                              0.250      0.017      0.358
4309694     $       325,000.00    48.15                              0.250      0.017      0.358
4309697     $       503,000.00    76.21                              0.250      0.017      0.108
4309782     $       489,500.00    51.80                              0.250      0.017      0.233
4309791     $       389,500.00    73.49                              0.250      0.017      0.000
4309863     $       850,000.00    47.22                              0.250      0.017      0.233
4309891     $       650,000.00    59.09                              0.250      0.017      0.483
4309913     $       725,000.00    63.04                              0.250      0.017      0.483
4309929     $       395,000.00    69.91                              0.250      0.017      0.608
4309968     $       477,617.75    59.75                              0.250      0.017      0.108
4310126     $       524,580.16    47.73                              0.250      0.017      0.108
4310209     $       599,508.18    68.18                              0.250      0.017      0.000
4310259     $       325,000.00    63.73                              0.250      0.017      0.358
4310304     $       443,662.15    80.00                              0.250      0.017      0.358
4310444     $       547,100.00    58.64                              0.250      0.017      0.358
4310469     $       437,258.63    80.00                              0.250      0.017      0.233
4310566     $       350,000.00    45.16                              0.250      0.017      0.108
4310584     $       127,023.35    75.00                              0.250      0.017      0.108
4310592     $       550,000.00    47.83                              0.250      0.017      0.000
4310666     $       419,680.41    53.16                              0.250      0.017      0.358
4310816     $       485,000.00    61.78                              0.250      0.017      0.108
4310840     $       440,000.00    62.41                              0.250      0.017      0.000
4310915     $       452,000.00    69.01                              0.250      0.017      0.358
4311402     $       340,000.00    59.65                              0.250      0.017      0.358
4311414     $       250,000.00    72.89                              0.250      0.017      0.733
4311471     $       345,000.00    70.41                              0.250      0.017      0.358
4311568     $       378,000.00    80.00                              0.250      0.017      0.233
4311592     $       314,442.72    90.00                  24          0.250      0.017      0.608
4311699     $       300,000.00    77.92                              0.250      0.017      0.108
4311967     $       826,700.00    59.86                              0.250      0.017      0.358
4311980     $       450,000.00    38.96                              0.250      0.017      0.000
4312111     $       400,000.00    53.33                              0.250      0.017      0.108
4312199     $       373,558.36    79.99                              0.250      0.017      0.233
4312502     $       888,000.00    59.40                              0.250      0.017      0.358
4312546     $       437,600.00    68.91                              0.250      0.017      0.358
4312671     $       375,000.00    75.00                              0.250      0.017      0.000
4312676     $       478,000.00    56.70                              0.250      0.017      0.233
4312782     $       500,000.00    66.67                              0.250      0.017      0.233
4312853     $       439,639.33    80.00                              0.250      0.017      0.000
4312926     $       524,590.45    77.78                              0.250      0.017      0.233
4313396     $       325,000.00    51.38                              0.250      0.017      0.000
4313700     $       605,000.00    63.68                              0.250      0.017      0.108
4313880     $       315,000.00    32.81                              0.250      0.017      0.358
4314007     $       614,500.00    65.03                              0.250      0.017      0.483
4314051     $       300,000.00    68.18                              0.250      0.017      0.358
4314061     $       375,000.00    75.00                              0.250      0.017      0.108
4314070     $       471,895.35    75.00                              0.250      0.017      1.233
4314119     $       349,491.75    56.00                              0.250      0.017      0.608
4314138     $       391,386.56    80.00                              0.250      0.017      0.233
4314161     $       358,629.64    75.00                              0.250      0.017      0.000
4314186     $       352,000.00    80.00                              0.250      0.017      0.108
4314222     $       399,404.42    50.00                              0.250      0.017      0.483
4314270     $       148,000.00    67.27                              0.250      0.017      0.108
4314487     $       335,200.00    80.00                              0.250      0.017      0.108
4314609     $       754,000.00    58.00                              0.250      0.017      0.483
4315011     $       358,000.00    74.58                              0.250      0.017      0.000
4315138     $       639,488.20    61.66                              0.250      0.017      0.108
4315148     $       481,233.54    80.00                              0.250      0.017      0.358
4315564     $       260,000.00    49.06                              0.250      0.017      0.608
4315676     $       215,000.00    53.09                              0.250      0.017      0.233
4315740     $       424,000.00    26.09                              0.250      0.017      0.233
4315845     $       387,533.12    68.64                              0.250      0.017      0.858
4315847     $       475,000.00    38.00                              0.250      0.017      0.108
4315951     $       296,000.00    62.98                              0.250      0.017      0.358
4315976     $       369,711.35    50.00                              0.250      0.017      0.233
4316047     $       356,250.00    75.00                              0.250      0.017      0.000
4316251     $       474,000.00    75.00                              0.250      0.017      0.358
4316344     $       389,000.00    72.04                              0.250      0.017      0.358
4316403     $       312,700.00    84.51                  24          0.250      0.017      0.483
4316407     $       294,000.00    60.00                              0.250      0.017      0.000
4317187     $       498,000.00    63.85                              0.250      0.017      0.608
4317419     $       304,234.87    58.26                              0.250      0.017      0.358
4317423     $       339,493.76    80.00                              0.250      0.017      0.483
4317427     $       289,058.08    79.53                              0.250      0.017      0.358
4317445     $       399,404.42    68.97                              0.250      0.017      0.483
4317459     $       383,898.29    75.69                              0.250      0.017      0.233
4317465     $       343,487.80    80.00                              0.250      0.017      0.483
4317480     $       389,404.67    78.00                              0.250      0.017      0.358
4317493     $       354,471.43    65.74                              0.250      0.017      0.483
4317495     $       489,233.21    62.82                              0.250      0.017      0.233
4317500     $       439,228.48    80.00                              0.250      0.017      0.358
4317515     $       287,592.15    80.00                              0.250      0.017      0.733
4317537     $       324,307.41    65.66                              0.250      0.017      0.733
4317545     $       379,405.33    80.00                              0.250      0.017      0.233
4317555     $       337,457.81    80.00                              0.250      0.017      0.108
4317575     $       299,553.33    49.59                              0.250      0.017      0.483
4317577     $       436,281.51    64.74                              0.250      0.017      0.000
4317594     $       319,486.68    80.00                              0.250      0.017      0.108
4317627     $       399,404.42    80.00                              0.250      0.017      0.483
4317632     $       381,402.22    79.92                              0.250      0.017      0.233
4317920     $       575,000.00    47.92                              0.250      0.017      0.233
4317958     $       650,000.00    65.99                              0.250      0.017      0.233
4318013     $       376,000.00    80.00                              0.250      0.017      0.000
4318108     $       332,000.00    46.24                              0.250      0.017      0.233
4318126     $       341,719.67    73.87                              0.250      0.017      0.000
4318169     $       449,602.97    61.64                              0.250      0.017      0.000
4318227     $       140,000.00    59.57                              0.250      0.017      0.358
4318454     $       554,250.00    75.00                              0.250      0.017      0.233
4318695     $       700,000.00    38.36                              0.250      0.017      0.108
4318851     $       562,621.56    79.99                              0.250      0.017      0.358
4319092     $       420,000.00    64.81                              0.250      0.017      0.108
4319245     $       318,500.00    77.68                              0.250      0.017      0.733
4319708     $       408,000.00    80.00                              0.250      0.017      0.000
4320093     $       307,541.39    35.20                              0.250      0.017      0.483
4320108     $       342,463.25    75.38                              0.250      0.017      0.233
4320141     $       311,274.11    71.01                              0.250      0.017      0.358
4320152     $       305,444.54    90.00                  24          0.250      0.017      0.483
4320173     $       334,501.21    74.44                              0.250      0.017      0.483
4320607     $       487,000.00    54.90                              0.250      0.017      0.233
4320928     $       470,000.00    64.21                              0.250      0.017      0.000
4321418     $       455,200.00    60.69                              0.250      0.017      0.108
4321528     $       439,014.25    80.00                              0.250      0.017      0.483
4321554     $       339,238.27    80.00                              0.250      0.017      0.483
4321577     $       374,117.05    78.13                              0.250      0.017      0.233
4321644     $       711,385.00    75.00                              0.250      0.017      0.233
4321662     $       448,886.92    69.23                              0.250      0.017      0.000
4321669     $       429,792.18    70.00                              0.250      0.017      0.000
4321703     $       349,235.20    72.16                              0.250      0.017      0.608
4321719     $       399,389.37    55.00                              0.250      0.017      0.358
4321745     $       392,999.16    72.62                              0.250      0.017      0.358
4321769     $       468,920.48    79.66                              0.250      0.017      0.358
4321794     $       412,320.96    79.42                              0.250      0.017      0.000
4321893     $       299,765.97    75.00                              0.250      0.017      0.233
4321902     $       468,443.28    79.46                              0.250      0.017      0.358
4322226     $       432,678.65    49.20                              0.250      0.017      0.483
4322414     $       422,615.61    80.00                              0.250      0.017      0.858
4322642     $       728,500.00    64.76                              0.250      0.017      0.608
4323072     $       323,950.00    74.47                              0.250      0.017      0.608
4323815     $       399,663.95    63.94                              0.250      0.017      0.000
4324185     $       376,238.95    80.00                              0.250      0.017      0.483
4324186     $       349,713.11    59.83                              0.250      0.017      0.000
4324188     $       598,515.92    52.86                              0.250      0.017      0.000
4324328     $       308,358.78    56.36                              0.250      0.017      0.358
4324366     $       331,164.30    80.00                              0.250      0.017      0.483
4324399     $       648,352.35    78.31                              0.250      0.017      0.000
4324429     $       389,703.24    72.90                              0.250      0.017      0.358
4324437     $       419,672.36    80.00                              0.250      0.017      0.233
4324922     $       398,400.00    80.00                              0.250      0.017      0.108
4325326     $       475,236.44    80.00                              0.250      0.017      0.108
4325446     $       648,931.29    65.00                              0.250      0.017      0.000
4325489     $       334,987.85    64.52                              0.250      0.017      0.358
4325637     $       360,000.00    80.00                              0.250      0.017      0.858
4325903     $       325,000.00    67.01                              0.250      0.017      0.108
4326069     $       303,580.21    80.00                              0.250      0.017      0.858
4326086     $       319,523.54    76.19                              0.250      0.017      0.483
4327120     $       328,000.00    44.93                              0.250      0.017      0.000
4327229     $       330,054.86    90.00                  11          0.250      0.017      0.483
4327567     $       294,560.75    76.62                              0.250      0.017      0.483
4327593     $       359,463.97    80.00                              0.250      0.017      0.483
4327652     $       303,524.26    80.00                              0.250      0.017      0.233
4327663     $       320,773.43    52.80                              0.250      0.017      0.733
4327683     $       295,559.27    80.00                              0.250      0.017      0.483
4327717     $       441,325.27    80.00                              0.250      0.017      0.358
4327794     $       395,090.44    80.00                              0.250      0.017      0.358
4327831     $       364,414.48    69.52                              0.250      0.017      0.108
4327868     $       309,490.30    72.94                              0.250      0.017      0.000
4327906     $       648,931.29    78.31                              0.250      0.017      0.000
4327921     $       359,739.44    65.45                              0.250      0.017      0.608
4327955     $       370,175.17    79.74                              0.250      0.017      0.000
4327963     $       414,692.00    27.95                              0.250      0.017      0.483
4328047     $       523,763.90    70.00                              0.250      0.017      0.233
4328128     $       289,779.33    74.36                              0.250      0.017      0.358
4328169     $       319,208.49    80.00                              0.250      0.017      0.000
4328188     $       499,255.52    61.73                              0.250      0.017      0.483
4328221     $       332,240.61    70.00                              0.250      0.017      0.233
4328226     $       379,002.25    61.29                              0.250      0.017      0.358
4328263     $       499,217.53    71.94                              0.250      0.017      0.233
4328278     $       373,097.40    71.24                              0.250      0.017      0.108
4328294     $       399,081.25    57.14                              0.250      0.017      0.358
4328315     $       355,469.93    80.00                              0.250      0.017      0.483
4328336     $       410,388.03    75.00                              0.250      0.017      0.483
4328348     $       311,750.49    63.67                              0.250      0.017      0.108
4328355     $       395,075.34    68.28                              0.250      0.017      0.358
4328368     $       471,387.50    70.00                              0.250      0.017      0.233
4328395     $       354,988.69    79.58                              0.250      0.017      0.483
4328410     $       990,772.52    70.00                              0.250      0.017      1.108
4328425     $       574,122.23    57.50                              0.250      0.017      0.358
4328450     $       439,328.33    80.00                              0.250      0.017      0.358
4328491     $       355,428.93    80.00                              0.250      0.017      0.108
4328516     $       387,392.81    63.61                              0.250      0.017      0.233
4328533     $       439,311.43    81.48                  33          0.250      0.017      0.233
4328546     $       306,360.82    70.00                              0.250      0.017      0.233
4328552     $       638,998.46    68.09                              0.250      0.017      0.233
4328562     $       311,762.59    76.10                              0.250      0.017      0.358
4328564     $       570,686.20    48.68                              0.250      0.017      0.358
4328583     $       479,634.75    78.30                              0.250      0.017      0.358
4328596     $       359,450.44    78.26                              0.250      0.017      0.358
4328601     $       539,175.67    56.84                              0.250      0.017      0.358
4328608     $       359,436.62    60.00                              0.250      0.017      0.233
4328615     $       304,756.09    78.21                              0.250      0.017      0.108
4328616     $       349,705.95    60.87                              0.250      0.017      0.000
4328623     $       399,703.14    77.67                              0.250      0.017      0.483
4328625     $       449,313.07    61.31                              0.250      0.017      0.358
4328626     $       372,216.55    73.47                              0.250      0.017      0.358
4328629     $       291,783.29    78.92                              0.250      0.017      0.483
4328630     $       316,758.78    72.87                              0.250      0.017      0.358
4328632     $       474,629.45    39.58                              0.250      0.017      0.233
4328638     $       359,719.16    80.00                              0.250      0.017      0.233
4328820     $       424,684.58    74.69                              0.250      0.017      0.483
4328876     $       298,278.47    70.24                              0.250      0.017      0.483
4328912     $       314,760.31    56.25                              0.250      0.017      0.358
4329338     $       350,000.00    37.84                              0.250      0.017      0.000
4329374     $       359,152.38    78.52                              0.250      0.017      0.233
4329475     $       388,938.08    60.00                              0.250      0.017      0.233
4329500     $       496,428.42    80.00                              0.250      0.017      0.233
4329539     $       499,169.79    69.64                              0.250      0.017      0.000
4329575     $       549,181.09    77.46                              0.250      0.017      0.483
4329606     $       424,334.92    72.03                              0.250      0.017      0.233
4329613     $       293,383.44    90.00                  33          0.250      0.017      0.358
4329670     $       359,436.62    80.00                              0.250      0.017      0.233
4329684     $       607,048.52    79.92                              0.250      0.017      0.233
4329705     $       339,480.97    80.00                              0.250      0.017      0.358
4329734     $       343,420.69    75.60                              0.250      0.017      0.358
4329756     $       285,164.02    80.00                              0.250      0.017      0.358
4329760     $       403,024.99    80.00                              0.250      0.017      0.108
4329778     $       399,081.25    40.00                              0.250      0.017      0.358
4329784     $       402,369.34    78.40                              0.250      0.017      0.233
4329824     $       374,413.15    48.86                              0.250      0.017      0.233
4329852     $       633,061.22    80.00                              0.250      0.017      0.000
4329854     $       299,506.75    80.00                              0.250      0.017      0.000
4329857     $       490,783.06    80.00                              0.250      0.017      0.000
4329885     $       327,486.71    80.00                              0.250      0.017      0.233
4329899     $       395,090.44    71.35                              0.250      0.017      0.358
4330004     $       404,046.43    42.63                              0.250      0.017      0.233
4330034     $       449,295.78    66.67                              0.250      0.017      0.233
4330092     $       314,276.49    73.26                              0.250      0.017      0.358
4330104     $       499,236.74    45.45                              0.250      0.017      0.358
4330117     $       347,455.40    79.09                              0.250      0.017      0.233
4330124     $       285,940.58    80.00                              0.250      0.017      0.108
4330166     $       320,971.40    73.91                              0.250      0.017      0.000
4330284     $       350,000.00    63.64                              0.250      0.017      0.233
4330374     $       302,763.64    64.74                              0.250      0.017      0.233
4330414     $       648,920.71    54.17                              0.250      0.017      0.000
4330458     $       359,719.17    55.81                              0.250      0.017      0.233
4331015     $       327,303.06    68.04                              0.250      0.017      0.108
4331018     $       539,175.67    80.00                              0.250      0.017      0.358
4331025     $       325,065.27    80.00                              0.250      0.017      0.483
4331029     $       295,525.17    80.00                              0.250      0.017      0.108
4331046     $       602,542.35    80.00                              0.250      0.017      0.108
4331053     $       386,893.59    72.29                              0.250      0.017      0.233
4331059     $       327,473.84    89.86                  06          0.250      0.017      0.108
4331065     $       568,087.26    65.78                              0.250      0.017      0.108
4331072     $       355,715.31    78.76                              0.250      0.017      0.108
4331074     $       323,492.95    80.00                              0.250      0.017      0.233
4331082     $       459,124.79    78.63                              0.250      0.017      0.000
4331090     $       446,945.20    74.05                              0.250      0.017      0.233
4331095     $       299,257.96    76.92                              0.250      0.017      0.000
4331102     $       334,230.54    76.14                              0.250      0.017      0.358
4331103     $       531,303.20    78.04                              0.250      0.017      0.000
4331109     $       442,505.66    63.36                              0.250      0.017      0.233
4331114     $       301,271.18    78.24                              0.250      0.017      0.108
4331115     $       648,507.06    44.07                              0.250      0.017      0.358
4331162     $       610,476.25    72.41                              0.250      0.017      0.000
4331165     $       367,409.67    80.00                              0.250      0.017      0.108
4331173     $       379,359.67    80.00                              0.250      0.017      0.000
4331425     $       545,000.00    54.50                              0.250      0.017      0.108
4332596     $       325,000.00    40.63                              0.250      0.017      0.000
4332686     $       392,000.00    49.00                              0.250      0.017      0.483
4333730     $       400,000.00    40.00                              0.250      0.017      0.108
4334227     $       444,000.00    80.00                              0.250      0.017      0.108
4334336     $       422,400.00    80.00                              0.250      0.017      0.108
4334600     $       458,271.58    74.92                              0.250      0.017      0.483
4335092     $       478,504.14    80.00                              0.250      0.017      0.608
4335408     $       335,724.58    80.00                              0.250      0.017      0.000
4335922     $       365,629.57    89.34                  06          0.250      0.017      1.483
4336246     $       450,000.00    52.94                              0.250      0.017      0.108
4336472     $       489,722.79    80.00                              0.250      0.017      0.858
4336474     $       309,114.44    67.38                              0.250      0.017      0.000
4336481     $       399,342.33    67.80                              0.250      0.017      0.000
4336498     $       378,039.27    61.24                              0.250      0.017      0.000
4336501     $       447,804.99    64.23                              0.250      0.017      0.000
4336505     $       378,676.35    80.00                              0.250      0.017      0.858
4336523     $       342,910.56    79.93                              0.250      0.017      0.358
4336552     $       497,862.48    60.39                              0.250      0.017      0.483
4336565     $       343,190.06    80.00                              0.250      0.017      0.233
4336568     $       299,293.66    63.46                              0.250      0.017      0.233
4336591     $       504,866.35    76.32                              0.250      0.017      0.483
4336614     $       283,409.80    80.00                              0.250      0.017      0.858
4336618     $       628,063.46    79.92                              0.250      0.017      0.483
4336650     $       510,427.20    80.00                              0.250      0.017      0.358
4336803     $       398,590.61    80.00                              0.250      0.017      0.358
4336883     $       376,348.08    80.00                              0.250      0.017      0.483
4336900     $       309,421.71    89.35                  12          0.250      0.017      0.983
4337386     $       366,078.12    79.13                              0.250      0.017      0.483
4337609     $       139,000.00    46.49                              0.250      0.017      0.108
4338099     $       518,280.04    80.00                              0.250      0.017      0.000
4338124     $       297,234.42    66.67                              0.250      0.017      0.483
4338282     $       475,000.00    55.88                              0.250      0.017      0.233
4338799     $       499,177.91    72.15                              0.250      0.017      0.000
4338936     $       320,272.53    79.96                              0.250      0.017      0
4338977     $       567,154.29    80.00                              0.250      0.017      0.483
4341358     $       310,757.39    89.88                  01          0.250      0.017      0.233
4341403     $       494,316.46    75.57                              0.250      0.017      0.858
4341781     $       410,734.40    80.00                              0.250      0.017      0.358
4342301     $       299,777.36    75.95                              0.250      0.017      0.483
4342558     $       348,500.00    41.00                              0.250      0.017      0.000
4342711     $       310,000.00    49.21                              0.250      0.017      0.000
4343290     $       463,664.16    80.00                              0.250      0.017      0.608
4343530     $       463,200.00    80.00                              0.250      0.017      0.000
4343890     $       303,000.00    75.00                              0.250      0.017      0.000
4345363     $       363,738.89    40.55                              0.250      0.017      0.108
4347520     $       303,558.55    95.00                  12          0.250      0.017      0.608
4347674     $       441,841.17    76.96                              0.250      0.017      0.483
4350704     $       648,982.80    72.69                              0.250      0.017      0.233
4352575     $       379,305.38    95.00                  13          0.250      0.017      0.608
4355172     $       287,571.18    80.00                              0.250      0.017      0.483
4362534     $       290,000.00    72.50                              0.250      0.017      0.233
4367328     $       650,000.00    59.09                              0.250      0.017      0.108
4368280     $       480,000.00    56.47                              0.250      0.017      0.000
4371883     $       322,000.00    54.30                              0.250      0.017      0.000
4372342     $       420,000.00    38.18                              0.250      0.017      0.108
5064962     $       345,743.21    76.21                              0.250      0.017      0.483
5146245     $       419,103.22    55.92                              0.250      0.017      0.483
5159464     $       619,735.46    80.00                              0.250      0.017      0.483
5707609     $       422,574.22    80.00                              0.250      0.017      0.483
5715050     $       383,301.10    80.00                              0.250      0.017      0.483
5717979     $       470,837.05    90.00                  33          0.250      0.017      0.483
5731348     $       345,928.42    63.64                              0.250      0.017      0.483
5738352     $       345,828.54    58.14                              0.250      0.017      0.358
5739250     $       276,241.66    80.00                              0.250      0.017      0.483
5753382     $       308,984.83    80.00                              0.250      0.017      0.483
5757024     $       486,445.56    90.00                  33          0.250      0.017      0.483
5808502     $       446,209.35    50.28                              0.250      0.017      0.483
5814962     $       379,241.62    79.99                              0.250      0.017      0.483
5824977     $       793,696.71    70.64                              0.250      0.017      0.483
5826940     $       314,680.09    80.00                              0.250      0.017      0.483
5838093     $       307,518.01    63.51                              0.250      0.017      0.233
5838554     $       452,595.03    80.00                              0.250      0.017      0.483
5839963     $       287,105.28    74.29                              0.250      0.017      0.483
5849318     $       729,631.62    77.37                              0.250      0.017      0.483
5856913     $       273,583.40    80.00                              0.250      0.017      0.483
5866090     $       400,000.00    80.00                              0.250      0.017      0.233
5868195     $       313,905.47    80.00                              0.250      0.017      0.483
5881583     $       377,868.00    80.00                              0.250      0.017      0.358
5885676     $       326,676.83    80.00                              0.250      0.017      0.233
5885726     $       349,733.67    41.82                              0.250      0.017      0.358
5903594     $       539,578.74    30.00                              0.250      0.017      0.233
5904286     $       612,509.79    49.04                              0.250      0.017      0.108
5912444     $       429,556.21    79.97                              0.250      0.017      0.108
5917380     $       472,845.52    73.08                              0.250      0.017      0.483
5943441     $       350,000.00    79.91                              0.250      0.017      0.000
5947893     $       320,509.00    61.64                              0.250      0.017      0.108
5952034     $       484,000.00    80.00                              0.250      0.017      0.858
5956638     $       550,000.00    44.43                              0.250      0.017      0.000
5962376     $       418,832.41    80.00                              0.250      0.017      0.858
5986269     $       326,967.19    80.00                              0.250      0.017      0.233
5986999     $       468,277.38    56.97                              0.250      0.017      0.608
5987399     $       558,410.09    80.00                              0.250      0.017      0.358
5991400     $       424,668.46    65.38                              0.250      0.017      0.233
5996668     $       371,835.70    80.00                              0.250      0.017      0.608
5999110     $       288,674.63    41.87                              0.250      0.017      0.233
5999322     $       323,975.00    51.84                              0.250      0.017      0.233
6007183     $       399,189.44    49.38                              0.250      0.017      0.983
6007314     $       608,527.89    76.25                              0.250      0.017      0.108
6007927     $       209,654.72    75.00                              0.250      0.017      0.000
6008422     $       327,920.00    80.00                              0.250      0.017      0.108
6009672     $       219,696.21    68.75                              0.250      0.017      0.858
6009968     $       499,628.92    80.00                              0.250      0.017      0.483
6010323     $       342,316.76    80.00                              0.250      0.017      0.483
6010737     $       380,000.00    69.34                              0.250      0.017      0.233
6011980     $       305,749.17    55.64                              0.250      0.017      0.000
6012325     $       748,766.87    44.78                              0.250      0.017      0.000
6014183     $       399,125.97    93.02                  01          0.250      0.017      0.608
6015561     $       480,750.00    62.84                              0.250      0.017      0.000
6018470     $       352,037.28    75.00                              0.250      0.017      1.108
6018768     $       299,765.97    45.45                              0.250      0.017      0.233
6020526     $       415,500.00    58.52                              0.250      0.017      0.233
6021965     $       518,919.36    68.42                              0.250      0.017      0.858
6024423     $       294,270.30    72.13                              0.250      0.017      0.000
6025748     $       302,812.34    79.99                              0.250      0.017      0.608
6026304     $       323,747.24    80.00                              0.250      0.017      0.233
6026492     $       568,000.00    80.00                              0.250      0.017      0.358
6027621     $       499,600.15    71.43                              0.250      0.017      0.108
6027857     $       294,281.02    76.62                              0.250      0.017      0.483
6027917     $       430,139.16    81.51                  06          0.250      0.017      0.000
6030308     $       499,628.92    69.45                              0.250      0.017      0.483
6031406     $       367,165.55    80.00                              0.250      0.017      1.858
6032116     $       778,252.48    65.00                              0.250      0.017      0.483
6033419     $       559,594.69    79.43                              0.250      0.017      0.608
6034540     $       359,193.47    55.38                              0.250      0.017      0.483
6034619     $       499,619.54    59.88                              0.250      0.017      0.358
6034958     $       299,777.35    50.21                              0.250      0.017      0.483
6035248     $       326,059.35    72.67                              0.250      0.017      0.358
6035474     $       355,957.97    75.00                              0.250      0.017      0.000
6036038     $       315,000.00    90.00                  11          0.250      0.017      0.108
6036620     $       434,000.00    80.00                              0.250      0.017      0.483
6036672     $       798,838.28    19.98                              0.250      0.017      0.608
6037573     $       161,733.63    75.00                              0.250      0.017      0.000
6038679     $       391,678.68    80.00                              0.250      0.017      0.000
6038693     $       348,991.56    92.11                  06          0.250      0.017      0.733
6038958     $       524,580.16    61.05                              0.250      0.017      0.108
6039133     $       375,000.00    59.71                              0.250      0.017      0.000
6039645     $       431,679.39    80.00                              0.250      0.017      0.483
6039684     $       599,565.73    61.54                              0.250      0.017      0.608
6040155     $       426,095.72    43.99                              0.250      0.017      0.733
6041627     $       526,016.10    80.00                              0.250      0.017      0.483
6041830     $       449,631.13    64.47                              0.250      0.017      0.000
8024198     $       404,381.77    77.14                              0.250      0.017      0.358
8101095     $       275,353.97    80.00                              0.250      0.017      0.483
8117066     $       379,703.56    66.09                              0.250      0.017      0.233
8126772     $       549,139.30    68.75                              0.250      0.017      0.233
8131397     $       386,748.05    78.54                              0.250      0.017      0.733
8133638     $       388,626.07    80.00                              0.250      0.017      0.483
8138401     $       314,570.27    80.00                              0.250      0.017      0.483
8144468     $       293,321.88    58.69                              0.250      0.017      0.483
8162127     $       988,373.64    68.22                              0.250      0.017      0.483
8171370     $       275,724.59    80.00                              0.250      0.017      0.483
8179613     $       458,916.96    76.35                              0.250      0.017      0.233
8199704     $       377,453.68    77.46                              0.250      0.017      0.483
8252139     $       374,153.46    55.15                              0.250      0.017      0.733
8270390     $       406,826.72    90.00                  13          0.250      0.017      0.483
8277628     $       991,381.28    73.18                              0.250      0.017      0.483
8289102     $       535,612.06    80.00                              0.250      0.017      0.608
8311217     $       598,515.92    69.77                              0.250      0.017      0.000
8333644     $       856,200.32    75.00                              0.250      0.017      0.483
8336475     $       359,063.40    79.98                              0.250      0.017      0.358
8344174     $       297,551.16    80.00                              0.250      0.017      0.483
8358435     $       304,522.70    74.81                              0.250      0.017      0.233
8363471     $       639,924.73    80.00                              0.250      0.017      0.483
8364579     $       336,997.49    90.00                  01          0.250      0.017      0.483
8369359     $       342,662.92    80.00                              0.250      0.017      0.233
8374701     $       406,478.55    79.99                              0.250      0.017      0.358
8375871     $       399,404.42    72.73                              0.250      0.017      0.483
8381895     $       309,526.79    54.10                              0.250      0.017      0.358
8383905     $       351,501.52    80.00                              0.250      0.017      0.733
8385194     $       359,422.51    78.31                              0.250      0.017      0.108
8401746     $       386,094.84    79.98                              0.250      0.017      0.233
8407357     $       700,275.91    75.00                              0.250      0.017      0.483
8407705     $       322,760.29    76.54                              0.250      0.017      0.483
8408719     $       347,219.16    80.00                              0.250      0.017      0.358
8413190     $       369,406.48    80.00                              0.250      0.017      0.108
8414423     $       347,308.04    77.69                              0.250      0.017      0.483
8417967     $       784,902.30    75.00                              0.250      0.017      0.358
8420528     $       374,427.56    74.63                              0.250      0.017      0.358
8430265     $       424,301.22    69.67                              0.250      0.017      0.000
8435353     $       438,839.99    80.00                              0.250      0.017      0.000
8441351     $       798,716.70    58.82                              0.250      0.017      0.108
8452004     $       335,594.45    80.00                              0.250      0.017      0.358
8454007     $       297,489.40    80.00                              0.250      0.017      0.483
8454293     $       366,528.53    79.97                              0.250      0.017      0.608
8486513     $       290,816.35    87.46                  01          0.250      0.017      0.483
8497925     $       322,845.62    80.00                              0.250      0.017      0.108
8518648     $       314,810.27    79.99                              0.250      0.017      0.358
8523343     $       531,177.91    80.00                              0.250      0.017      0.358
8539286     $       317,127.11    95.00                  33          0.250      0.017      0.483
8544570     $       465,892.80    76.91                              0.250      0.017      0.000
8546636     $       286,758.88    70.00                              0.250      0.017      0.000
8587765     $       278,552.46    79.94                              0.250      0.017      0.108
8606701     $       340,616.19    68.13                              0.250      0.017      0.108
8631881     $       355,442.89    80.00                              0.250      0.017      0.233
8635560     $       997,645.55    74.07                              0.250      0.017      0.233
8638709     $       391,355.48    80.00                              0.250      0.017      0.000
8648848     $       345,695.17    79.96                              0.250      0.017      0.233
8650753     $       375,340.31    70.00                              0.250      0.017      0.483
8655411     $       404,069.80    67.50                              0.250      0.017      0.358
8659378     $       307,241.87    80.00                              0.250      0.017      0.483
8666787     $       331,493.20    80.00                              0.250      0.017      0.358
8670462     $       693,033.17    80.00                              0.250      0.017      0.733
8671293     $       295,625.02    24.68                              0.250      0.017      0.108
8671453     $       359,109.56    80.00                              0.250      0.017      0.000
8674283     $       748,796.91    53.57                              0.250      0.017      0.108
8675706     $       349,452.27    15.22                              0.250      0.017      0.233
8676951     $       763,060.84    77.66                              0.250      0.017      0.000
8680552     $       319,499.24    80.00                              0.250      0.017      0.233
8681619     $       315,254.78    80.00                              0.250      0.017      0.358
8684769     $       616,189.20    80.00                              0.250      0.017      0.233
8686993     $       302,304.05    79.95                              0.250      0.017      0.358
8688034     $       359,450.46    80.00                              0.250      0.017      0.358
8693435     $       948,584.52    63.33                              0.250      0.017      0.483
8699416     $       351,751.56    80.00                              0.250      0.017      0.733
8700336     $       402,569.04    80.00                              0.250      0.017      0.233
8703646     $       603,290.60    70.00                              0.250      0.017      0.358
8708352     $       423,001.71    80.00                              0.250      0.017      0.233
8714535     $       606,702.28    75.00                              0.250      0.017      0.000
8714653     $       417,139.71    80.00                              0.250      0.017      0.358
8715091     $       746,270.98    65.00                              0.250      0.017      0.000
8719745     $       393,342.91    32.80                              0.250      0.017      0.233
8727196     $       349,134.29    64.22                              0.250      0.017      0.000
8727438     $       997,868.93    35.71                              0.250      0.017      0.733
8739979     $       498,822.78    60.61                              0.250      0.017      0.233
8743600     $       335,231.70    69.90                              0.250      0.017      0.108
8748117     $       439,673.46    80.00                              0.250      0.017      0.483
8749641     $       374,427.56    67.93                              0.250      0.017      0.358
8749753     $       316,600.96    80.00                              0.250      0.017      0.358
8750464     $       312,530.50    80.00                              0.250      0.017      0.608
8752459     $       357,282.06    80.00                              0.250      0.017      0.233
8752579     $       435,068.10    79.99                              0.250      0.017      0.233
8753892     $       303,319.85    90.00                  06          0.250      0.017      0.733
8756436     $       486,256.58    79.84                              0.250      0.017      0.358
8758804     $       317,672.00    80.00                              0.250      0.017      0.233
8761484     $       298,826.23    95.00                  01          0.250      0.017      0.733
8761552     $       393,707.59    80.00                              0.250      0.017      0.483
8762950     $       340,783.95    95.00                  01          0.250      0.017      0.233
8767538     $       471,279.48    80.00                              0.250      0.017      0.358
8767821     $       627,034.69    80.00                              0.250      0.017      0.483
8767991     $       309,270.12    58.49                              0.250      0.017      0.233
8773059     $       388,705.15    80.00                              0.250      0.017      0.358
8773385     $       997,814.86    61.28                              0.250      0.017      0.608
8773470     $       499,177.93    33.33                              0.250      0.017      0.000
8774403     $       387,719.18    80.00                              0.250      0.017      0.608
8778309     $       395,910.58    89.19                  24          0.250      0.017      0.483
8778985     $       349,438.57    57.38                              0.250      0.017      0.108
8781147     $       315,541.12    80.00                              0.250      0.017      0.608
8781345     $       568,900.79    77.03                              0.250      0.017      0.233
8789512     $       419,059.04    80.00                              0.250      0.017      0.483
8789865     $       403,351.94    80.00                              0.250      0.017      0.108
8796759     $       434,230.30    69.05                              0.250      0.017      0.000
8797405     $       648,931.29    49.06                              0.250      0.017      0.000
8797708     $       467,303.19    80.00                              0.250      0.017      0.483
8798157     $       300,924.30    80.00                              0.250      0.017      0.483
8798770     $       479,625.55    55.81                              0.250      0.017      0.233
8800378     $       295,780.33    80.00                              0.250      0.017      0.483
8800531     $       286,572.67    79.97                              0.250      0.017      0.483
8800798     $       489,132.60    70.00                              0.250      0.017      0.233
8800834     $       334,738.67    62.27                              0.250      0.017      0.233
8800896     $       544,503.30    70.00                              0.250      0.017      0.000
8801934     $       415,364.97    79.24                              0.250      0.017      0.358
8806190     $       547,163.47    78.51                              0.250      0.017      0.358
8806519     $       399,695.63    55.79                              0.250      0.017      0.358
8808063     $       414,891.86    80.00                              0.250      0.017      0.483
8809489     $       449,313.06    75.00                              0.250      0.017      0.358
8812469     $       963,309.74    68.86                              0.250      0.017      0.000
8812631     $       298,460.03    52.92                              0.250      0.017      0.483
8813890     $       698,957.75    60.87                              0.250      0.017      0.483
8813954     $       303,744.61    80.00                              0.250      0.017      0.000
8814250     $       311,535.45    80.00                              0.250      0.017      0.483
8816145     $       316,503.92    48.03                              0.250      0.017      0.233
8816493     $       629,038.30    70.00                              0.250      0.017      0.358
8817380     $       352,474.40    72.04                              0.250      0.017      0.483
8820590     $       299,765.97    80.00                              0.250      0.017      0.233
8822142     $       349,733.68    66.04                              0.250      0.017      0.358
8822499     $       539,254.32    80.00                              0.250      0.017      0.858
8822666     $       411,371.08    80.00                              0.250      0.017      0.358
8823263     $       285,973.57    80.00                              0.250      0.017      0.483
8823637     $       413,398.81    79.92                              0.250      0.017      0.608
8823985     $       354,191.05    61.78                              0.250      0.017      0.233
8824860     $       324,506.65    80.00                              0.250      0.017      0.233
8827098     $       398,605.63    80.00                              0.250      0.017      0.483
8827398     $       291,143.67    80.00                              0.250      0.017      0.233
8827571     $       444,635.23    59.73                              0.250      0.017      0.000
8827733     $       430,663.78    79.96                              0.250      0.017      0.233
8827956     $       310,763.35    71.49                              0.250      0.017      0.358
8829330     $       393,383.44    80.00                              0.250      0.017      0.233
8829743     $       455,568.03    80.00                              0.250      0.017      0.108
8830279     $       542,055.31    70.00                              0.250      0.017      0.000
8831256     $       371,631.84    70.90                              0.250      0.017      0.358
8831462     $       356,507.53    80.00                              0.250      0.017      0.000
8831485     $       391,071.18    79.07                              0.250      0.017      0.000
8832754     $       323,480.26    80.00                              0.250      0.017      0.108
8832949     $       371,648.57    72.43                              0.250      0.017      0.483
8833173     $       359,752.25    90.00                  13          0.250      0.017      0.858
8835919     $       427,478.35    80.00                              0.250      0.017      0.608
8835972     $       283,067.24    75.00                              0.250      0.017      0.358
8836036     $       578,024.35    69.34                              0.250      0.017      0.000
8836073     $       351,435.35    80.00                              0.250      0.017      0.108
8837311     $       489,288.45    70.00                              0.250      0.017      0.608
8837333     $       504,229.11    77.69                              0.250      0.017      0.358
8838485     $       361,474.33    77.02                              0.250      0.017      0.608
8839162     $       383,707.81    75.00                              0.250      0.017      0.358
8839325     $       316,270.92    73.60                              0.250      0.017      0.608
8839510     $       499,079.68    76.92                              0.250      0.017      0.358
8841399     $       387,669.72    80.00                              0.250      0.017      0.108
8841685     $       369,007.13    80.00                              0.250      0.017      0.108
8842872     $       695,943.02    70.00                              0.250      0.017      0.108
8846494     $       470,534.92    69.93                              0.250      0.017      0.358
8846822     $       449,621.95    56.96                              0.250      0.017      0.000
8847539     $       487,138.21    63.48                              0.250      0.017      0.483
8848993     $       428,465.50    80.00                              0.250      0.017      0.233
8849758     $       449,313.06    69.23                              0.250      0.017      0.358
8849842     $       349,339.21    66.41                              0.250      0.017      0.233
8850173     $       499,619.54    50.00                              0.250      0.017      0.358
8850438     $       276,089.20    72.76                              0.250      0.017      0.733
8850563     $       490,414.19    75.00                              0.250      0.017      0.000
8852173     $       386,605.60    50.58                              0.250      0.017      0.358
8852460     $       297,944.50    80.00                              0.250      0.017      0.358
8853381     $       349,705.96    70.00                              0.250      0.017      0.000
8855121     $       549,508.16    50.00                              0.250      0.017      0.000
8856393     $       334,732.10    79.48                              0.250      0.017      0.108
8857570     $       419,680.41    80.00                              0.250      0.017      0.358
8857629     $       379,717.98    47.50                              0.250      0.017      0.483
8857844     $       351,725.41    80.00                              0.250      0.017      0.233
8858363     $       312,004.43    94.73                  12          0.250      0.017      0.608
8858583     $       439,294.19    80.00                              0.250      0.017      0.108
8858602     $       328,493.76    93.94                  06          0.250      0.017      0.483
8859946     $       300,363.20    80.00                              0.250      0.017      0.608
8860994     $       310,060.29    90.00                  33          0.250      0.017      0.733
8861878     $       319,737.70    53.33                              0.250      0.017      0.000
8861962     $       336,989.72    80.00                              0.250      0.017      0.483
8862264     $       399,687.96    65.04                              0.250      0.017      0.233
8862350     $       559,573.89    80.00                              0.250      0.017      0.358
8862519     $       335,737.89    80.00                              0.250      0.017      0.233
8863079     $       337,755.37    79.53                              0.250      0.017      0.608
8863380     $       461,648.45    72.19                              0.250      0.017      0.358
8863603     $       398,846.28    79.99                              0.250      0.017      0.358
8864468     $       499,628.93    79.74                              0.250      0.017      0.483
8865764     $       649,492.93    74.80                              0.250      0.017      0.233
8866613     $       644,937.87    67.29                              0.250      0.017      0.000
8869421     $       432,288.07    72.17                              0.250      0.017      0.000
8871219     $       299,506.75    58.71                              0.250      0.017      0.000
8873951     $       367,213.31    59.76                              0.250      0.017      0.233
8874352     $       329,964.43    80.00                              0.250      0.017      0.108
8874472     $       351,193.28    80.00                              0.250      0.017      0.608
8876397     $       415,310.14    80.00                              0.250      0.017      0.000
8878437     $       524,600.52    62.50                              0.250      0.017      0.358
8883892     $       390,694.33    70.00                              0.250      0.017      0.233
8884194     $       291,766.49    74.87                              0.250      0.017      0.108
8888468     $       318,151.62    80.00                              0.250      0.017      0.233
8889728     $       467,643.89    80.00                              0.250      0.017      0.358
8889742     $       499,569.51    29.41                              0.250      0.017      0.000
8893286     $       295,774.77    80.00                              0.250      0.017      0.358
8897765     $       534,592.91    64.85                              0.250      0.017      0.358
8898549     $       399,687.96    80.00                              0.250      0.017      0.233
8898559     $       349,720.12    44.32                              0.250      0.017      0.108
8899523     $       498,000.00    50.56                              0.250      0.017      0.358
8926969     $       554,556.17    69.38                              0.250      0.017      0.108
8932525     $       339,707.27    50.22                              0.250      0.017      0.000
9012369     $       296,235.62    78.42                              0.250      0.017      0.608
9222428     $       386,993.43    80.00                              0.250      0.017      0.233
9225371     $       448,291.67    59.99                              0.250      0.017      0.733
9230761     $       536,363.64    79.56                              0.250      0.017      1.608
9267426     $       991,261.36    34.31                              0.250      0.017      0.483
9270659     $       589,514.71    80.00                              0.250      0.017      0.108
9271005     $       579,178.64    80.00                              0.250      0.017      0.733
9271074     $       449,346.53    69.23                              0.250      0.017      0.608
9271187     $       429,359.75    61.43                              0.250      0.017      0.483
9271278     $       342,576.25    67.27                              0.250      0.017      0.358
9271793     $       988,632.90    60.00                              0.250      0.017      0.858
9284165     $       879,586.77    57.77                              0.250      0.017      0.108
9284247     $       631,035.24    80.00                              0.250      0.017      0.358
9286120     $       328,760.05    62.86                              0.250      0.017      0.483
9288881     $       399,388.78    66.67                              0.250      0.017      0.358
9288914     $       359,450.46    80.00                              0.250      0.017      0.358
9288968     $       521,561.46    66.92                              0.250      0.017      0.000
9289493     $       391,686.52    70.00                              0.250      0.017      0.108
9290046     $       490,894.44    75.00                              0.250      0.017      0.608
9292246     $       291,522.41    75.00                              0.250      0.017      0.233
9292797     $       319,768.39    80.00                              0.250      0.017      0.608
9292986     $       398,331.38    70.00                              0.250      0.017      0.000
9293274     $       381,402.20    66.43                              0.250      0.017      0.233
9293875     $       335,493.75    79.06                              0.250      0.017      1.233
9294202     $       337,500.00    75.00                              0.250      0.017      0.483
9294560     $       384,440.91    68.75                              0.250      0.017      0.608
9294593     $       392,966.06    80.00                              0.250      0.017      0.483
9296307     $       319,499.22    65.98                              0.250      0.017      0.233
9300541     $       383,313.96    79.98                              0.250      0.017      0.358
9305689     $       335,202.46    77.24                              0.250      0.017      0.858
9307120     $       399,961.56    74.91                              0.250      0.017      0.358
9326375     $       416,000.00    79.85                              0.250      0.017      0.000
9326491     $       599,520.18    54.55                              0.250      0.017      0.108
9327659     $       434,652.13    75.00                              0.250      0.017      0.108
9328228     $       799,375.92    61.54                              0.250      0.017      0.233
9328893     $       301,646.37    79.99                              0.250      0.017      0.000
9331023     $       440,000.00    80.00                              0.250      0.017      0.000
9331576     $       420,000.00    70.00                              0.250      0.017      0.108
9334504     $       412,000.00    80.00                              0.250      0.017      0.108

            $   496,243,988.21


COUNT:               1164
WAC:         7.3212243097
WAM:          358.0658624
WALTVV:       68.41056013


                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ii)                                  (iii)       (iv)        (v)         (vi)          (vii)       (viii)
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------
                                                                          NET
MORTGAGE                                                      MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                     ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------


7957504     CHICAGO              IL      60614      LCO         8.250       6.750     $ 2,404.05       360      1-Nov-29\





                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-2 (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ix)                  (x)      (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    ------------------    -----    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                      MORTGAGE     MASTER     FIXED
LOAN        PRINCIPAL                                 INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE               LTV      SUBSIDY    CODE         FEE        FEE        YIELD
--------    ------------------    -----    -------    ---------    -------    -------    --------

7957504     $       314,934.23    80.00                              0.250      0.017      1.233

            $       314,934.23


COUNT:                  1
WAC:                 8.25
WAM:                  337
WALTVV:                80


                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ii)                                  (iii)       (iv)        (v)         (vi)          (vii)       (viii)
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------
                                                                          NET
MORTGAGE                                                      MORTGAGE    MORTGAGE    CURRENT       ORIGINAL    SCHEDULED
LOAN                                     ZIP      PROPERTY    INTEREST    INTEREST    MONTHLY       TERM TO     MATURITY
NUMBER      CITY                STATE    CODE     TYPE        RATE        RATE        PAYMENT       MATURITY    DATE
--------    -------------       -----    -----    --------    --------    --------    -------       --------    ---------

4291808     MASON                OH      45040      SFD         7.500       6.750     $ 3,146.47
4297219     WASHINGTON           DC      20003      SFD         7.500       6.750     $ 2,796.86
6028908     BOULDER              CO      80304      SFD         7.875       6.750     $ 2,256.78
4301425     REDLANDS             CA      92373      SFD         7.250       6.750     $ 2,387.62
4301508     LOS ANGELES          CA      90045      SFD         7.375       6.750     $ 2,210.16
4301521     SUNNYVALE            CA      94085      SFD         7.250       6.750     $ 2,339.86
4304619     VISTA                CA      92084      SFD         7.500       6.750     $ 2,409.49
4304658     SAN JOSE             CA      95148      SFD         7.750       6.750     $ 2,464.46
4304681     EL SOBRANTE          CA      94803      SFD         7.500       6.750     $ 2,237.49
4305315     BRENTWOOD            CA      94513      SFD         7.500       6.750     $ 2,499.48
4311122     CAMARILLO            CA      93010      SFD         7.625       6.750     $ 2,194.16
4311149     LONG BEACH           CA      90807      SFD         7.625       6.750     $ 2,831.17
4311202     RANCHO SANTA         CA      92688      SFD         7.250       6.750     $ 2,363.74
4311253     VENICE AREA          CA      90291      SFD         7.375       6.750     $ 2,237.79
4311286     SAN JOSE             CA      95111      SFD         6.750       6.483     $ 2,270.09
4311311     LA CRESCENTA         CA      91214      SFD         7.375       6.750     $ 2,259.89
4311405     PLEASANT HILL        CA      94523      SFD         7.250       6.750     $ 2,258.00
4311778     SAN JOSE             CA      95129      SFD         7.250       6.750     $ 2,387.62
4314483     SANTA BARBARA        CA      93110      SFD         7.500       6.750     $ 3,286.31
4314533     SAN RAFAEL           CA      94903      SFD         7.500       6.750     $ 3,265.33
4326545     LAGUNA HILLS         CA      92653      SFD         7.250       6.750     $ 4,093.06
4326574     WALNUT               CA      91789      SFD         7.375       6.750     $ 2,659.10
4327302     SAN RAFAEL           CA      94901      SFD         7.250       6.750     $ 2,865.14
4327364     SAN CLEMENTE         CA      92673      SFD         7.250       6.750     $ 2,051.93
5006160     CAPE MAY             NJ      08204      SFD         7.125       6.750     $ 1,731.46
6018748     BEAUMONT             TX      77706      SFD         7.250       6.750     $ 2,059.08
4242726     TROY                 MI      48084      SFD         7.500       6.750     $ 2,359.85
4292735     GRASS VALLEY         CA      95945      SFD         7.875       6.750     $ 2,464.51
4295833     EDGEWATER            MD      21037      SFD         7.250       6.750     $ 2,319.40
4296890     RHINEBECK            NY      12572      SFD         7.625       6.750     $ 4,586.50
4323691     OMAHA                NE      68124      SFD         7.625       6.750     $ 7,077.94
4323711     WINFIELD             IL      60190      SFD         7.500       6.750     $ 2,359.85
4323733     BROOKFIELD           WI      53045      SFD         7.500       6.750     $ 2,796.86
4323766     HERNDON              VA      20170      SFD         7.250       6.750     $ 2,799.65
4323791     EAST CHINA           MI      48054      SFD         7.625       6.750     $ 2,477.28
4323811     MONTVILLE            NJ      07082      SFD         8.000       6.750     $ 2,283.85
4323832     LEMONT               IL      60439      SFD         8.250       6.750     $ 2,824.77
4323892     SAINT LOUIS          MO      63131      SFD         8.250       6.750     $ 5,538.43
4323910     CARLSBAD             CA      92009      SFD         7.375       6.750     $ 3,280.71
4323919     MARCO ISLAND         FL      34145      SFD         7.500       6.750     $ 3,170.94
4323943     EAST HADDAM          CT      06423      SFD         7.375       6.750     $ 3,315.24
4323953     FAIRFAX STATI        VA      22039      SFD         7.625       6.750     $ 3,661.06
4324006     MANASSAS             VA      20112      SFD         7.625       6.750     $ 2,434.81
4324024     SEATTLE              WA      98199      SFD         7.375       6.750     $ 2,807.60
4324027     CARLSBAD             CA      92009      PUD         8.250       6.750     $ 3,005.07
4324081     STAMFORD             CT      06905      SFD         7.375       6.750     $ 2,279.23
4324090     REDMOND              WA      98052      SFD         7.500       6.750     $ 2,420.69
4324101     MADISON              WI      53705      SFD         7.375       6.750     $ 3,154.66
4324108     BOTHELL              WA      98012      SFD         7.250       6.750     $ 2,332.71
4324153     BURR RIDGE           IL      60521      SFD         8.250       6.750     $ 2,997.55
4324167     EDMONDS              WA      98026      SFD         7.625       6.750     $ 2,661.31
4325276     MAUMELLE             AR      72113      PUD         7.375       6.750     $ 3,268.50
4271249     NORTH MIAMI B        FL      33179      SFD         7.625       6.750     $ 2,698.82
4280461     VILLAGE OF WO        MI      48390      SFD         7.625       6.750     $ 2,441.89
6038043     MARBLEHEAD           MA      01945      SFD         7.875       6.750     $ 4,350.42
6028552     BURBANK              CA      91504      SFD         7.125       6.750     $ 2,020.48


                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]


WFMBS
WFMBS 2001-24 EXHIBIT F-3 (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)         (ix)              (x)      (xi)       (xii)        (xiii)     (xv)       (xvi)
--------    --------------    -----    -------    ---------    -------    -------    --------
            CUT-OFF
MORTGAGE    DATE                                  MORTGAGE     MASTER     FIXED
LOAN        PRINCIPAL                             INSURANCE    SERVICE    SERVICE    RETAINED
NUMBER      BALANCE           LTV      SUBSIDY    CODE         FEE        FEE        YIELD
--------    --------------    -----    -------    ---------    -------    -------    --------

4291808     $   449,666.03    74.38                              0.250      0.017      0.483
4297219     $   399,703.14    57.55                              0.250      0.017      0.483
6028908     $   310,820.19    75.00                              0.250      0.017      0.858
4301425     $   349,452.27    72.92                              0.250      0.017      0.233
4301508     $   319,511.52    80.00                              0.250      0.017      0.358
4301521     $   342,463.25    68.60                              0.250      0.017      0.233
4304619     $   344,086.92    64.80                              0.250      0.017      0.483
4304658     $   343,512.85    73.19                              0.250      0.017      0.733
4304681     $   319,523.54    72.73                              0.250      0.017      0.483
4305315     $   356,937.76    80.00                              0.250      0.017      0.483
4311122     $   309,549.84    80.00                              0.250      0.017      0.608
4311149     $   399,419.16    65.57                              0.250      0.017      0.608
4311202     $   345,954.86    90.00                 33           0.250      0.017      0.233
4311253     $   323,505.40    61.83                              0.250      0.017      0.358
4311286     $   349,395.62    72.61                              0.250      0.017      0.000
4311311     $   326,700.53    80.00                              0.250      0.017      0.358
4311405     $   330,238.56    69.68                              0.250      0.017      0.233
4311778     $   349,452.27    36.46                              0.250      0.017      0.233
4314483     $   469,286.42    72.31                              0.250      0.017      0.483
4314533     $   466,304.67    61.05                              0.250      0.017      0.483
4326545     $   599,061.05    33.33                              0.250      0.017      0.233
4326574     $   384,069.30    77.78                              0.250      0.017      0.358
4327302     $   419,342.74    70.59                              0.250      0.017      0.233
4327364     $   300,321.30    80.00                              0.250      0.017      0.233
5006160     $   248,010.48    79.81                              0.250      0.017      0.108
6018748     $   301,129.33    80.00                              0.250      0.017      0.233
4242726     $   334,820.89    75.00                              0.250      0.017      0.483
4292735     $   338,725.74    80.00                              0.250      0.017      0.858
4295833     $   339,199.48    80.00                              0.250      0.017      0.233
4296890     $   647,059.02    80.00                              0.250      0.017      0.608
4323691     $   996,721.04    62.50                              0.250      0.017      0.608
4323711     $   336,997.10    75.00                              0.250      0.017      0.483
4323733     $   399,404.42    78.51                              0.250      0.017      0.483
4323766     $   409,433.74    79.99                              0.250      0.017      0.233
4323791     $   349,468.88    76.09                              0.250      0.017      0.608
4323811     $   310,830.91    74.64                              0.250      0.017      0.983
4323832     $   375,518.81    86.44                 13           0.250      0.017      1.233
4323892     $   647,853.29    78.31                              0.250      0.017      1.233
4323910     $   473,909.00    74.81                              0.250      0.017      0.358
4323919     $   452,824.77    60.47                              0.250      0.017      0.483
4323943     $   479,267.28    66.21                              0.250      0.017      0.358
4323953     $   516,119.74    79.91                              0.250      0.017      0.608
4324006     $   343,248.31    80.00                              0.250      0.017      0.608
4324024     $   405,566.33    61.59                              0.250      0.017      0.358
4324027     $   399,488.11    66.89                              0.250      0.017      1.233
4324081     $   329,496.24    80.00                              0.250      0.017      0.358
4324090     $   345,684.51    74.45                              0.250      0.017      0.483
4324101     $   455,700.92    79.43                              0.250      0.017      0.358
4324108     $   341,414.87    90.00                 6            0.250      0.017      0.233
4324153     $   398,231.47    72.55                              0.250      0.017      1.233
4324167     $   375,453.99    80.00                              0.250      0.017      0.608
4325276     $   472,509.59    80.00                              0.250      0.017      0.358
4271249     $   380,746.29    79.99                              0.250      0.017      0.608
4280461     $   344,750.30    78.41                              0.250      0.017      0.608
6038043     $   598,753.09    66.67                              0.250      0.017      0.858
6028552     $   298,686.56    63.81                              0.250      0.017      0.108

            $22,355,303.69

COUNT:                 56
WAC:           7.52629524
WAM:          353.7862955
WALTV:        72.26875507


                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]

WFMBS
WFMBS 2001-24 EXHIBIT F-3 (Continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)              (xvii)                              (xviii)
--------         ---------------------------         ---------------------------

MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER           SERVICER                            SELLER
--------         ---------------------------         ---------------------------
4291808          COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
4297219          COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
6028908          COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
4301425          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4301508          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4301521          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4304619          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4304658          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4304681          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4305315          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311122          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311149          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311202          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311253          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311286          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311311          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311405          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4311778          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4314483          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4314533          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4326545          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4326574          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4327302          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4327364          COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
5006160          FIRST HORIZON HOME LOAN COR         FIRST HORIZON HOME LOAN COR
6018748          HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
4242726          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4292735          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4295833          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4296890          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323691          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323711          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323733          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323766          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323791          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323811          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323832          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323892          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323910          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323919          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323943          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4323953          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324006          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324024          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324027          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324081          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324090          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324101          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324108          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324153          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4324167          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4325276          HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4271249          HSBC MORTGAGE CORP (USA)            HSBC MORTGAGE CORP (USA)
4280461          HSBC MORTGAGE CORP (USA)            HSBC MORTGAGE CORP (USA)
6038043          HSBC MORTGAGE CORP (USA)            HSBC MORTGAGE CORP (USA)
6028552          NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C


COUNT:                       56
WAC:                 7.52629524
WAM:                353.7862955
WALTV:              72.26875507

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)
Loan Information
----------------

      Name of Mortgagor:           _____________________________________

      Servicer
      Loan No.:                    _____________________________________

Custodian/Trustee
-----------------

      Name:                        _____________________________________

      Address:                     _____________________________________
                                   _____________________________________
      Custodian/Trustee
      Mortgage File No.:           _____________________________________

Seller
------

      Name:                        _____________________________________


      Address:                     _____________________________________
                                   _____________________________________

      Certificates:                Mortgage Pass-Through Certificates,
                                   Series 2001-24

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-24, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of October 30, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

      ( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

      ( )   Mortgage recorded on _____________________ as instrument no.
            ______________ in the County Recorder's Office of the County of
            ____________________, State of _______________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( )   Deed of Trust recorded on ____________________ as instrument no.
            _________________ in the County Recorder's Office of the County of
            ___________________, State of _________________ in book/reel/docket
            ____________________ of official records at page/image ____________.

      ( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
            ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

      ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            ( )   _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By: ________________________________



                                       Title: ________________________

Date: ________________, 20__

                                    EXHIBIT H

                                            AFFIDAVIT PURSUANT TO SECTION
                                            860E(e)(4) OF THE INTERNAL
                                            REVENUE CODE OF 1986, AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [       ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-24, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                       [NAME OF PURCHASER]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.



____________________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:   Wells Fargo Asset Securities Corporation,
      Series 2001-24, Class A-R
      -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                       Very truly yours,


                                       [Transferor]


                                       ----------------------

                                    EXHIBIT J




                   WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-24
                       CLASS [B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-24, Class [B-4][B-5][B-6] Certificates (the "Class [B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 30, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-24.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 20__, relating to the Class [B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: ______________________________


                                       Its: ______________________________

                                    EXHIBIT K

                                   [RESERVED]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

             Wells Fargo Home Mortgage, Inc. Servicing Agreement

                  HomeSide Lending, Inc. Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

             HSBC Mortgage Corporation (USA) Servicing Agreement

                  Colonial Savings, F.A. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                National City Mortgage Co. Servicing Agreement

             CUNA Mutual Mortgage Corporation Servicing Agreement

                 Chevy Chase Bank, F.S.B. Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

           First Horizon Home Loan Corporation Servicing Agreement

                                    EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ______________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-24, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of October 30, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

            ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.2 Definitions Incorporated by Reference.

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.




                          SPECIAL SERVICING PROCEDURES

            Section 1.3 Reports and Notices.

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 1.4 Purchaser's Election to Delay Foreclosure Proceedings.

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 1.5 Purchaser's Election to Commence Foreclosure
Proceedings.

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 1.6 Termination.

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.




                       COLLATERAL FUND; SECURITY INTEREST

            Section 1.7 Collateral Fund.

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-24." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 1.8 Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 1.9 Grant of Security Interest.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 1.10 Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.




                            MISCELLANEOUS PROVISIONS

            Section 1.11 Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 1.12 Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 1.13 Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 1.14 Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,
                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:  301-696-7800
                  Fax: 301-815-6365

            (b)   in the case of the Purchaser,

                  ___________________________________

                  ___________________________________

                  ___________________________________

                  ___________________________________

                  ___________________________________

                  Attention:_________________________

            Section 1.15 Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 1.16 Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 1.17 Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 1.18 Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 1.19 Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

                  Wells Fargo Asset Securities Corporation,
              Mortgage Pass-Through Certificates, Series 2001-24
               Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
--------                             ------------------     ------------------

WFHM (Type 1)                             Mid-Month             Mid-Month
WFHM (Type 2)                            Prior Month           Prior Month
HomeSide Lending, Inc.                   Prior Month           Prior Month
Countrywide Home Loans, Inc.             Prior Month           Prior Month
HSBC Mortgage Corporation (USA)           Mid-Month            Prior Month
Colonial Savings, F.A.                    Mid-Month            Prior Month
First Horizon Home Loan Corporation       Mid-Month            Prior Month
National City Mortgage Co.                Mid-Month            Prior Month
Hibernia National Bank                    Mid-Month            Prior Month